                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                             DESTEC ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of registrant as specified in its charter)

                                             DESTEC ENERGY, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock, $.01 par value, of Destec Energy, Inc. ("Company Common Stock")
     (2) Aggregate number of securities to which transaction applies:
         (i) 56,127,024 shares of Company Common Stock, (ii) options to purchase 2,521,607 shares of Company Common Stock (excluding options whose per share exercise price is greater than the Merger Consideration (as defined below)) pursuant to the Destec Energy, Inc. Amended and Restated 1990 Award and Option Plan (the "Stock Plan"), (iii) 65,125 shares of deferred stock awarded pursuant to the Stock Plan, (iv) 42,559 shares of deferred stock awarded pursuant to the Destec Energy, Inc. 1995 Variable Pay Plan (the "Variable Pay Plan"), plus (v) 69,488 shares of Company Common Stock subscribed to pursuant to the Destec Energy, Inc. Employees' Stock Purchase Plan (the "Stock Purchase Plan").
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         The filing fee of one-50th of one percent of the proposed cash payment to security holders was based upon the following calculation: one-50th of one percent of the sum of (i) 56,127,024 issued and outstanding shares of Company Common Stock and 107,684 shares of deferred stock awarded pursuant to the Stock Plan and the Variable Pay Plan multiplied by $21.65 per share (the "Merger Consideration"); (ii) options to purchase 2,521,607 shares of Company Common Stock pursuant to the Stock Plan (excluding options whose per share exercise price is greater than the Merger Consideration) multiplied by the Merger Consideration less $12.7684 per share which is the weighted average of the per share exercise prices of such options; and (iii) 69,488 shares of Company Common Stock subscribed to pursuant to the Stock Purchase Plan multiplied by the Merger Consideration less the per share subscription price of $11.25 per share.
     (4) Proposed maximum aggregate value of transaction:
         $1,240,600,008.13
     (5) Total fee paid:
         $248,120.00

/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

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                                                    DESTEC ENERGY, INC.
                                                  2500 CITYWEST BLVD., SUITE 150
                                                  P.O. BOX 4411
                                                       HOUSTON, TEXAS 77210-4411
                                                 (713) 735-4000

                                                                     May 5, 1997

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Destec Energy, Inc. (the "Company") to be held on June 4, 1997 at 2:00 p.m., local time, at 2500 CityWest Boulevard, Houston, Texas, Room 601 (the "Annual Meeting"). A Notice of the Annual Meeting, a Proxy Statement containing information about the matters to be acted upon at the Annual Meeting and a proxy card are enclosed.

    At the Annual Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 17, 1997 (the "Merger Agreement"), by and among the Company, The Dow Chemical Company ("Dow"), NGC Corporation ("NGC") and NGC Acquisition Corporation II, a wholly owned subsidiary of NGC ("Purchaser"), pursuant to which, among other things, Purchaser will merge with and into the Company (the "Merger"). The surviving corporation after the Merger will be a wholly owned subsidiary of NGC. Pursuant to the Merger Agreement, among other things, each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock"), other than shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and perfected under the Delaware General Corporation Law, shares of Common Stock held by the Company as treasury stock and shares of Common Stock owned by NGC, Purchaser or any other subsidiary of NGC (which will be cancelled), will be converted into the right to receive $21.65 in cash, without interest.

    The Board of Directors has fixed the close of business on May 5, 1997 as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. In determining to approve and recommend adoption of the Merger Agreement, the Board of Directors carefully reviewed and considered the terms and conditions of the proposed Merger, as well as a number of other factors. In addition, the Board of Directors has received the written opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of Common Stock pursuant to the Merger is fair, from a financial point of view, to such holders. The full text of the written opinion of Morgan Stanley is set forth as Annex B to the accompanying Proxy Statement.

    Approval and adoption of the Merger Agreement requires the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote. Dow, which holds over 80% of the outstanding Common Stock, has agreed to vote its shares of Common Stock for approval and adoption of the Merger Agreement. Therefore, sufficient votes will be cast for approval and adoption of the Merger Agreement to ensure its passage without the vote of any stockholder other than Dow.

    At the Annual Meeting, you will also be asked to (i) elect three members to the Board of Directors to hold office as Class I Directors until the earliest of the 2000 Annual Meeting of Stockholders, the consummation of the Merger or the election, appointment and qualification of their respective successors; and (ii) ratify the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 or until the Merger is consummated. The Board of Directors has nominated Charles F. Goff, Robert W. Gallant and Joel V. Staff to be elected as Class I Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE (I) ELECTION OF CHARLES F. GOFF, ROBERT W. GALLANT AND JOEL V. STAFF AS CLASS I DIRECTORS OF THE COMPANY AND (II) RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

    The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary for the ratification of the reappointment of Deloitte & Touche LLP as the Company's independent auditors. Because Dow holds over 80% of the outstanding Common Stock, Dow may effect the election of the nominees for Director and the ratification of the reappointment of the auditors without the concurrence of any other stockholder. Dow has advised the Company that it intends to vote in favor of the nominees for Director and the ratification of the reappointment of the auditors.

    The accompanying Proxy Statement provides a detailed description of the proposed Merger, the Merger Agreement and the transactions contemplated thereby, information on the nominees for Director identified above and other important information relating to the Company, Dow, NGC and Purchaser. Stockholders should read this material in its entirety and consider it carefully.

    PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES AND RECEIPT OF PAYMENT FOR YOUR SHARES AFTER THE MERGER IS EFFECTIVE.

    You may attend the Annual Meeting whether or not you have previously returned your proxy card.

                                          Sincerely,
                                          /s/ Charles F. Goff

                                          CHARLES F. GOFF
                                          Chairman of the Board and
                                          Chief Executive Officer

                              DESTEC ENERGY, INC.
                       2500 CITYWEST BOULEVARD, SUITE 150
                              HOUSTON, TEXAS 77042

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

To the Stockholders:

    The Annual Meeting of Stockholders (the "Annual Meeting") of Destec Energy, Inc. (the "Company") will be held on June 4, 1997 at 2:00 p.m., local time, at 2500 CityWest Boulevard, Houston, Texas, Room 601, for the following purposes:

        (i) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 17, 1997 (the "Merger Agreement"), by and among the Company, The Dow Chemical Company ("Dow"), NGC Corporation ("NGC") and NGC Acquisition Corporation II, a wholly owned subsidiary of NGC ("Purchaser"), pursuant to which, among other things, Purchaser will merge with and into the Company (the "Merger"). The surviving corporation after the Merger will be a wholly owned subsidiary of NGC. Pursuant to the Merger Agreement, among other things, each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock"), other than shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and perfected under the Delaware General Corporation Law (the "DGCL"), shares of Common Stock held by the Company as treasury stock and shares of Common Stock owned by NGC, Purchaser or any other subsidiary of NGC (which will be cancelled), will be converted into the right to receive $21.65 in cash, without interest;

        (ii) To elect three members to the Board of Directors to hold office as Class I Directors until the earliest of the 2000 Annual Meeting of Stockholders, the consummation of the Merger, or the election, appointment and qualification of their respective successors;

        (iii) To ratify the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 or until the Merger is consummated; and

        (iv) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on May 5, 1997 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of Common Stock at that time are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available to any stockholder for any purpose relevant to the Annual Meeting, for 10 days before the meeting at the Company's Houston offices at 2500 CityWest Boulevard, Houston, Texas.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. IN ADDITION, THE BOARD OF DIRECTORS HAS NOMINATED CHARLES F. GOFF, ROBERT W. GALLANT AND JOEL V. STAFF FOR ELECTION AS CLASS I DIRECTORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF SUCH PERSONS AS CLASS I DIRECTORS TO HOLD OFFICE AS SPECIFIED ABOVE. THE BOARD OF DIRECTORS HAS ALSO REAPPOINTED DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF SUCH FIRM AS THE COMPANY'S INDEPENDENT AUDITORS.

    Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote thereon. Dow, which holds approximately 80% of the outstanding Common Stock, has agreed to vote its shares of Common Stock for approval and adoption of the Merger Agreement. Therefore, sufficient votes will be cast for approval and adoption of the Merger Agreement to ensure its passage without the vote of any stockholder other than Dow.

    The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary for the ratification of the reappointment of Deloitte & Touche LLP as the Company's independent auditors. Because Dow holds over 80% of the outstanding Common Stock, Dow may effect the election of the nominees for Director and the ratification of the reappointment of the auditors without the concurrence of any other stockholder. Dow has advised the Company that it intends to vote in favor of the nominees for Director and the ratification of the reappointment of the auditors.

    If the Merger is consummated, any stockholder of the Company who does not vote in favor of approval and adoption of the Merger Agreement and who complies with the requirements of Section 262 of the DGCL will be entitled to seek appraisal of their shares of Common Stock. See "STOCKHOLDERS' RIGHTS OF APPRAISAL" in the accompanying Proxy Statement.

    This Notice, the accompanying Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors. You may attend the Annual Meeting whether or not you have previously returned your proxy card.

                            ------------------------

    PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES AND RECEIPT OF PAYMENT FOR YOUR SHARES AFTER THE MERGER IS EFFECTIVE.

                            ------------------------

                                          By Order of the Board of Directors

                                          /s/ Marian M. Davenport

                                          Marian M. Davenport
                                          Vice President, General Counsel and
                                          Secretary

May 5, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AT THE ANNUAL MEETING.

                              DESTEC ENERGY, INC.
                       2500 CITYWEST BOULEVARD, SUITE 150
                              HOUSTON, TEXAS 77042

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is being furnished to stockholders of Destec Energy, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on June 4, 1997 at 2:00 p.m., local time, at 2500 CityWest Boulevard, Houston, Texas, Room 601, and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card are first being sent to holders of Common Stock on or about May 6, 1997.

    THE MERGER PROPOSAL. At the Annual Meeting, stockholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 17, 1997 (the "Merger Agreement"), by and among the Company, The Dow Chemical Company, a Delaware corporation ("Dow"), NGC Corporation, a Delaware corporation ("NGC"), and NGC Acquisition Corporation II, a Delaware corporation and a wholly owned subsidiary of NGC ("Purchaser"), pursuant to which, among other things, Purchaser will merge with and into the Company (the "Merger"). The surviving corporation after the Merger (the "Surviving Corporation") will be a wholly owned subsidiary of NGC. Pursuant to the Merger Agreement, each share of Common Stock, other than shares as to which dissenters' rights of appraisal have been duly asserted and perfected under the Delaware General Corporation Law (the "DGCL"), shares of Common Stock held by the Company as treasury stock, and shares of Common Stock owned by NGC, Purchaser or any other subsidiary of NGC (which will be cancelled), will be converted into the right to receive $21.65 in cash, without interest (the "Merger Consideration"). See "THE MERGER AGREEMENT -- Merger Consideration; Conversion of Shares."

    Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote thereon and the receipt of certain approvals, including the approval of the Federal Energy Regulatory Commission. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be consummated. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger." Dow, which holds over 80% of the outstanding Common Stock, has agreed to vote its shares of Common Stock for approval and adoption of the Merger Agreement and the transactions contemplated thereby. Therefore, sufficient votes will be cast for approval and adoption of the Merger Agreement to ensure its passage without the vote of any stockholder other than Dow.

    ELECTION OF DIRECTORS. At the Annual Meeting, stockholders will also be asked to elect three members to the Board, to hold office as Class I Directors until the earliest of the 2000 Annual Meeting of Stockholders, the consummation of the Merger or the election, appointment and qualification of their respective successors. The Board has nominated Charles F. Goff, Robert W. Gallant and Joel
V. Staff to be elected as Class I Directors. The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary for the election of Directors. Because Dow holds over 80% of the outstanding Common Stock, Dow may effect the election of the nominees for Director without the concurrence of any other stockholder. Dow has advised the Company that it intends to vote in favor of the election of Charles F. Goff, Robert W. Gallant and Joel V. Staff as Class I Directors.

                The date of this Proxy Statement is May 5, 1997.

    RATIFICATION OF INDEPENDENT AUDITORS. At the Annual Meeting, stockholders will also be asked to ratify the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 or until the Merger is consummated. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary to approve the ratification of the reappointment of Deloitte & Touche LLP as described above. Because Dow holds over 80% of the outstanding Common Stock, Dow may effect the ratification of the reappointment of the auditors without the concurrence of any other stockholder. Dow has advised the Company that it intends to vote in favor of the ratification of the reappointment of Deloitte & Touche LLP as the Company's independent auditors.

    Only holders of record of Common Stock at the close of business on May 5, 1997, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 56,160,431 shares of Common Stock were outstanding, which constituted the only outstanding class of voting securities of the Company.

    The enclosed proxy provides that each stockholder may specify that his or her shares of Common Stock be voted "for," "against" or "abstain" from voting with respect to the approval and adoption of the Merger Agreement and the ratification of the reappointment of the auditors. Any stockholder executing and returning a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee's name in the space provided on the proxy or to withhold authority with respect to any other matters submitted to a vote of the stockholders. If properly executed and returned in time for the Annual Meeting, the enclosed proxy will be voted in accordance with the choice specified. If a properly executed proxy is returned, but no choice is specified, the shares will be voted "for" the approval and adoption of the Merger Agreement, the election of the nominees as directors and the ratification of the reappointment of the auditors. Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company either a written notice of revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). The Board knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any postponement or adjournment thereof.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Copies of periodic reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is: http://www.sec.gov. In addition, the Common Stock is listed and traded on the New York Stock Exchange (the "NYSE"). Reports, proxy statements and other information can also be inspected and copied at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, WITHOUT CHARGE ON WRITTEN OR ORAL REQUEST DIRECTED TO DESTEC ENERGY, INC. C/O INVESTOR RELATIONS, 2500 CITYWEST BOULEVARD, SUITE 150, HOUSTON, TEXAS 77042, OR BY CALLING (713) 735-4000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY MAY 28, 1997. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID.

    The following documents, previously filed with the Commission by the Company (File No. 1-10592) pursuant to the Exchange Act, are incorporated by reference in this Proxy Statement:

        1. The Company's 1997 Annual Report to Stockholders (the "Company Annual Report").

        2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Company 10-K").

        3. The Company's Current Report on Form 8-K dated February 17, 1997, filed with the Commission on February 20, 1997.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO THE COMPANY HAS BEEN SUPPLIED BY THE COMPANY, ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO NGC, PURCHASER AND THEIR AFFILIATES HAS BEEN SUPPLIED BY NGC AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO DOW HAS BEEN SUPPLIED BY DOW. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, NGC, PURCHASER OR DOW SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           FORWARD-LOOKING STATEMENTS

    This Proxy Statement, including documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company Annual Report which is incorporated by reference in this Proxy Statement.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................          2

INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE.............................          3

FORWARD-LOOKING STATEMENTS..............          3

SUMMARY.................................          6
  The Company...........................          6
  NGC and Purchaser.....................          6
  The Annual Meeting....................          6
  The Merger............................          7
  Stockholders' Rights of Appraisal.....          9
  Market Prices and Dividends...........          9
  Election of Directors.................          9
  Ratification of Independent
    Auditors............................          9
  Recent Events.........................          9
  Selected Consolidated Financial
    Data................................         10

THE ANNUAL MEETING......................         11
  Date, Time and Place..................         11
  Purpose of the Annual Meeting.........         11
  Record Date, Voting Rights and Vote
    Required............................         11
  Proxies...............................         12
  Stockholders' Rights of Appraisal.....         13

THE MERGER..............................         14
  Background of the Merger..............         14
  Recommendation of the Board; Fairness
    of the Merger.......................         17
  Financial Advisor; Fairness Opinion...         18
  Certain Effects of the Merger.........         21
  Interests of Certain Persons in the
    Merger..............................         22
  Accounting Treatment of the Merger....         25
  Certain Federal Income Tax
    Consequences to Stockholders other
    than Dow............................         25
  Certain Financial Considerations......         26
  Certain Projections...................         26

STOCKHOLDERS' RIGHTS OF APPRAISAL.......         29

THE MERGER AGREEMENT....................         32
  Effective Time........................         32
  Merger Consideration; Conversion of
    Shares..............................         32
  Procedure for Payment.................         32
  Dissenters' Rights....................         33
  Payments under Certain Awards.........         34
  Certain Representations and
    Warranties..........................         34
  Conduct of Business Pending the
    Closing.............................         35
  No Solicitation of Proposals..........         36
  Employee Matters......................         37
  Directors' and Officers' Insurance and
    Indemnification.....................         38
  Tax Matters...........................         39
  Certain Other Covenants...............         40
  Conditions to Consummation of the
    Merger..............................         41
  Termination...........................         42
  Miscellaneous.........................         42

REGULATORY MATTERS......................         43
  HSR Act...............................         43
  Federal Power Act.....................         43
  Foreign Regulatory Matters............         44

ELECTION OF DIRECTORS...................         44

THE BOARD OF DIRECTORS AND ITS
  COMMITTEES............................         44
  Directors to be Elected at the
    Meeting.............................         44
  Directors Whose Terms Extend Beyond
    the Meeting.........................         45
  Compliance with Section 16(a) of the
    Securities Exchange Act of 1934.....         46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.................         46

DIRECTOR AND EXECUTIVE OFFICER
  COMPENSATION..........................         47
  Summary Compensation Table............         47
  Option/SAR Grants in Last Fiscal
    Year................................         49
  Aggregate Option/SAR Exercises in Last
    Fiscal Year and Fiscal Year-end
    Option/SAR Values...................         49
  Severance and Services Agreements.....         50
  Compensation Adjustment Agreements....         50
  Salary Continuation Plan..............         50
  Compensation Committee Interlocks and
    Insider Participation...............         51

REPORT OF THE COMPENSATION COMMITTEE AND
  STOCK AWARD COMMITTEE ON EXECUTIVE
  COMPENSATION..........................         51
  Executive Officers Generally..........         51
  Base Salary Compensation..............         51
  Variable Pay Program..................         51
  Stock Based Awards....................         52
  Compensation of Charles F. Goff, Chief
    Executive Officer...................         52

STOCK PERFORMANCE GRAPH.................         53

RATIFICATION OF INDEPENDENT AUDITORS....         54

CERTAIN INFORMATION CONCERNING THE
  COMPANY...............................         54
  The Company...........................         54
  Directors and Executive Officers......         54

CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS..........................         56
  Transactions with Directors or
    Executive Officers..................         56
  The Dow Agreements....................         56

CERTAIN INFORMATION CONCERNING NGC AND
  PURCHASER.............................         57

CERTAIN INFORMATION CONCERNING DOW......         57

MARKET PRICES OF THE COMMON STOCK AND
  DIVIDEND POLICY.......................         57
  Market Prices.........................         57
  Dividends.............................         57

OTHER BUSINESS..........................         58

INDEPENDENT AUDITORS....................         58

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL
  MEETING...............................         58

INDEX TO FINANCIAL STATEMENTS...........        F-1

ANNEXES
  Annex A -- Agreement and Plan of Merger
  Annex B -- Opinion of Morgan Stanley & Co.
             Incorporated
  Annex C -- Section 262 of the DGCL

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND IS PRESENTED HEREIN SOLELY TO FURNISH LIMITED INTRODUCTORY INFORMATION REGARDING THE PROPOSED MERGER AND THE PARTIES THERETO. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT AND THE ANNEXES HERETO, TO WHICH REFERENCE IS MADE FOR A COMPLETE STATEMENT OF THE MATTERS DISCUSSED BELOW. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, INCLUDING THE ANNEXES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, IN THEIR ENTIRETY AND TO CONSIDER THEM WITH CARE. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THE PROXY STATEMENT.

THE COMPANY

    Destec Energy, Inc. (the "Company") is one of the largest independent producers of electricity in the world. The Company is in the business of (i) developing, operating and managing projects which produce electricity, thermal energy and syngas; (ii) marketing and selling, electricity, thermal energy, natural gas and lignite; and (iii) investing in projects, entities and natural resources which support its strategic objectives. The Company's United States portfolio includes interests in 20 operating facilities, 15 of which the Company operates and manages; the Company's international portfolio presently includes interests in four projects. The principal executive offices of the Company are located at 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042, and its telephone number is (713) 735-4000.

NGC AND PURCHASER

    NGC Corporation ("NGC") is a leading North American marketer of natural gas, natural gas liquids, crude oil and electric power and is engaged in natural gas gathering, processing and transportation through ownership and operation of natural gas processing plants, storage facilities and pipelines. NGC Acquisition Corporation II ("Purchaser"), which is a wholly owned subsidiary of NGC, is a recently organized corporation that has not conducted any business except in conjunction with the transactions contemplated by the Merger Agreement. The principal executive office of NGC and Purchaser is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is
(713) 507-6400.

THE ANNUAL MEETING

    DATE, TIME AND PLACE. The Annual Meeting of Stockholders of the Company will be held on June 4, 1997 at 2:00 p.m., local time, at 2500 CityWest Boulevard, Houston, Texas, Room 601 and at any adjournment or postponement thereof (the "Annual Meeting").

    PURPOSE. At the Annual Meeting, holders of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 17, 1997 (the "Merger Agreement"), by and among the Company, The Dow Chemical Company ("Dow"), NGC and Purchaser, and the transactions contemplated thereby, including, among other things, the merger of Purchaser with and into the Company (the "Merger"). See "THE ANNUAL MEETING -- Date, Time and
Place; -- Purpose of the Annual Meeting."

    At the Annual Meeting, holders of Common Stock will also be asked to (i) elect three members to the Board of Directors of the Company (the "Board"), to hold office as Class I Directors until the earliest of the 2000 Annual Meeting of Stockholders, the consummation of the Merger or the election, appointment and qualification of their respective successors; and (ii) ratify the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 or until the Merger is consummated. The Board has nominated Charles F. Goff, Robert W. Gallant and Joel V. Staff to be elected as Class I Directors. See "THE ANNUAL MEETING -- Date, Time and Place; -- Purpose of the Annual Meeting."

    RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE. Only holders of record of Common Stock issued and outstanding as of the close of business on May 5, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 56,160,431 shares of Common Stock issued and outstanding and entitled to vote held by 765 holders of record. See "THE ANNUAL MEETING -- Record Date, Voting Rights and Vote Required." As of the Record Date, Dow held of record approximately 80.2% of the outstanding shares of Common Stock.

    VOTE REQUIRED; QUORUM. The presence, either in person or by proxy, of the holders of not less than one-third of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Approval and adoption of the Merger Agreement requires the affirmative vote of at least 66 2/3% of the outstanding Common Stock entitled to vote thereon. The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary to approve the ratification of the reappointment of Deloitte & Touche LLP as the Company's independent auditors. Dow, which holds over 80% of the outstanding Common Stock, has agreed to vote its shares of Common Stock for approval and adoption of the Merger Agreement. Therefore, sufficient votes will be cast for approval and adoption of the Merger Agreement to ensure its passage without the vote of any stockholder other than Dow. Dow may also effect the election of the nominees for Director and the ratification of the reappointment of the Company's independent auditors without the concurrence of any other stockholder. See "THE ANNUAL MEETING -- Record Date, Voting Rights and Vote Required."

    PROXIES. The enclosed proxy provides that each stockholder of the Company may specify that his or her shares of Common Stock be voted "for", "against" or "abstain" from voting with respect to the approval and adoption of the Merger Agreement and the ratification of the reappointment of the Company's independent auditors. Any stockholder executing and returning a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee's name in the space provided on the proxy or to withhold authority with respect to any other matters submitted to a vote of the stockholders. If properly executed and returned in time for the Annual Meeting, the enclosed proxy will be voted in accordance with the choice specified. Where a signed proxy is returned, but no choice is specified, the Common Stock will be voted "for" approval of the Merger Agreement, the election of the directors nominated and the ratification of the reappointment of the Company's independent auditors.

    Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the Annual Meeting. A stockholder may revoke a proxy by
(i) delivering to the Secretary of the Company at the Company's principal offices before the Annual Meeting an instrument of revocation bearing a later date than the proxy; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder. See "THE ANNUAL MEETING -- Proxies."

THE MERGER

    GENERAL. If the Merger Agreement is approved and adopted by the stockholders of the Company and the other conditions to the parties' respective obligations to consummate the Merger are satisfied, or where permissible, waived, (i) Purchaser will merge with and into the Company and the separate corporate existence of Purchaser will cease, and (ii) the Surviving Corporation will be a wholly owned subsidiary of NGC. See "THE MERGER -- Certain Effects of the Merger."

    MERGER CONSIDERATION. As a result of the Merger, each share of Common Stock (other than shares as to which dissenters' rights have been duly asserted and perfected under the Delaware General Corporation Law (the "DGCL"), shares held by the Company as treasury stock, and shares owned by NGC, Purchaser or any other subsidiary of NGC) will be converted into the right to receive $21.65 in cash, without interest

(the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Common Stock. All shares of Common Stock that are held by the Company as treasury stock and any shares of Common Stock owned by NGC, Purchaser or any other subsidiary of NGC will be cancelled. See "THE MERGER AGREEMENT -- Procedure for Payment." Immediately prior to the Effective Time, cash payments will made to participants in the Company's Stock Plan, Variable Pay Plan and Stock Purchase Plan (each as defined hereinafter) in respect of awards outstanding thereunder. See "THE MERGER AGREEMENT -- Payments under Certain Awards."

    EFFECTIVE TIME. The Merger will become effective when the Certificate of Merger is filed with the Secretary of State of the State of Delaware or such later time as is specified in such certificate (the "Effective Time"). It is currently anticipated that such filing will be made as promptly as practicable following the closing date under the Merger Agreement, which will take place only after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement. Accordingly, there can be no assurance as to if or when the Merger will be consummated. See "THE MERGER AGREEMENT -- Effective Time; -- Conditions to Consummation of the Merger."

    CONDITIONS TO CONSUMMATION OF THE MERGER. The obligations of the Company, NGC and Purchaser to consummate the Merger are subject to certain conditions, including the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote thereon and the approval of the Federal Energy Regulatory Commission ("FERC"). See "THE MERGER
AGREEMENT -- Conditions to Consummation of the Merger."

    BACKGROUND. For a description of the events leading to approval of the Merger Agreement by the Board, see "THE MERGER -- Background of the Merger."

    RECOMMENDATION OF THE BOARD. At a meeting held on February 17, 1997, the Board, after considering the Merger Agreement and the transactions contemplated thereby, (i) determined that the Merger is fair to, and in the best interests of, the stockholders of the Company, (ii) approved the Merger Agreement and the transactions contemplated thereby, and (iii) determined to recommend to stockholders that they vote for approval and adoption of the Merger Agreement. See "THE MERGER -- Background of the Merger." For a discussion of factors the Board considered in arriving at its determination that the Merger is fair to, and in the best interests of, the stockholders of the Company, see "THE
MERGER -- Recommendation of the Board; Fairness of the Merger." THE BOARD RECOMMENDS THAT STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    OPINION OF FINANCIAL ADVISORS. At the February 17, 1997 meeting of the Board at which the Merger Agreement was approved and adopted by the Board, Morgan Stanley & Co. Incorporated ("Morgan Stanley") delivered its opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration is fair from a financial point of view to such holders. The full text of the opinion of Morgan Stanley, which set forth the assumptions made, matters considered and limits on review undertaken, is attached as Annex B and is incorporated herein by reference. STOCKHOLDERS SHOULD CAREFULLY READ THE OPINION OF MORGAN STANLEY IN ITS ENTIRETY. For a discussion of the factors that Morgan Stanley considered in reaching its opinion, see "THE MERGER -- Financial Advisor; Fairness Opinion."

    FEDERAL INCOME TAX CONSEQUENCES. The receipt of cash by a stockholder pursuant to the Merger or pursuant to the exercise of stockholders' rights of appraisal will be a taxable event for such stockholder for federal income tax purposes and may also be a taxable event under applicable local, state and foreign tax laws. For a more complete description of certain federal income tax consequences of the Merger, see "THE MERGER -- Certain Federal Income Tax Consequences to Stockholders Other than Dow" and "THE MERGER AGREEMENT -- Tax Matters."

STOCKHOLDERS' RIGHTS OF APPRAISAL

    The DGCL provides that, as a result of the Merger, any stockholder who shall have perfected appraisal rights will be entitled to receive payment in cash of the "fair value" of their shares of Common Stock. For a summary of the procedures applicable to the perfection of appraisal rights, see "STOCKHOLDERS' RIGHTS OF APPRAISAL" and Annex C hereto. Because of the complexity of the procedures for exercising these rights, stockholders who consider exercising such rights should seek the advice of counsel. Stockholders electing to exercise their appraisal rights must not vote for the approval and adoption of the Merger Agreement. If a stockholder returns a signed proxy but does not specify a vote against the adoption of the Merger Agreement or a direction to abstain, the proxy will be voted for the adoption of the Merger Agreement, which will have the effect of waiving that stockholder's appraisal rights. FAILURE TO TAKE ANY STEP IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS MAY RESULT IN THE TERMINATION OR WAIVER OF SUCH RIGHTS. SEE "STOCKHOLDERS' RIGHTS OF APPRAISAL."

MARKET PRICES AND DIVIDENDS

    The principal market on which the Common Stock is traded is the New York Stock Exchange (the "NYSE") under the ticker symbol "ENG." The Common Stock began public trading on the NYSE on March 15, 1991. On May 2, 1997, the last trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock were $21 1/8 and $20 7/8, respectively, as reported on the NYSE Composite Tape. On February 14, 1997, the last trading day before the public announcement of the execution of the Merger Agreement, the high and low sales prices of the Common Stock were $19 1/2 and $19 1/4, respectively, as reported on the NYSE Composite Tape. On September 30, 1996, the last trading day prior to the public announcement that the Company was considering strategic alternatives to maximize shareholder value, including a possible sale of the Company, the high and low sales prices of the Common Stock were $12 1/8 and $11 7/8, respectively, as reported on the NYSE Composite Tape. For information relating to market prices of and dividends on the Common Stock during the current year and the past two years, see "MARKET PRICES OF THE COMMON STOCK AND DIVIDEND POLICY." STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON STOCK.

ELECTION OF DIRECTORS

    Under the Company's by-laws, the number of directors constituting the entire Board shall be not less than six nor more than fifteen members, as authorized from time to time exclusively by a vote of a majority of the Board. The Board currently consists of nine members, divided into three classes, with each class usually elected to serve for a term of three years. The three nominees for Class I Directors recommended by the Board are presently serving as Class I Directors of the Company. See "ELECTION OF DIRECTORS." THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS.

RATIFICATION OF INDEPENDENT AUDITORS

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS RATIFY ITS REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997 OR UNTIL THE MERGER IS CONSUMMATED. Deloitte & Touche LLP is currently serving as the Company's independent auditors. See "RATIFICATION OF INDEPENDENT AUDITORS."

RECENT EVENTS

    On January 17, 1997, Tiger Bay Limited Partnership, in which the Company holds an equity interest of approximately 50%, executed an agreement for the sale of the Tiger Bay cogeneration facility, located in Fort Meade, Florida to a wholly owned subsidiary of Florida Power Corporation for approximately $445 million. The Company's estimated share of the proceeds after repayment of partnership debt and the net settlement of other partnership obligations is anticipated to be approximately $140 million. The sale is subject to certain conditions, including regulatory approvals and the sale of the Company.

SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected consolidated financial data of the Company and its subsidiaries for each of the five fiscal years ended December 31, 1992 through 1996. The expiration of two Texas power purchase contracts in 1994, and the expiration of the remaining power contract on April 30, 1995, substantially reduced the Company's revenues and operating income in 1995 from those levels previously attained. The year-end data have been derived from, should be read in conjunction with, and are qualified in their entirety by, the audited consolidated financial statements of the Company, including the notes thereto, which are included in this Proxy Statement. See "INDEX TO FINANCIAL STATEMENTS."

                                                                       YEAR ENDED DECEMBER 31
                                                   --------------------------------------------------------------
                                                       1996          1995         1994        1993        1992
                                                   ------------  ------------  ----------  ----------  ----------
                                                          (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues.......................................  $    577,912  $    641,496  $  726,693  $  673,818  $  507,561
  Operating costs and expenses...................       556,577       651,411     613,021     541,469     397,105
  Operating income (loss)........................        21,335        (9,915)    113,672     132,349     110,456
  Income before income taxes.....................        58,489        45,345     156,816     154,097     130,895
  Income before cumulative effect of change in
    accounting principle.........................        42,756        34,700     110,481     103,109      87,492
  Cumulative effect of change in accounting
    principle (2)................................            --            --          --          --      11,305
Net income.......................................  $     42,756  $     34,700  $  110,481  $  103,109  $   98,797
  Per share amounts:
  Income before cumulative effect of change in
    accounting principle.........................  $       0.75  $       0.59  $     1.84  $     1.67  $     1.41
  Cumulative effect of change in accounting
    principle (2)................................            --            --          --          --        0.18
  Net income per share (1).......................  $       0.75  $       0.59  $     1.84  $     1.67  $     1.59
BALANCE SHEET DATA:
  Total assets...................................  $  1,145,146  $  1,047,812  $  977,535  $  858,425  $  783,144
  Long-term liabilities..........................  $     50,089  $     46,172  $   37,099  $   32,809  $   35,454
  Project financing debt.........................  $     53,820            --          --          --          --
  Total stockholders' equity.....................  $    787,742       769,317  $  745,135  $  659,497  $  572,591

------------------------

(1) The weighted average shares outstanding were 56,932,000 at December 31, 1996, 58,659,000 at December 31, 1995, 60,151,000 at December 31, 1994,
    61,865,000 at December 31, 1993, and 62,248,000 at December 31, 1992.

(2) The Company implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" effective January 1, 1992.

                               THE ANNUAL MEETING

DATE, TIME AND PLACE

    This Proxy Statement is being furnished to the holders of Common Stock as of the Record Date in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on June 4, 1997 at 2:00 p.m., local time, at 2500 CityWest Boulevard, Houston, Texas, Room 601, and at any adjournment or postponement thereof.

PURPOSE OF THE ANNUAL MEETING

    At the Annual Meeting, holders of Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including, among other things, the merger of Purchaser with and into the Company, with the Company as the surviving corporation after the Effective Time (the "Surviving Corporation"). Pursuant to the Merger Agreement, each share of Common Stock, other than shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and perfected under the DGCL, shares of Common Stock which are held by the Company as treasury stock, and shares of Common Stock owned by NGC, Purchaser or any other subsidiary of NGC (which will be cancelled), will be converted into the right to receive the Merger Consideration. See "THE MERGER AGREEMENT -- Procedure for Payment." THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND APPROVED THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    At the Annual Meeting, holders of Common Stock will also be asked to (i) elect three members to the Board, to hold office as Class I Directors until the earliest of the 2000 Annual Meeting of Stockholders, the consummation of the Merger or the election, appointment and qualification of their respective successors; and (ii) ratify the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 or until the Merger is consummated. THE BOARD HAS NOMINATED CHARLES F. GOFF, ROBERT
W. GALLANT AND JOEL V. STAFF FOR ELECTION AS CLASS I DIRECTORS. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE (I) ELECTION OF SUCH PERSONS AS DIRECTORS TO HOLD OFFICE AS SPECIFIED ABOVE AND (II) RATIFICATION OF THE REAPPOINTMENT OF THE AUDITORS.

RECORD DATE, VOTING RIGHTS AND VOTE REQUIRED

    The Board has fixed the close of business on May 5, 1997 as the Record Date for the determination of holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Accordingly, only holders of record of Common Stock issued and outstanding as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On the Record Date, there were 56,160,431 shares of Common Stock issued and outstanding, and held by approximately 765 holders of record. On such date, 45,000,000 shares of Common Stock, or approximately 80.2% of the issued and outstanding Common Stock, were owned by Dow. The Common Stock is the only outstanding class of voting securities of the Company, and each share of Common Stock is entitled to one vote on each matter to be acted upon or which may come before the Annual Meeting.

    The presence, either in person or by proxy, of the holders of not less than one-third of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions of shares that are present at the Annual Meeting and broker non-votes (I.E., shares held by brokers in street name that are not entitled to a vote at the Annual Meeting due to the absence of specific instructions from the beneficial owners of such shares) are counted for the purpose of determining the presence of a quorum for the transaction of business. If a quorum is not present at the Annual Meeting, the presiding officer of the Annual Meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. If a notice of the adjourned meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be reconvened with those present constituting a quorum, then except as otherwise required by law, those present at such reconvened meeting shall constitute a quorum. Because Dow has agreed to vote its shares of Common Stock for approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, the Company expects that there will be a quorum present at the Annual Meeting.

    Approval and adoption of the Merger Agreement requires the affirmative vote of at least 66 2/3% of the outstanding Common Stock entitled to vote thereon. In determining whether the Merger Agreement has received the requisite number of votes under applicable Delaware law, abstentions and broker non-votes will be counted and will have the same effect as a vote against approval and adoption of the Merger Agreement.

    The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, will be necessary to approve the ratification of the reappointment of Deloitte & Touche LLP as independent auditors. Any stockholder executing and returning a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee's name in the space provided on the proxy or to withhold authority with respect to any other matters submitted to a vote of the stockholders. Votes that are withheld will be excluded entirely from the vote and will have no effect. In determining whether the ratification of the reappointment of the auditors have received the requisite number of votes under applicable Delaware law, abstentions will be counted and will have the same effect as a negative vote. Under the NYSE rules, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the reappointment of the auditors; broker non-votes, if any, will be disregarded and will have no effect on the outcome of such vote. With respect to any other proposals, no broker may vote shares in street name without specific instructions from the beneficial owners.

    BECAUSE DOW HAS AGREED TO VOTE ITS SHARES OF COMMON STOCK FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE COMPANY EXPECTS THAT SUFFICIENT VOTES WILL BE CAST FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY TO ENSURE APPROVAL WITHOUT THE VOTE OF ANY STOCKHOLDER OTHER THAN DOW. AS A HOLDER OF OVER 80% OF THE OUTSTANDING COMMON STOCK, DOW MAY ALSO EFFECT THE ELECTION OF THE NOMINEES FOR DIRECTOR AND THE RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS WITHOUT THE CONCURRENCE OF ANY OTHER STOCKHOLDER. Nonetheless, the Board encourages you to vote FOR approval and adoption of the Merger Agreement, FOR the election of the nominees for Director, and FOR the ratification of the reappointment of the Company's independent auditors by signing and returning the enclosed proxy or attending the Annual Meeting.

PROXIES

    This Proxy Statement is being furnished to holders of Common Stock as of the Record Date in connection with the solicitation of proxies by the Board for use at the Annual Meeting. If a stockholder does not return a properly executed proxy, and does not attend the Annual Meeting, his or her shares will not be voted, which will have the same effect as a vote against approval and adoption of the Merger Agreement. If signed and returned, the proxy will authorize the persons named as proxy to vote on the matters referred to therein. Shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting; however, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters. EXECUTED PROXIES THAT CONTAIN NO INSTRUCTIONS TO THE CONTRARY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS. STOCKHOLDERS SHOULD MARK THE RELEVANT BOXES ON THE PROXY TO INDICATE HOW THEIR SHARES OF COMMON STOCK ARE TO BE VOTED.

    Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use at the Annual Meeting. A stockholder may revoke a proxy by (i) delivering to the Secretary of the Company at the Company's principal offices before the Annual Meeting an instrument of revocation bearing a later date than the proxy; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

    If a quorum is not obtained, or if fewer shares are likely to be voted in favor of approval and adoption of the Merger Agreement than the number required for approval and adoption, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, including obtaining necessary regulatory approvals, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which theretofore have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in soliciting proxies for a fee estimated at $3,000 plus reimbursement of reasonable out-of-pocket expenses. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

    STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES WILL BE MAILED TO STOCKHOLDERS SHORTLY AFTER THE EFFECTIVE TIME OF THE MERGER. SEE "THE MERGER AGREEMENT -- PROCEDURE FOR PAYMENT."

STOCKHOLDERS' RIGHTS OF APPRAISAL

    Holders of the Common Stock have the right to demand judicial appraisal of, and obtain a cash payment for, the "fair value" of their shares of Common Stock (excluding any element of value arising from the consummation of the Merger), pursuant to Section 262 of the DGCL. In order to exercise such rights, such holders of Common Stock must not vote in favor of the Merger and must comply with the procedural requirements of Section 262 of the DGCL. The full text of
Section 262 of the DGCL is attached to this Proxy Statement as Annex C, and any stockholder of the Company desiring to exercise dissenters' rights of appraisal in connection with the Merger should consult with legal counsel prior to taking any action in order to ensure that the stockholder complies with the applicable statutory provision. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in the loss of appraisal rights. See "STOCKHOLDERS' RIGHTS OF APPRAISAL" and Annex C hereto.

                                   THE MERGER

    THE DISCUSSION IN THIS PROXY STATEMENT OF THE MERGER AND THE DESCRIPTION OF THE PRINCIPAL TERMS THEREOF ARE SUBJECT TO AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND WHICH IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY.

BACKGROUND OF THE MERGER

    At a meeting held on February 17, 1997, the Board, by the unanimous vote of all Directors, approved the Merger Agreement and determined that the Merger is fair to and in the best interests of the stockholders of the Company. The Board unanimously recommends that stockholders of the Company vote FOR approval and adoption of the Merger Agreement and the transactions related thereto, including the Merger. See "--Recommendation of the Board; Fairness of the Merger." The following discussion sets forth certain information relating to the background of the Merger.

    The Board, as part of its ongoing oversight and planning, has from time to time considered various alternatives that might be available to increase the value of the Company to all of its stockholders. At a meeting of the Board on August 13, 1996, the Board, due in part to recent changes in the independent power industry, determined to consider alternatives that might be available to the Company and to seek to engage Morgan Stanley to assist it in such matters.

    At a meeting of the Board on September 6, 1996, representatives of Morgan Stanley reviewed for the Board Morgan Stanley's initial analysis of the Company and its relative position in the independent power industry, as well as several alternatives available to the Company. At that meeting, Morgan Stanley reviewed with the Board certain strategic alternatives, including a possible sale of the Company through an auction process designed to maximize shareholder value, as well as other alternatives that merited further consideration. The Board determined to proceed with the consideration of such strategic alternatives and approved the engagement of Morgan Stanley. Because one of the likely alternatives under review was the possible sale of the Company, management and Morgan Stanley were requested to explore the interests of potential bidders who might be interested in making a proposal for the entire Company.

    On October 1, 1996, the Company issued a press release stating, among other things, the following:

    "Destec Energy, Inc. (NYSE:ENG), a leading independent power producer based in Houston, Texas, announced today that its Board of Directors has unanimously determined to retain the investment banking firm of Morgan Stanley & Co. Incorporated to assist Destec in exploring strategic alternatives to maximize shareholder value, including a possible sale of the Company. However, no decision has been made at this time to pursue any particular transaction."

    In October 1996, Morgan Stanley contacted a number of potential strategic and financial buyers, primarily with interests in the independent power industry, in order to determine whether any of those entities would be interested in considering an acquisition of the Company. In addition, Morgan Stanley received a number of unsolicited inquiries with respect to the Company. Those financially capable entities expressing an interest in continuing to review the possibility of such a transaction were asked to sign confidentiality agreements with the Company.

    In October and November 1996, parties who signed confidentiality agreements were provided with a confidential offering memorandum that had been prepared for this purpose by the Company with the assistance of Morgan Stanley.

    On November 6, 1996, Morgan Stanley sent a letter to the parties who had received confidential information requesting that such parties provide the Company with non-binding indications of interest, specifying the prices at which such parties believed they might pursue a transaction. On December 3, 1996, the Company received non-binding expressions of interest with respect to the possible acquisition of the

Company from six companies. On December 4, 1996, one additional entity provided its non-binding indication of interest with respect to a possible acquisition of the Company.

    At a meeting of the Board held on December 6, 1996, representatives of Morgan Stanley presented a status report with respect to the preliminary indications received, and the Board evaluated the preliminary indications of interest. The Board considered, among other things, the terms of each of the non-binding proposals, including the proposed value to be received by the Company's stockholders, the conditions to completion of each proposed transaction and the length of time likely to be needed to consummate a transaction. Based in part upon the advice of Morgan Stanley, the Board determined to permit each of the companies submitting a preliminary indication of interest to continue into a second phase of review of the Company. Promptly after such meeting, the Company invited the seven parties who had expressed preliminary indications of interest to commence a second phase of due diligence with respect to the Company. In this second phase, these parties were provided with additional access to confidential information, management and facilities of the Company. Such parties were also provided with a draft merger agreement and draft stock purchase agreement (relating to the shares of Common Stock of the Company owned by Dow) reflecting the terms on which the Company and Dow would pursue a transaction.

    On January 15, 1997, Morgan Stanley distributed a letter to the parties participating in the second phase of due diligence requesting final bids with respect to an acquisition of the Company be submitted by February 10, 1997. On February 10, 1997, the Company received three proposals from parties which had participated in the second phase of due diligence.

    NGC submitted a joint proposal (the "Joint Proposal") with The AES Corporation ("AES"). The Joint Proposal initially offered the Company's stockholders $21.50 per share in a merger preceded by a sale to AES by the Company of the assets related to the Company's international projects and operations.

    One of the other proposals submitted to the Company (the "Second Proposal") provided for a two-step transaction whereby (i) the bidder would purchase from Dow all of its shares of Common Stock of the Company for a price per share lower than the Merger Consideration plus an additional amount contingent upon the valuation of a certain gas reserve and (ii) the remaining stockholders would receive a price per share lower than the Merger Consideration (but equal to the highest price per share receivable by Dow for its shares, including the full contingent amount) upon the consummation of a subsequent merger. The Second Proposal also indicated that it was subject to the approval of the bidder's board of directors and that such bidder would not be in a position to immediately proceed with negotiations.

    The third proposal submitted to the Company (the "Third Proposal") also provided for a two-step transaction whereby (i) the bidder would purchase from Dow all of its shares of Common Stock of the Company for a price nominally above the Merger Consideration and (ii) the remaining stockholders would receive the same price per share upon the consummation of a subsequent merger. The Third Proposal was conditioned upon Dow making a substantial investment into an entity which would conduct certain coal gasification operations. Dow advised the Company that it was unwilling to proceed with such an investment at that time.

    Following the receipt of the above referenced proposals, Morgan Stanley contacted the bidding parties to clarify and further discuss certain aspects of their proposals. As part of this process, Morgan Stanley advised NGC and AES that the Company did not wish to enter into a transaction in which a sale of assets to AES by the Company preceded or was simultaneous with the transactions in which NGC acquired the equity ownership of the Company. Following such conversations and prior to the February 14, 1997 meeting of the Board, NGC revised the Joint Proposal so as to offer $21.65 per share of Common Stock and altered its proposed structure so that the sale to AES of the assets relating to the Company's international projects and operations would occur after the consummation of the Merger. The Company also received a revision to the Second Proposal pursuant to which the bidder eliminated the purchase price adjustment so that Dow and the remaining stockholders of the Company would receive the same price per share; however, the price per share offered remained less than the Merger Consideration.

    On February 14, 1997, the Board met to discuss and consider the proposals that had been received. Following its deliberations, the Board authorized management together with Morgan Stanley and the Company's legal advisors to commence negotiations with respect to the formal proposal submitted by NGC and AES.

    Commencing on February 15, 1997, representatives of management, Dow, Morgan Stanley and the legal advisors for the Company and for Dow met at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York City to commence negotiations of a definitive agreement and plan of merger with NGC and its legal and financial advisors. Such negotiations continued in person through February 17, 1997.

    Late in the afternoon of February 17, 1997, the Company received a revision to the Third Proposal pursuant to which the bidder eliminated the condition requiring a substantial investment by Dow into a third party which would conduct certain coal gasification operations, but at a price per share that was below such bidder's original proposal and below the Merger Consideration.

    On February 17, 1997, the Board held a special meeting to review the transactions that had been negotiated with NGC. After full discussion and analysis, the Board, by unanimous vote, determined that the terms of the Merger were fair to and in the best interest of the stockholders of the Company and, by unanimous vote, also authorized and approved the proposed agreement and plan of merger and the transactions contemplated thereby and the execution and delivery of the Merger Agreement. Later that night, the Company, Dow, NGC and Purchaser executed and delivered the Merger Agreement and certain related agreements.

    On the morning of February 18, 1997, the Company issued the following press release:

    "Destec Energy, Inc. (NYSE:ENG) announced that its Board of Directors has approved a Merger Agreement under which NGC Corporation (NYSE:NGL) will acquire Destec in a merger for $21.65 in cash for each outstanding share of Destec common stock, or approximately $1.27 billion in the aggregate. Following the Merger, Destec will become a wholly owned subsidiary of NGC.

    More than 80 percent of Destec's shares are currently held by The Dow Chemical Company, which has agreed to vote its Destec shares in favor of the Merger.

    Charles F. Goff, Chairman and Chief Executive Officer of Destec, stated 'I am delighted to make this announcement today. Our proposed merger with NGC at $21.65 per share, in the judgment of our entire Board, represents outstanding value for all of our shareholders. We also believe that the merger represents a good opportunity for Destec employees, since NGC is not presently in the independent power business and plans to continue to grow the business.'

    The consummation of the Merger is subject to certain conditions, including the approval by the holders of two-thirds of Destec's outstanding common stock, federal antitrust authorities and the Federal Energy Regulatory Commission.

    Morgan Stanley & Co. Incorporated acted as financial advisor to Destec for this transaction.

    Destec is a major, worldwide independent power developer, producer and marketer that owns power generation and gasification facilities which produce, sell and market electricity, steam and synthetic fuel gas. Destec has interests in 24 operating projects with a total rated equivalent capacity of approximately 5,136 megawatts of electricity and over three million pounds per hour of steam. Destec currently has eight projects, representing more than 3,000 megawatts of capacity, in construction or advanced development."

    Also on February 18, 1997, NGC issued a press release stating, among other things, the following:

    "NGC Corporation has signed a merger agreement to acquire Destec Energy, Inc., a leading independent power producer (IPP), in a deal valued at $1.27 billion in the aggregate, or $21.65 per share of Destec common stock. Simultaneous with this purchase, NGC will sell Destec's international facilities and operations to AES Corporation for $407 million, inclusive of cash and monetizable assets."

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE MERGER

    THE COMPANY. In determining to approve and recommend adoption of the Merger Agreement and the transactions contemplated thereby and in reaching its determination that the Merger is fair to and in the best interests of stockholders, the Board consulted with the Company's management and financial advisors, and considered a number of factors, including, without limitation, the following:

        (i) the Board's review and analysis of the Company's business, financial condition, earnings and prospects, as well as the competitive environment facing the Company;

        (ii) historical market prices and trading information with respect to the Common Stock;

        (iii) a review of the possible alternatives to a sale of the Company in its entirety, including the prospects of continuing to operate the Company and of selling one or more of the Company's subsidiaries, the value to stockholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives, considering the possibility that the Company's future performance might not lead to a stock price having a higher present value than the Merger Consideration in the foreseeable future;

        (iv) that the Merger was agreed to by the Board only after contact with a number of potential bidders over an extended period of time in a lengthy "auction" process conducted by Morgan Stanley on behalf of the Company designed to elicit third party proposals to acquire the Company and enhance shareholder value which consisted of, among other things, the issuance by the Company of a press release regarding its review of strategic alternatives and the passage of a significant period of time between issuance of the press release and approval of the Merger Agreement;

        (v) that the "auction" process was conducted in an evenhanded manner and that third parties interested in the Company had been afforded sufficient time and information to submit such a proposal had they wished to do so;

        (vi) the proposed structure of the transaction as a one-step merger in which all stockholders receive the same all-cash purchase price;

        (vii) that the $21.65 per share consideration to be paid in the Merger represents a premium for the Common Stock of approximately (i) 11% over the closing price of $19 1/2 per share of Common Stock on February 14, 1997, the last trading day prior to the public announcement of the execution of the Merger Agreement, and (ii) 82% over the closing price of $11 7/8 per share of Common Stock on September 30, 1996, the last trading day prior to the public announcement that the Company was considering strategic alternatives that may be available to it and in the best interests of its stockholders;

        (viii) the financial presentations of Morgan Stanley, the Company's financial advisor, and its opinion as to the fairness of the consideration to be received by holders of Common Stock pursuant to the Merger Agreement as described in "-- Financial Advisor; Fairness Opinion";

        (ix) the terms of the Merger Agreement, including the restrictions on the conduct of the Company's business pending closing, obligations regarding non-solicitation of third-party proposals and the calling of a meeting of stockholders to consider the Merger, conditions to closing and the fee of $65,000,000 payable in the event of a termination of the Merger Agreement under certain circumstances as described in "THE MERGER AGREEMENT -- Termination";

        (x) that the Merger Agreement was approved by all of the members of the Board;

        (xi) the agreements being entered into among Dow, NGC and the Company described under "-- Interests of Certain Persons in the Merger"; and

        (xii) the likelihood of consummation of the Merger, including the risks associated with obtaining necessary approvals, and the fact that, by reason of certain conditions to consummation of the Merger, it is possible that the Merger may not be consummated even if approved by stockholders. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

    The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented and considered by it.

    THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF STOCKHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FINANCIAL ADVISOR; FAIRNESS OPINION

    Morgan Stanley was retained by the Company to act as its financial advisor in connection with the Merger and related matters based upon Morgan Stanley's experience and expertise. At the February 17, 1997 meeting of the Board, Morgan Stanley rendered to the Board a written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    THE FULL TEXT OF THE MORGAN STANLEY OPINION, DATED FEBRUARY 17, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF COMMON STOCK SHOULD READ THE MORGAN STANLEY OPINION CAREFULLY IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO THE BOARD REGARDING THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMMON STOCK FROM A FINANCIAL POINT OF VIEW AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO HOW TO VOTE AT THE ANNUAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In arriving at its opinion, Morgan Stanley (i) analyzed certain publicly available financial statements and other information of the Company; (ii) analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iii) analyzed certain financial projections prepared by the management of the Company; (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company; (v) reviewed the reported prices and trading activity for the Common Stock; (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
(viii) participated in discussions and negotiations among representatives of the Company, NGC and certain other parties and their financial and legal advisors;
(ix) reviewed the Merger Agreement and certain related documents; and (x) performed such other analyses as it deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Morgan Stanley did not make an independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion.

    The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the Board on February 17, 1997.

    THE COMMON STOCK PERFORMANCE. Morgan Stanley's analysis of the performance of the Common Stock consisted of a historical analysis of closing prices and trading volumes from March 15, 1991, the time of the Company's initial public offering, to February 14, 1997. During this period, based on closing prices on the NYSE, the Common Stock achieved a high of $27.625 and a low of $9.25. The Common Stock closed at a price of $19.50 on February 14, 1997 (the "Market Price"), the last trading day preceding the Company's announcement of the Merger. Morgan Stanley noted that $21.65 per share, the consideration to be received by the holders of Common Stock in the Merger, represented an 11% premium to the closing price of the Common Stock on February 14, 1997 and represented an 82% premium to the closing price of the Common Stock on September 30, 1996 (the "Company Unaffected Market Price"), the day prior to the Company's announcement that it had retained Morgan Stanley to assist it in exploring strategic alternatives to maximize stockholder value including a possible sale of the Company.

    COMPARABLE COMPANY ANALYSIS. Comparable company analysis examines a company's trading performance relative to a group of publicly traded peers. Morgan Stanley analyzed the trading performance of the Company and the following group of companies in the independent power producing industry: The AES Corporation, California Energy Company, Enron Global Power and Pipelines L.L.C., Trigen Energy Corporation and Calpine Corporation (the "Comparable Companies"). The Comparable Companies were selected based on general business, operating and financial characteristics representative of companies in the industry in which the Company operates. Historical financial information used in connection with the ratios provided below with respect to the Comparable Companies is as of the most recent financial statements publicly available for each company. Market information used in calculating the ratios below was as of February 14, 1997. Earnings per share ("EPS") estimates for the Company and the Comparable Companies were estimates provided by Institutional Brokers Estimate System ("I/B/E/S") and First Call.

    Morgan Stanley analyzed the relative performance and value for the Company by comparing certain market trading statistics for the Company with the Comparable Companies. Among the market trading information considered in the valuation analysis were the ratios of market price to EPS estimates for calendar years 1996, 1997 and 1998. The ratio of Company Unaffected Market Price to EPS estimate for calendar year 1996 was 19.3x. The median ratio of market price to EPS estimate for calendar year 1996 for the Comparable Companies was 19.3x. The ratio of Company Unaffected Market Price to EPS estimate for calendar year 1997 was 15.8x. The median ratio of market price to EPS estimate for calendar year 1997 for the Comparable Companies was 17.9x. The ratio of Company Unaffected Market Price to EPS estimate for calendar year 1998 was 12.1x. The median ratio of market price to EPS estimate for calendar year 1998 for the Comparable Companies was 13.8x. Morgan Stanley observed that the price of $21.65 implied a ratio to EPS estimated for calendar year 1996 of 35.2x, for calendar year 1997 of 28.9x and for calendar year 1998 of 22.1x.

    No company utilized in the comparable companies analysis as a comparison is identical to the Company. In evaluating the Comparable Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using comparable company data.

    COMPARABLE TRANSACTION ANALYSIS. Morgan Stanley performed an analysis of precedent transactions ("Comparable Transactions") involving certain independent power producer companies which, in Morgan Stanley's judgment, were deemed to be comparable to the Merger for purposes of this analysis. Multiples of the equity value of such transactions to the acquiree's twelve months historical calendar year EPS, and premium to aggregate price (equity price plus debt less cash) one month prior to announcement of a transaction (the "Unaffected Aggregate Price") except for the Company which was analyzed as of the day prior to the Company's announcement that it had retained Morgan Stanley to assist it in exploring strategic alternatives to maximize stockholder value, including a possible sale of the Company (the "Company Unaffected Aggregate Price") were analyzed for each comparable merger and acquisition transaction. The Comparable Transactions comparison included the following transactions (acquiree/acquiror), which were announced during the period from 1994 through 1996: California Energy/Magma Power, American Tractebel/CRSS, Inc., and Marubeni Corporation/Sithe Energies. For the Comparable Transactions, the analysis showed that the equity values of such transactions represented a median multiple of 26.8x twelve months historical calendar year EPS, and a 33.7% premium to the Unaffected Aggregate Price of the acquiree. Morgan Stanley observed that the price of $21.65 implied a multiple of 35.2x the Company's twelve months historical calendar year EPS, and a 137.1% premium to the Company Unaffected Aggregate Price.

    No transaction utilized in the comparable transaction analysis is identical to the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using comparable transaction data.

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis to estimate the present value of the stand-alone unlevered free cash flows that the Company is expected to generate if the Company performs in accordance with the scenarios based upon certain financial forecasts. Morgan Stanley analyzed two sets of financial forecasts for the Company, a management case (the "Management Case") and an Offering Memorandum case (the "Offering Memorandum Case"). The Management Case was based upon certain discussions with management of the Company as well as upon certain financial forecasts prepared by the management of the Company. The Offering Memorandum Case was prepared using financial forecasts prepared by the Company. Unlevered free cash flows were calculated as net income plus depreciation and amortization plus deferred taxes plus minority interest plus other non-cash expenses plus after-tax net interest expense less capital expenditures less investment in working capital. The projected unlevered free cash flows streams of each project and other assets of the Company were then discounted to their present values using a range of discount rates from 9.0% to 16.5%, depending upon the risk profile and required rate of return of the respective project or other asset. The discount rate ranges were selected based upon a weighted average cost of capital analysis for the Company and adjusted for each of the Company's projects or other assets for certain risks (including legal, geographic and political) and, in the case of particularly risky projects or other assets, a probability weighting was utilized. An adjustment was also made for cash and other monetizable assets and liabilities of the Company as well as for the intangible value that could be attributed to the Company's ongoing development pipeline. Based on this analysis, Morgan Stanley calculated per share equity values of the Company ranging from $18.81 to $23.03 for the Management Case and $30.23 to $34.21 for the Offering Memorandum Case on a fully diluted share basis.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Company.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement from a financial point of view and were provided to the Board in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold. Because such estimates are inherently subject to uncertainty, neither the Company nor Morgan Stanley nor any other person assumes responsibility for their accuracy. In addition, as described above, the Morgan Stanley opinion, including Morgan Stanley's presentation to the Board, was one of many factors taken into consideration by the Board in making its determination to approve the Merger.

    The Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and financial advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of its trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in securities of the Company or NGC. As of February 17, 1997, Morgan Stanley and its affiliates held a long position of 12,600 shares of Common Stock and a short position of 1,200 shares of Common Stock. In the past, Morgan Stanley and its affiliates have provided financial advisory services to the Company and have received customary fees for the rendering of these services.

    FINANCIAL ADVISOR FEES. Pursuant to a letter agreement dated as of September 6, 1996, the Company has agreed to pay Morgan Stanley (i) an advisory fee estimated to be between $200,000 and $450,000 in the event the Merger is not consummated, and (ii) if the Merger is consummated, a total fee equal to approximately $5.1 million (against which any previously paid fees would be credited). In addition to the foregoing compensation, the Company has agreed to reimburse Morgan Stanley for its expenses, including reasonable fees and expenses of its counsel, and to indemnify Morgan Stanley for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.

CERTAIN EFFECTS OF THE MERGER

    At the Effective Time, (i) Purchaser will merge with and into the Company and the separate corporate existence of Purchaser will cease, (ii) the Surviving Corporation will be a wholly owned subsidiary of NGC, (iii) all the rights, privileges, immunities, powers and franchises of the Company and Purchaser will vest in the Surviving Corporation, and (iv) all obligations, duties, debts and liabilities of the Company and Purchaser will be the obligations, duties, debts and liabilities of the Surviving Corporation. The Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation (except that the name of the Surviving Corporation set forth in the Certificate of Incorporation will be such name as may be determined by Purchaser prior to the Effective Time) and the By-laws of Purchaser, as in effect immediately prior to the Effective Time, will be the By-laws of the Surviving Corporation.

    As a result of the Merger, the Common Stock will no longer be publicly traded and NGC will become the sole stockholder of the Surviving Corporation. Following the Merger, persons who were stockholders of the Company immediately prior to the Merger will no longer have an opportunity to continue their interests in the Company as an ongoing corporation and therefore will not share in its future earnings and potential growth.

    Trading in the shares of Common Stock on the NYSE will cease immediately following the Effective Time. At the Effective Time, the shares of Common Stock will be delisted from the NYSE. Registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") also will be terminated, as will the ongoing disclosure requirements thereunder.

    Stockholders who properly perfect their statutory appraisal rights under and in accordance with Section 262 of the DGCL will have the right to seek appraisal of their Common Stock. See "STOCKHOLDERS' RIGHTS OF APPRAISAL."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. Pursuant to the Merger Agreement, NGC has agreed to, or to cause the Surviving Company to, indemnify to the fullest extent permitted by applicable law, each person who is now, or who has been at any time prior to the execution date of the Merger Agreement, an employee, director or officer of the Company or any of the Company's subsidiaries with respect to any claim, liability, loss, damage, cost or expense, whenever asserted or claimed, based in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. NGC has also agreed to, or to cause the Surviving Corporation to, maintain in effect for at least six years after the Effective Time policies of directors' and officers' insurance with a coverage amount of $75 million and equivalent in all material respects to those maintained by or on behalf of the Company and its subsidiaries on the execution date of the Merger Agreement. See "THE MERGER AGREEMENT -- Directors' and Officers' Insurance and Indemnification".

    SEVERANCE AND SERVICES AGREEMENTS. The Company has in effect severance and services agreements (the "Services Agreements") with fourteen employees. Executive Officers of the Company covered by the Services Agreements include Messrs. Goff, Curry, Larroucau, Webb, Bowen, Hess, Jackowski and Mann, and Ms. Davenport. Each Services Agreement provides that in the event of a change of control of the Company, and the termination of the employee under certain circumstances, the employee is entitled to receive (i) certain severance and/or advisory service payments equal in the aggregate to two times the sum of (a) annual salary plus (b) average annual bonus over the preceeding three years,
(ii) a pro rata target bonus in respect of the year in which termination occurs,
(iii) the continuation of certain benefits for two years, and (iv) reimbursement of certain legal fees and expenses incurred as a result of such termination (not to exceed $25,000 per employee). Under Mr. Goff's Services Agreement, the Company would also be required to make an additional payment to the extent that any excise tax is imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the remaining Services Agreements provides that no payment shall be made to an individual that would not be deductible by virtue of Section 280G of the Code. The terms of the Services Agreements continue through December 31, 1997, with automatic one-year extensions beginning on January 1, 1997, unless the Company gives notice of non-extension by September 30 of the preceding year. Under certain of these agreements, employees may be required to provide advisory services to the Company for up to one year after termination of employment in the event of a change of control. The consummation of the Merger constitutes a change of control under the Services Agreements. If all of the Company's employees who are parties to a Services Agreement were terminated at or near the proposed merger of the Company with NGC under circumstances entitling them to the benefits described in clauses (i) through (iii) above, the aggregate of such benefits would equal approximately $11.5 million (assuming the Merger is consummated on June 30, 1997). See "THE MERGER AGREEMENT--Employee Matters."

    EQUITY BASED PLANS. The Company's equity based benefit plans and the Merger Agreement provide for cash payments in consideration of the cancellation of all stock options and awards of deferred stock, restricted stock and stock subscriptions in connection with the Merger. In connection therewith, any unvested awards will vest immediately prior to the Effective Time. See "THE MERGER AGREEMENT -- Payments under Certain Awards." The chart below sets forth all awards held by the executive officers of the Company and an estimate of the amounts receivable in respect of such awards pursuant to the terms of the Company's benefit plans and the Merger Agreement.

                                                                                                             SHARES
                                        SHARES SUBJECT TO   SHARES OF    SHARES OF    REFUND OF STOCK    SUBSCRIBED FOR    AGGREGATE
                                         "IN THE MONEY"    RESTRICTED    DEFERRED      PURCHASE PLAN       UNDER STOCK     VALUE OF
NAME                                      STOCK OPTIONS       STOCK        STOCK       SUBSCRIPTION       PURCHASE PLAN     AWARDS
--------------------------------------  -----------------  -----------  -----------  -----------------  -----------------  ---------
Charles F. Goff.......................        454,275          12,200       12,200          --                 --        $4,861,365
Keys A. Curry, Jr. ...................        366,800          10,167       10,167          --                 --         3,894,277
Enrique M. Larroucau..................        207,400           6,778        6,778          --                 --         2,406,166
Rodney M. Webb........................         97,225           3,289        3,289       $   3,214                500     1,121,143
Gareth J. Mann........................         59,450           1,943        1,943           3,214                500       647,981
Craig E. Hess.........................         63,200           2,745        2,745           8,338              1,297       753,234
Marian M. Davenport...................         43,355          --           --              --                 --           365,438
L. Edward Jackowski, Jr. .............         92,550           3,050        3,050          --                 --         1,016,019
Rick A. Bowen.........................         61,350           3,239        3,239          --                 --           694,124

    DOW AGREEMENTS. The Company, its subsidiaries and affiliates have various agreements with the Company's principal stockholder, Dow, its subsidiaries and affiliates (the "Dow Agreements"). Certain of the Dow Agreements and certain agreements among the Company, Dow and NGC entered into on February 17, 1997, will be affected by the consummation of the Merger Agreement and the transactions contemplated thereby, as described below.

    The Merger Agreement provides that, upon the consummation of the Merger, NGC and Purchaser will cause Dow to be released as an obligor under the following agreements: (i) Guaranty, dated as of August 11, 1995, by Dow for the benefit of CoGen Funding, Limited Partnership, relating to Dow's guarantee of the payment of the lease obligations of CoGen Lyondell Limited Partnership (the "Lyondell Guaranty"); and (ii) Guaranty, dated as of December 18, 1991, by Dow in favor of the Company and certain identified individuals who are parties to compensation agreements with the Company, relating to Dow's guarantee of the Company's performance of its obligations under certain compensation adjustment agreements with the Company's employees formerly employed by Dow (the "Compensation Guaranty").

    In connection with the release of Dow as obligor under the Lyondell Guaranty, NGC and Dow have entered into an Indemnity Agreement, dated as of February 17, 1997, whereby NGC has agreed to use its reasonable best efforts to terminate the Lyondell Guaranty or substitute NGC in Dow's stead under the Lyondell Guaranty; and in any event, indemnify Dow against any losses arising out of the Lyondell Guaranty. In connection with the release of Dow as obligor under the Compensation Guaranty, the Company, Dow and NGC have entered into a Waiver, Release and Substitution agreement, dated as of February 17, 1997, whereby (i) NGC has agreed to be substituted in Dow's stead and to assume all of Dow's rights and obligations under or in connection with the Compensation Guaranty, (ii) NGC has agreed to indemnify Dow for any and all liability which may arise under or in connection with the Compensation Guaranty, (iii) the Company has consented to such substitution, and (iv) the Company and NGC have released and discharged Dow from any and all claims or liabilities based upon any duty or obligation to the Company or the individuals covered by the compensation adjustment agreements in connection with the Compensation Guaranty.

    The Company and Dow have entered into a First Amendment to the Tax Sharing Agreement, dated February 17, 1997, pursuant to which the most recent tax sharing agreement between Dow and the

Company was amended to provide, among other things, that (i) the provisions of such tax sharing agreement apply to this deconsolidation of the Company from the consolidated group of corporations for which Dow files tax returns for U.S. Federal income tax purposes; (ii) on the Closing Date, Dow will pay to the Company $10 million as an advance payment of amounts expected to be paid to the Company under such tax sharing agreement with respect to the 1997 tax year;
(iii) Dow will be treated as having actually utilized all deductions, losses, credits and other tax attributes of the Company and its subsidiaries prior to the Company's deconsolidation, with the effect that the Company will be entitled to payment for such items by Dow pursuant to such tax sharing agreement; and
(iv) the Company will not be liable to Dow for taxes with respect to certain transactions. The First Amendment to the Tax Sharing Agreement will be effective as of the Effective Time.

    Pursuant to the First Amended Lease Agreement, dated as of January 1, 1990, as amended, between Destec Properties Limited Partnership, a wholly-owned subsidiary of the Company ("Destec Properties") and Dow, Dow has given notice that it is exercising its option to purchase all of the interest of the Company in certain specified lignite reserves. The exercise price of approximately $44 million will be paid to the Company immediately prior to the Effective Time. Consequently, Destec Properties and Dow have entered into (i) a Termination Agreement Concerning the First Amended Lease Agreement, entered into February 17, 1997, to become effective as of the Effective Time; and (ii) a Termination Agreement Concerning the First Amended Lignite Properties Maintenance Agreement, entered into February 17, 1997, to become effective as of the Effective Time, pursuant to which the Company will provide limited consulting and training with respect to management and maintenance of the lignite reserves to Dow at no additional cost.

    Pursuant to the Oyster Creek Agreement, dated February 17, 1997, by and among the Company, Dow and NGC, Dow has obtained a right of first refusal with respect to the stock of certain Company subsidiaries related to the Oyster Creek cogeneration facility and waived its right to exercise an option to purchase the partnership interests of such Company subsidiaries in Oyster Creek Limited that would become exercisable in the event Dow no longer holds a majority interest of the Common Stock of the Company.

    Pursuant to a Site Development Agreement, dated February 17, 1997, by and between Dow and the Company, for five years, Dow will include the Company in the Dow notification to potential third party (power company) bidders with respect to energy generation facility projects at certain Dow sites put to bid and invite the Company to participate in the bid process. In the event that Dow does not provide such notification and an invitation to bid, Dow will pay the Company the amount of damages which the Company shows it suffered up to a cap of $25,000 per project.

    Dow and the Company have entered into a First Amendment to Research & Development Agreement, effective December 31, 1996. Pursuant to the Research & Development Agreement, dated March 1, 1990, the Company engaged Dow to provide certain research and development services with respect to intellectual property relating to the gasification of carbonaceous materials and to lignite beneficiation, which intellectual property was assigned to the Company by Dow pursuant to an Assignment Agreement, dated March 1, 1990. The First Amendment to Research & Development Agreement provides, in pertinent part, that the term of the Research & Development Agreement will continue through December 31, 1997, unless the parties otherwise agree in writing, and further identifies three individual Dow employees that will continue to provide research and development support services pursuant to such agreement, with Dow receiving $125,000 per man year of effort (for a total of 2 1/2 man years) as compensation for such services. In addition, the amendment deleted the parties' undertakings relative to further joint technology development made in the Research & Development Agreement. Pursuant to the Assignment Agreement, Dow assigned to the Company certain patents and technology. The First Amendment to Assignment Agreement modifies the license granted to Dow and its subsidiaries to practice the technology pertaining to gasification of carbonaceous materials and to lignite beneficiation and any improvements to such technology so as to apply only to improvements made prior to December 31, 1997 (or prior to any extension of the term of such agreement). In addition, the First Amendment to

Assignment Agreement terminates Dow's license to the Company to use certain hardware and software and also terminated the Company's right of refusal to perform design, engineering and construction services to any coal gasification facility Dow desired to construct and operate.

    Pursuant to the First Amendment to Computerized Process Control Agreement, effective January 1, 1997, by and between Rofan Services Inc. ("Rofan") (a subsidiary of Dow) and the Company, (i) the change in control provisions were deleted, so as to allow the Company to retain the benefits of the MOD5 Process Control System at the Company's Wabash facility in the event of a change in control of the Company and (ii) Rofan is no longer required to provide certain maintenance, training and enhancement services to the Company.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by NGC and Purchaser in connection with the Merger will be allocated to the Company's assets and liabilities based on their fair market values, with any excess being treated as goodwill. The assets and liabilities and results of operations of the Company will be consolidated into the assets and liabilities and results of operations of NGC subsequent to the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS OTHER THAN DOW

    In general, under the Code, the receipt of cash by a stockholder, other than Dow, pursuant to the Merger or pursuant to the exercise of dissenters' rights of appraisal will be a taxable event for such stockholder for federal income tax purposes and may also be a taxable event under applicable local, state and foreign tax laws. Generally, a stockholder, other than Dow, will recognize gain or loss for federal income tax purposes equal to the difference between (i) the amount of cash that he or she receives, and (ii) the tax basis in the Common Stock surrendered in exchange therefor. Such gain or loss will be capital gain or loss (if the Common Stock is held as a capital asset), and will be long-term capital gain or loss if, at the Effective Time, the stockholder's holding period for such Common Stock is more than one year. Such gain or loss must be calculated separately for each block of shares of Common Stock (e.g., shares acquired at the same price in a single transaction) held by the stockholder. Stockholders will not be entitled to use the installment method to report any gain with respect to the receipt of cash in exchange for Common Stock.

    The discussion of federal income tax consequences described in the preceding paragraph does not discuss all aspects of federal income taxation that may be relevant to a stockholder and may not apply to (i) Common Stock acquired upon exercise of incentive stock options, non-qualified stock options or otherwise as compensation; (ii) certain tax-exempt stockholders; (iii) stockholders that are subject to special tax provisions, such as banks and insurance companies; (iv) certain nonresident aliens and foreign corporations; and (v) stockholders who do not hold the Common Stock as a capital asset within the meaning of Section 1221 of the Code.

    A non-corporate stockholder may be subject to information reporting and to backup withholding at a rate of 31% of all amounts paid to the stockholder, unless such stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements under the Code. For a discussion of the tax consequences to Dow, see "THE MERGER AGREEMENT -- Tax Matters."

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

CERTAIN FINANCIAL CONSIDERATIONS

    NGC may finance a portion of the funds required to pay the Merger Consideration through the incurrence of indebtedness, all or a portion of which could be repaid with indebtedness later incurred by the Company, available cash of the Company and/or the proceeds from the sale of the assets of the Company, including, but not limited to, the sale of the international projects and operations of the Company to AES. If a court in a suit by an unpaid creditor or representative of creditors of the Company, such as a trustee in bankruptcy or the Company as debtor-in-possession in a reorganization case under the bankruptcy laws, were to find that the payment of the Merger Consideration to the Company's stockholders and the sale of assets to AES (collectively, the "Transfers") were a single transaction and that (a) such Transfers were made with the actual intent to hinder, delay or defraud the creditors of the Company, or (b) the Company received less than fair consideration or reasonably equivalent value in the Transfers and the Company either (i) was insolvent at the time of the Transfers or rendered insolvent by reason of the Transfers, (ii) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, the court could find that the Transfers constituted a fraudulent transfer or conveyance under applicable federal or state law. If the Transfers were determined to be a fraudulent transfer or conveyance, or if payment of the Merger Consideration were determined under applicable law to be an impermissible dividend or redemption, there is a risk that the stockholders of the Company, as recipients of the Merger Consideration, could be ordered by a court to turn over to the Company, its creditors or its trustee in bankruptcy all or a portion of the Merger Consideration that they received.

    The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction that is being applied. Generally, however, the Company would be considered insolvent if the present fair saleable value of the Company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, or if the sum of the Company's debts (including any contingent liabilities) is greater than all of the Company's property at a fair valuation.

    NGC and Purchaser have represented in the Merger Agreement that after and giving effect to the Merger and any other transactions contemplated in connection therewith (and any changes in the Company's assets and liabilities as a result thereof), the Company will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature. See "THE MERGER AGREEMENT -- Certain Representations and Warranties." In addition, the Company does not believe that the Merger and the sale of assets to AES should be treated as a single transaction. No assurance, however, can be given that a court would not find the Surviving Corporation to be insolvent. Nor can there be any assurance, regardless of whether the Company is solvent after the Merger and the transactions contemplated in connection therewith, that a court would not determine that the Transfers were a single transaction or that they constituted a fraudulent transfer or conveyance on another of the grounds set forth above.

CERTAIN PROJECTIONS

    The Company does not as a matter of course publicly disclose projections as to future results of operations or financial condition. However, in connection with the provision of information to potential purchasers during the first stage of due diligence described under "Background of the Merger," potential purchasers were provided with certain projected financial information for the Company and its subsidiaries prepared by management, with the assistance of the Company's financial advisors. Set forth below is a summary of such projections for the Company for 1997 through 1999.

    THE FOLLOWING PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE AND ARE INCLUDED HEREIN ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO VARIOUS THIRD PARTIES. IN ADDITION, THESE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION" OR THE "SEC") OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS AND FORECASTS, NOR IS THE PROJECTED FINANCIAL INFORMATION INTENDED TO BE PRESENTED IN A MANNER CONSISTENT WITH FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THESE PROJECTIONS CONTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 21E OF THE EXCHANGE ACT. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES MANY OF WHICH CANNOT BE PREDICTED WITH ACCURACY AND SOME OF WHICH MIGHT NOT EVEN BE ANTICIPATED. SEE "FORWARD-LOOKING STATEMENTS." WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH ARE SET FORTH BELOW, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS, TAXES, AND OTHER MATTERS, MOST OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, NGC AND PURCHASER. NONE OF THE COMPANY, NGC, PURCHASER OR ANY OF THEIR FINANCIAL ADVISORS ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OF THESE PROJECTIONS, AND THE PRESENTATION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THESE RESULTS WILL BE ACHIEVED. NEITHER THE COMPANY'S INDEPENDENT AUDITORS NOR ANY OTHER INDEPENDENT ACCOUNTANTS HAVE COMPILED, EXAMINED, OR PERFORMED ANY PROCEDURES WITH RESPECT TO THE PROJECTED FINANCIAL INFORMATION OR EXPRESSED ANY ASSURANCE ON IT OR ITS ACHEIVABILITY AND ASSUME NO RESPONSIBILITY FOR IT. IN ADDITION, BECAUSE THE PROJECTIONS ARE BASED ON A NUMBER OF ASSUMPTIONS AND ARE SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES, WHICH ARE BEYOND THE CONTROL OF THE COMPANY, NGC AND PURCHASER AND THEIR FINANCIAL ADVISORS, THERE CAN BE NO ASSURANCE THAT THESE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY BE HIGHER OR LOWER THAN THOSE SHOWN, POSSIBLY BY MATERIAL AMOUNTS. THE COMPANY DOES NOT INTEND TO UPDATE THE SUMMARY PROJECTIONS SUMMARIZED BELOW.

    The projections should be read together with the information contained in the consolidated financial statements of the Company included elsewhere in this Proxy Statement. The projections set forth below do not give effect to the Merger, any cost associated thereto or any financing therewith by NGC, relate only to the Company and were prepared as part of the confidential offering memorandum provided to potential buyers. These projections do not reflect the effect of any data subsequently provided by the Company to potential buyers.

                                                                                         1997       1998       1999
                                                                                       ---------  ---------  ---------
                                                                                            (DOLLARS IN MILLIONS)
Gross Margin (1).....................................................................  $   137.5  $   190.7  $   219.3
Profit After Taxes (2)...............................................................  $    63.0  $    94.9  $   108.2
Operating Cash Flow After Taxes (3)..................................................  $   116.1  $   103.9  $   142.8

------------------------

(1) Gross Margin represents estimated revenues less estimated operating expenses. Estimated revenues include revenues from wholly owned projects, natural resources, operation and maintenance, business management, power marketing, project development for projects that are currently identified and are predicated to bring a pretax book income rate of return of 10 percent, and earnings from equity projects. Operating expenses include expenses directly related to the generation of the above revenue, interest on project related debt, depreciation, and amortization.

(2) Profit After Taxes represents Gross Margin less corporate expenses, corporate interest expense, miscellaneous other charges, and tax.

(3) Operating Cash Flow After Taxes represents the projected change in the Company's cash without any significant investment in projects that are not currently identified or for which the Company is not currently involved in any development activity.

    Set forth below are certain significant assumptions reflected in the projected financial information for the Company set forth above:

    (i) All project cash flow on a going forward basis is available to the Company without any limitations on distribution;

    (ii) All projections are inflation adjusted. US inflation is assumed to be 3.2%;

   (iii) The cost of gas at the Houston ship channel is assumed to average $2.03/MMBTU in 1997, $1.98/MMBTU in 1998, and $1.95/MMBTU in 1999.
         Appropriate basis differentials from this rate apply to all other locations. This compares with an average cost of gas of $2.36/MMBTU in 1996 and $1.58/MMBTU in 1995;

    (iv) The Texas electric power market is assumed to deregulate in 1998. Baseload power prices are assumed to be $28.41/MWh in 1998 and $28.68/MWh in 1999. This pricing is based on anticipated new entrant costs and compares with similar estimated regulated power prices of $27.39/MWh in 1996 and $25.47/MWh in 1995;

    (v) Gross margin growth for 1997, 1998 and 1999 is due to increased gross margin of existing projects, including equity investments and power marketing services (resulting from deregulation), the full year of operation for projects which became operational during 1996 and increased efficiency at the Wabash facility. Gross margin growth for 1998 and 1999 includes increased gross margin from projects currently under development based upon investing available Company cash in projects that will provide a pretax book income rate of return of 10 percent; and

    (vi) Corporate expenses are assumed to grow with inflation with the exception of selling expenses for power marketing services, which are projected to grow faster than inflation as new personnel are added to address the coming retail market.

                       STOCKHOLDERS' RIGHTS OF APPRAISAL

    Pursuant to Section 262 of the DGCL, any holder of Common Stock who does not wish to accept the Merger Consideration may dissent from the Merger and elect to have the fair value of such stockholder's shares (the "Dissenting Shares") of Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 262. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex C to this Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Common Stock as to which appraisal rights are asserted.

    Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify each of its stockholders that appraisal rights are available, and must include in such notice a copy of Section 262. This Proxy Statement constitutes such notice to stockholders of the Company. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully Annex C to this Proxy Statement because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the Common Stock, the Company believes that stockholders who consider exercising such rights should seek the advice of counsel.

    Any holder of Common Stock wishing to exercise the right to dissent from the Merger and demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

        (i) Such stockholder must deliver to the Company a written demand for appraisal of such stockholder's shares before the vote on the Merger Agreement at the Annual Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement; merely voting against, abstaining from voting or failing to vote in favor of approval and adoption of the Merger Agreement will not constitute a demand for appraisal within the meaning of Section 262.

        (ii) Such stockholder must not vote for approval and adoption of the Merger Agreement. A failure to vote will satisfy this requirement, but a vote in favor of the Merger Agreement, by proxy or in person, or the return of a signed proxy that does not specify a vote against approval and adoption of the Merger Agreement or a direction to abstain in connection with the proposal, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal because, in the absence of express contrary instructions, such shares of Common Stock will be voted in favor of the proposal. Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of such stockholder's shares of Common Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto.

       (iii) Such stockholder must continuously hold such shares from the date of making the demand through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the Effective Time will lose any right to appraisal in respect of such shares.

    A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on such stock certificates, should specify the stockholder's name and mailing address, the number of shares of Common Stock owned and that such stockholder intends thereby to demand appraisal of such stockholder's Common Stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    A stockholder who elects to exercise appraisal rights should mail or deliver a written demand to: Destec Energy, Inc., 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042, Attention: General Counsel. Dow has agreed not to exercise appraisal rights with respect to any Common Stock held by Dow.

    Within 10 days after the Effective Time, the Company (as the Surviving Corporation in the Merger) must give written notice that the Merger has become effective to each stockholder who has complied with Section 262. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing such notice, demand in writing from the Surviving Corporation the appraisal of such stockholder's shares. Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Common Stock held by all dissenting stockholders. The Company does not presently intend to file such a petition, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as the Company has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the Effective Time (or at any time thereafter with the written consent of the Company), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the consideration provided in the Merger Agreement.

    Pursuant to the Merger Agreement, the Company has agreed to give Purchaser prompt notice of any demands for appraisal received by the Company, and, prior to the Effective Time, (i) Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands and (ii) the Company will not, except with the prior written consent of Purchaser, make any payment with respect to or offer to settle, any such demands. See "THE MERGER
AGREEMENT -- Dissenters' Rights."

    Within 120 days after the Effective Time, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Surviving Corporation must mail such statement to the stockholder within 10 days of receipt of such request.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a dissenting stockholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES AND THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

    In determining fair value, the Delaware Chancery Court is to take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In WEINBERGER, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

    Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the Effective Time).

    At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, or if such stockholder has withdrawn such demand for appraisal as discussed in the preceding sentence, stockholders' rights to appraisal shall cease, and all holders of shares of Common Stock will be entitled to receive the Merger Consideration. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of such stockholder's demand for appraisal and acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation, and (ii) no appraisal proceeding in the Delaware Chancery Court shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

    FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT NOT SUMMARIZED ELSEWHERE IN THIS PROXY STATEMENT. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY. CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS PROXY STATEMENT OR IN THE FOLLOWING SUMMARY HAVE THE RESPECTIVE MEANINGS SET FORTH IN THE MERGER AGREEMENT.

EFFECTIVE TIME

    The Merger will become effective, and the Effective Time will occur, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL or such later time as is specified in such certificate. Such filing will be made on or as promptly as practicable following the closing date under the Merger Agreement, which will take place not later than the second business day after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement, or such other time as agreed by the Company and NGC (the "Closing Date"). There can be no assurance as to if or when the Merger will be consummated. If the Merger has not been consummated on or prior to December 31, 1997, the Merger Agreement may be terminated by either the Company, Dow or NGC, unless the failure to consummate the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to fulfill any obligation under the Merger Agreement. See "-- Conditions to Consummation of the Merger; -- Termination."

MERGER CONSIDERATION; CONVERSION OF SHARES

    At the Effective Time, each share of Common Stock (other than shares as to which dissenters' rights have been duly asserted and perfected under the DGCL, shares held by the Company as treasury stock and shares owned by NGC, Purchaser or any other subsidiary of NGC) will be converted into the right to receive the Merger Consideration upon surrender of the certificate formerly representing such share of Common Stock. See "-- Procedure for Payment." All such shares of Common Stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate.

    All shares of Common Stock that are held by the Company as treasury stock and any shares of Common Stock owned by NGC, Purchaser or any other subsidiary of NGC will be cancelled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor.

PROCEDURE FOR PAYMENT

    NGC has designated Texas Commerce Bank National Association at 600 Travis Street, Suite 1150, Houston, Texas 77002 as agent (the "Paying Agent") to effect the payment of the Merger Consideration. Immediately prior to the Effective Time, NGC will cause to be deposited in trust with the Paying Agent for the benefit of the stockholders the funds necessary to pay the Merger Consideration on a timely basis (the "Exchange Fund"). Promptly after the Effective Time, the Paying Agent will mail to (and make available for collection by hand from) each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Certificates"), whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (which will provide that at the election of the surrendering holder, Certificates may be surrendered, and payment therefor collected, by hand delivery). Upon surrender of a Certificate to the Paying Agent for cancellation, together with such letter of transmittal, duly executed, the holder of such Certificate will receive in exchange therefor the Merger Consideration for each share of Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three business days of receipt thereof, and the Certificate so surrendered shall forthwith be cancelled.

    STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. STOCKHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY.

    If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered, each Certificate (other than Certificates representing Common Stock held by NGC or Purchaser, or any subsidiary of NGC or Purchaser, or those stockholders who perfect their appraisal rights pursuant to the DGCL) will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration.

    In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof, PROVIDED that the person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

    Notwithstanding the provisions of the Merger Agreement described above, NGC and the Company will make arrangements with the Paying Agent to the reasonable satisfaction of Dow such that Dow, and any other stockholder of the Company that is present at the office of the Paying Agent in person or through a personal representative (it being understood that Dow need not be present at the office of the Paying Agent because it will be present at the Closing) and gives the Company at least two days prior written notice that it will be present at that office, will receive, as soon as possible after the Effective Time (but in any event on the same date as the Effective Time) in same day funds by wire transfer to such accounts as Dow or such stockholders shall specify with at least two days prior written notice, the Merger Consideration (in the case of Dow without any deduction or offset whatsoever for any purpose, including deductions for withholding taxes so long as Dow has complied with applicable tax law in completing and delivering any required forms) for each of its or their shares of Common Stock (provided that Dow and any such stockholders have surrendered the Certificates for their shares of Common Stock to the Paying Agent and, with respect to stockholders other than Dow, complied with the other terms and conditions with respect to the receipt of the Merger Consideration).

DISSENTERS' RIGHTS

    The Merger Agreement provides that Common Stock outstanding immediately prior to the Effective Time and held by a stockholder who has not voted in favor of the Merger and who has delivered a written demand for appraisal in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration unless and until such stockholder fails to perfect or effectively withdraws or otherwise loses the right to appraisal and payment under the DGCL. See "STOCKHOLDERS' RIGHTS OF APPRAISAL." The Merger Agreement further provides that, if after the Effective Time, any such stockholder fails to perfect or effectively withdraws or loses the right to appraisal, such Dissenting

Shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such stockholder is entitled, without interest or dividends thereon. The Company has agreed in the Merger Agreement to give Purchaser prompt notice of any demands for appraisal received by the Company, and, prior to the Effective Time, (i) Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands and (ii) the Company will not, except with the prior written consent of Purchaser, make any payment with respect to, or offer to settle, any such demands.

PAYMENTS UNDER CERTAIN AWARDS

    The Merger Agreement provides that immediately prior to the Effective Time, each option granted by the Company pursuant to the Destec Energy, Inc. 1990 Award and Option Plan, as amended on February 14, 1997 (the "Stock Plan") to purchase shares of Common Stock, whether or not exercisable, which is outstanding and unexercised at such time, will be cancelled to the Company and each grantee thereof will be entitled to receive immediately prior to the Effective Time, in lieu of the shares of Common Stock that would otherwise have been issuable upon exercise, an amount in cash computed by multiplying (i) the excess, if any, of (x) the Merger Consideration over (y) the per share exercise price applicable to such option by (ii) the number of such shares of Common Stock then subject to such option.

    Additionally, immediately prior to the Effective Time, each share of Deferred Stock and Restricted Stock awarded under the Stock Plan or awarded or subject to award under the Destec Energy, Inc. 1995 Variable Pay Plan, as amended through February 14, 1997 (the "Variable Pay Plan"), will become fully vested and nonforfeitable, and will be cancelled to the Company and each grantee thereof will be entitled to receive immediately prior to the Effective Time, in lieu of the shares of Company Common Stock that would otherwise have been deliverable, an amount in cash computed by multiplying (i) the Merger Consideration by (ii) the number of such shares of Deferred Stock or Restricted Stock.

    The parties to the Merger Agreement have also agreed that, in accordance with the terms of the Destec Energy, Inc. Employees' Stock Purchase Plan, as amended on February 14, 1997 (the "Stock Purchase Plan"), immediately prior to the Effective Time, (i) each participant (a "Subscriber") in the Stock Purchase Plan will be entitled to receive a cash lump sum in an amount equal to the cash amounts previously deducted from such Subscriber in respect of the current Plan Year (as defined in the Stock Purchase Plan) and (ii) each Subscriber who is a Subscriber as of the Change in Control Date (as defined in the Stock Purchase
Plan) will be entitled to receive an amount in cash equal to the product of (x) the number of shares subscribed for by such Subscriber in respect of the current Plan Year (as defined in the Stock Purchase Plan) and (y) the excess, if any, of the Merger Consideration over the lower of the Plan Price or the Market Price for such Plan Year (as such terms are defined in the Stock Purchase Plan).

    All payments made pursuant to the Stock Plan, the Variable Pay Plan, and the Stock Purchase Plan will be subject to applicable withholding taxes.

CERTAIN REPRESENTATIONS AND WARRANTIES

    THE COMPANY. Pursuant to the Merger Agreement, the Company has made representations and warranties regarding, among other things (i) the Company's organization, existence and qualification to do business and similar corporate matters, (ii) the Company's capitalization, (iii) the Company's authority to enter into and perform its obligations under the Merger Agreement, (iv) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with the Company's Amended and Restated Certificate of Incorporation, By-Laws, certain agreements and applicable laws, (v) certain regulatory consents and approvals, (vi) certain filings with the SEC and the financial statements contained therein, (vii) absence of material adverse changes, (viii) absence of undisclosed liabilities, (ix) the accuracy of information contained in this Proxy Statement and certain other SEC filings relating to the transactions contemplated by the Merger Agreement, (x) employee benefits matters, (xi) litigation and compliance with law, (xii) intellectual property, (xiii) certain identified and material contracts, (xiv) taxes, (xv) environmental matters, (xvi) the required vote of the Company's stockholders in connection with approval of the Merger Agreement and the transactions contemplated thereby, (xvii) brokers' fees, (xviii) the applicability to the Company of, and status of the Company and certain Company assets under, specified provisions of the Public Utility Holding Company Act and the Public Utility Regulatory Policies Act, (xix) opinion of the Company's financial advisor, and (xx) certain subsidiaries not included within the purview of the Company's representatives and warranties.

    NGC AND PURCHASER. Pursuant to the Merger Agreement, NGC and Purchaser have made representations and warranties regarding, among other things, (i) NGC's and Purchaser's organization, existence and qualification to do business and similar corporate matters, (ii) NGC's and Purchaser's authority to enter into and perform their respective obligations under the Merger Agreement, (iii) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with NGC's and Purchaser's respective certificates of incorporation and by-laws, and with certain agreements and applicable laws, (iv) certain regulatory consents and approvals, (v) the accuracy of information, supplied by NGC and Purchaser, contained in this Proxy Statement and certain other SEC filings relating to the transactions contemplated by the Merger Agreement, (vi) financing to pay the Merger Consideration and perform their obligations under the Merger Agreement, (vii) NGC and Purchaser not owning more than five percent of the Company's Common Stock, (viii) Purchaser not having engaged in any prior material business or activity or having material obligations or liabilities,
(ix) brokers' fees, (x) absence of litigation, (xi) the solvency of the Surviving Corporation after the Merger, (xii) the accuracy of interim financial statements of NGC, and (xiii) the applicability to NGC and Purchaser of, and status of NGC and Purchaser and certain of their respective assets under, specified provisions of the Public Utility Holding Company Act.

    DOW. Pursuant to the Merger Agreement, Dow has made representations and warranties regarding, among other things, (i) Dow's organization, existence and qualification to do business, (ii) Dow's authority to enter into and perform its obligations under the Merger Agreement, (iii) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with Dow's Certificate of Incorporation, By-laws, certain agreements and applicable laws,
(iv) certain regulatory consents and approvals, (v) the title of the shares of Common Stock beneficially owned by Dow, and (vi) brokers' fees.

CONDUCT OF BUSINESS PENDING THE CLOSING

    The Merger Agreement provides that, except as otherwise permitted or required therein, required by applicable law or agreed to in writing by NGC, after the date of the Merger Agreement and prior to the Effective Time:

        (a) each of the Company and its Subsidiaries will conduct its business only in the ordinary course and, to the extent consistent therewith, the Company will use its reasonable efforts to preserve its business organization and the business organization of its Subsidiaries intact and maintain existing relations with customers, suppliers and employees;

        (b) the Company will not amend its Amended and Restated Certificate of Incorporation or By-Laws and will not authorize or vote in favor of, directly or indirectly, any amendment by its Subsidiaries of their respective organizational documents;

        (c) the Company will not declare, set aside or pay any dividend or other distribution with respect to its capital stock; and neither the Company nor any of its Subsidiaries will (i) issue or dispose of any additional shares of, or securities convertible into or exchangeable for, or options, warrants or rights to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances of shares of Common Stock pursuant to securities, options, warrants, calls, commitments or rights existing at the date of the Merger Agreement and previously disclosed to Purchaser in writing (including as disclosed in documents filed by the Company with the SEC); (ii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; (iii) incur any indebtedness for borrowed money other than (A) short term indebtedness incurred in the ordinary course of business, (B) indebtedness of Subsidiaries incurred in connection with the acquisition, development, construction or operation of power generation or energy producing facilities, which indebtedness is without recourse to the Company or its assets (other than the assets or earnings of such Subsidiary or such facility), and (C) other indebtedness not in excess of $15 million in the aggregate;

        (d) neither the Company nor any of its Subsidiaries will (i) except for normal increases in the ordinary course of business consistent with past practice or to reflect promotions, grant any material increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any employee; (ii) adopt, or otherwise materially increase, or accelerate the payment or vesting of the amounts payable or accrued or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or amend in any material respect any existing employment agreement or severance agreement or consulting agreement with any individual consultant (which consulting agreement provides for payments in excess of $350,000) or, except in accordance with the existing written policies of the Company, existing contracts or agreements, or in the ordinary course of business consistent with past practice, grant any severance or termination pay to any officer, director, employee or individual consultant of the Company or any of its Subsidiaries;

        (e) neither the Company nor any of its Subsidiaries will change the accounting principles used by it unless required by law, SEC guidelines, or generally accepted accounting principles ("GAAP") (or, if applicable with respect to Subsidiaries, applicable foreign generally accepted accounting principles);

        (f) the Company will not, and will not permit any of its Subsidiaries to, acquire or agree to acquire any material assets except in the ordinary course of business or incur or commit to incur, or consent to the incurrence by any of the Excluded Subsidiaries, of any capital expenditures (as such term is defined under GAAP) not included in the 1997 project financial models previously provided to NGC except for such capital expenditures not in excess of $1 million per project or more than $15 million in the aggregate;

        (g) the Company will not permit any individual to subscribe for any additional shares of Common Stock under the Stock Purchase Plan; and

        (h) neither the Company nor its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

NO SOLICITATION OF PROPOSALS

    The Merger Agreement prohibits the Company and its Subsidiaries from, directly or indirectly through their respective officers, directors, employees, representatives and agents, (i) initiating, facilitating, encouraging or soliciting the making of any Acquisition Proposal (as hereinafter defined) or
(ii) except as permitted below, engaging in negotiations or discussions with, or furnishing any non-public information to, any third party relating to an Acquisition Proposal. Notwithstanding anything to the contrary contained in the Merger Agreement, at any time prior to the approval of the Merger by the Company's stockholders, the Company and the Board (i) may participate in negotiations or discussions (including, as a part thereof, making any counterproposal) with or furnish information to any third party that delivers a written Acquisition Proposal to the Company which was not solicited or encouraged after February 17, 1997 if the Board determines in good faith, after consultation with its outside counsel, that the failure to participate in such discussions or negotiations or to furnish such information could reasonably be expected to constitute a breach of the Board's fiduciary duties under applicable law and (ii) without qualifying the obligations of the Company with respect to the holding of a Special Meeting under the Agreement, shall be permitted to (x) take and disclose to the Company's stockholders a position with respect to the Merger or another

Acquisition Proposal, or amend or withdraw such position, pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (y) make disclosure to the Company's stockholders, in each case if the Board determines in good faith, after consultation with its outside counsel, that the failure to take such action could reasonably be expected to constitute a breach of the Board's fiduciary duties under, or otherwise violate, applicable law. The Merger Agreement also required the Company, Dow and their respective Subsidiaries, officers, directors, employees, representatives and agents to immediately cease all existing activities, discussions and negotiations with any parties other than NGC and AES conducted theretofore with respect to an Acquisition Proposal.

    The Company has agreed in the Merger Agreement to promptly advise NGC in writing of any inquiries or proposals relating to an Acquisition Proposal and any actions taken pursuant to the previous paragraph (including the material terms thereof and the identity of the other parties involved). Furthermore, any action by the Board described in the second sentence of the previous paragraph will not change the approval of the Board with respect to the Merger Agreement for purposes of Section 203 of the DGCL.

    The Merger Agreement also provides that Dow will not, directly or indirectly through any officer, director, employee, representative, or agent (i) initiate, facilitate, encourage or solicit the making of any Acquisition Proposal, (ii) engage in negotiations or discussions with, or furnish any non-public information to, any third party relating to an Acquisition Proposal, or (iii) agree to or approve any Acquisition Proposal; PROVIDED, that Dow shall not be deemed to have breached its obligations contained in this paragraph by reason of any permitted action with respect to an Acquisition Proposal taken by the Company or its Board as described in the previous two paragraphs. Furthermore, Dow has agreed to immediately advise NGC in writing of the receipt by Dow of any inquiries or proposals relating to an Acquisition Proposal.

    The term "Acquisition Proposal" is defined in the Merger Agreement as any proposal made by a third party relating to (i) a merger, recapitalization, share exchange, consolidation, business combination, sale of shares of capital stock or securities convertible into or exercisable or exchangeable for capital stock, tender offer or exchange offer or similar transaction involving the Company including, without limitation, any single or multi-step transaction or series of related transactions, (ii) the acquisition of any material portion of the business or assets of the Company and its Subsidiaries, or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing, in each case other than the transactions contemplated by this Agreement and other than the transactions related to the Company's disposition of its interest in the Tiger Bay project partnership to Florida Power Corporation or its affiliates.

EMPLOYEE MATTERS

    NGC and Purchaser have agreed to honor without modification or contest, and have agreed to cause the Surviving Corporation to honor without modification or contest, and to make required payments when due under, all Plans and certain other severance agreements; PROVIDED, HOWEVER, that nothing in the Merger Agreement will be construed as preventing NGC from amending or terminating any Plan, to the extent permitted under the terms of such Plan. Purchaser and NGC have acknowledged that, notwithstanding the terms of any Plan or award or agreement entered into thereunder, the Merger constitutes a "Change in Control" for purposes of such Plans, awards and agreements, and have agreed to abide by the provisions of any Plan which relate to a Change in Control, including the accelerated vesting and/or payment of equity-based awards under the Stock Plan, Variable Pay Plan and the Stock Purchase Plan.

    In addition, NGC and Purchaser have agreed that, for a period of one year immediately following the Effective Time, they will, or will cause the Surviving Corporation to either (i) continue to maintain the employee benefit plans, policies and arrangements established, maintained or contributed to by the Company or its Subsidiaries for the benefit of the employees and former employees of the Company and its Subsidiaries (whether employed in the U.S. or outside the U.S.) on terms no less favorable in the aggregate than those provided on the date of the Merger Agreement to such employees and former employees of the Company and its Subsidiaries or (ii) provide that such employees and former employees of the Company and its Subsidiaries may participate in analogous plans of NGC which provide benefits which in the aggregate are substantially similar to those provided to them under such plans on the date of the Merger Agreement (such analogous plans being referred to as the "NGC Plans").

    NGC and Purchaser have also agreed that for purposes of all plans referred to in the previous paragraph and NGC Plans (including all policies and employee fringe benefit programs, including vacations, of the Surviving Corporation) under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to individuals employed by the Company and its Subsidiaries as of the Effective Time ("Company Employees") for service previously credited with the Company or its Subsidiaries prior to the Effective Time, PROVIDED, that such crediting of service does not result in duplication of benefits, and PROVIDED that such crediting of service will not be given for benefit accrual purposes under any defined benefit plan. Company Employees will also be given credit for any deductible or co-payment amounts paid in respect of the Plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any NGC Plan for which deductibles or co-payments are required. NGC and Purchaser will also cause each NGC Plan to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Plan immediately prior to the Effective Time or (ii) any waiting period limitation which would otherwise be applicable to a Company Employee on or after the Effective Time to the extent such Company Employee had satisfied any similar waiting period limitation under an analogous Plan prior to the Effective Time.

DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION

    The Merger Agreement provides that the Certificate of Incorporation and By-laws of the Surviving Corporation will contain provisions with respect to indemnification set forth in Article VI of the Company's Amended and Restated Certificate of Incorporation and Article VII of the Company's By-laws on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved), in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

    The Merger Agreement also provides that at all times after the Merger, NGC will indemnify, or will cause the Surviving Corporation and its Subsidiaries to indemnify, each person who is now, or had been at any time prior to the date of the Merger Agreement, an employee, director or officer of the Company or of any of the Company's Subsidiaries (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the full extent permitted by applicable law, with respect to any claim, liability loss, damage, cost or expense, whenever asserted or claimed ("Indemnified Liability"), based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time; PROVIDED, HOWEVER, that such indemnity for any such employee seeking indemnification in connection with a proceeding (or part thereof) initiated by such employee will be required only if such proceeding (or part thereof) was authorized by NGC, the Surviving Corporation or a Subsidiary thereof employing such employee; and PROVIDED, FURTHER, that notwithstanding the immediately preceding clause if a written claim received from or on behalf of an indemnified party is not paid in full within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Surviving Corporation or NGC to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be entitled to be paid the expense of prosecuting such claim. NGC has agreed that it will, and will cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time policies of directors' and officers' liability insurance with a coverage amount of $75 million and equivalent in all other material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date of the Merger Agreement (and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time.

    Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated by the Merger Agreement, existing or occurring at or prior to the Effective Time, then to the extent permitted by law, NGC has agreed that it will, or will cause the Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against NGC, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ("Indemnitors"), such Indemnified Party will notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor will not relieve any Indemnitor of any liability it may have to such Indemnified Party under the Merger Agreement except to the extent that such failure will have materially and irreversibly prejudiced Indemnitor in defending against such Assertion. Indemnitors will be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors will have elected by such written notice to assume the defense of any Assertion, such Indemnified Party will have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel will be paid by such Indemnified Party unless such separate counsel is required due to a conflict of interest, in which case the Indemnitors will be responsible for the fees and expenses of separate counsel. No Indemnified Party will settle any Assertion without the prior written consent of NGC, which will not be unreasonably withheld, nor will any Indemnitors settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining an unconditional general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement.

    The provisions of the foregoing three paragraphs are intended for the benefit of, and will be enforceable by, the respective Indemnified Parties.

TAX MATTERS

    The Merger Agreement includes specific provisions dealing with tax matters, including tax elections that apply to the Merger, indemnification obligations between Dow and NGC, and allocations of rights and obligations with respect to filing tax returns, paying taxes, raising and challenging tax claims, and other tax issues typically addressed in similar sections in governing documents of similar mergers.

    Because Dow and NGC intend to treat this transaction as a sale of assets, rather than as a sale of stock, Dow and NGC have agreed to make an election for the Company and each U.S. Subsidiary under Section 338(h)(10) of the Code and, to the extent available, a similar election under state and local law. As a result of such elections, the Company and each Subsidiary will be treated for U.S. federal income tax purposes as if they sold all of their assets to NGC on the Closing Date in exchange for the Merger Consideration and thereafter liquidated. Dow and NGC are permitted to make these elections because the Company and its U.S. Subsidiaries will be part of Dow's consolidated U.S. federal income tax return for the period that includes the Closing Date. The elections under Section 338(h)(10) of the Code will not affect the tax treatment of stockholders other than Dow.

    In general, the Merger Agreement provides that Dow will indemnify NGC for all taxes incurred while the Company joined in consolidated U.S. federal income tax returns and state and local combined tax returns with Dow. In addition, Dow has indemnified NGC for U.S. federal and state taxes incurred by reason of the elections under Section 338(h)(10) of the Code. Except as described above, NGC generally will be responsible for taxes of the Company and the Subsidiaries.

    The Merger Agreement expressly provides that the tax sharing agreements presently in effect between Dow and the Company will not be terminated by reason of the Merger. As a result, Dow and the Company may make payments to one another reflecting the amount of the Company's tax liability, the amount of any tax benefit which Dow obtains by including the Company's tax attributes in its consolidated and combined tax returns, and adjustments to such amounts. As described in this Proxy Statement, Dow and the Company have amended their most recent tax sharing agreement to reflect this transaction and address the tax consequences of the Company's disaffiliation from Dow for tax reporting purposes.

    Subject to the indemnification provisions described above, Dow and NGC generally will file tax returns, pay taxes and raise and defend tax claims only for tax periods for which they are liable by law, or, if different from applicable law, in a manner that is consistent with the indemnification obligations set forth in the Merger Agreement.

CERTAIN OTHER COVENANTS

    CERTAIN ARRANGEMENTS. The Merger Agreement provides that upon the Effective Time, the Company and Dow will cause to be terminated the First Amended Lease Agreement, dated January 1, 1990, relating to certain lignite properties, and the First Amended Lignite Properties Maintenance Agreement, dated January 1, 1990. Except as provided in the immediately preceding sentence or if terminated pursuant to their respective terms, the Dow Agreements in effect immediately prior to the consummation of the Merger will continue in full force and effect following the Effective Time, in accordance with their terms. Furthermore, at the Effective Time, NGC and Purchaser will cause Dow to be released as an obligor under the Guaranty, dated as of August 11, 1995, for the benefit of CoGen Funding, L.P., and the Guaranty, dated as of December 18, 1991, in favor of the Company and certain identified individuals who are parties to compensation agreements with the Company, including agreeing that NGC shall become liable for or cause another to become liable for such obligation. In addition, upon the Effective Time, Dow and its Subsidiaries, on the one hand, and the Company and its Subsidiaries, on the other hand, will settle and repay all outstanding intercompany obligations between them for borrowed money, in accordance with the terms of such obligations.

    VOTING AGREEMENT. For so long as the Merger Agreement is in effect, Dow has agreed (i) to vote, or cause to be voted, all of the Dow Shares in favor of the approval and adoption of this Agreement and the transactions contemplated thereby, and (ii) in any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Dow will vote or cause to be voted all of Dow's Shares against: (A) any Acquisition Proposal; (B) any other proposed corporate action of the Company requiring stockholder approval that would prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement; or (C) any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation of the Company or Dow under the Merger Agreement.

    EMPLOYEE BENEFITS INDEMNIFICATION. The Merger Agreement provides that with respect to claims made within three years after the Effective Time, from and after the Effective Time, Dow will be liable for, and will indemnify the Company and its Subsidiaries for and hold such entities harmless against any obligations arising out of any employee benefit plans (within the meaning of section 3(3) of ERISA) established, maintained or contributed to by Dow or any corporation (other than the Company or any of its Subsidiaries), trade, business, or entity under common control with Dow, within the meaning of Section 414(b), (c), (m) or
(o) of the Code or section 4001 of ERISA.

    THE DOW SHARES. Under the terms of the Merger Agreement, Dow has agreed not to (either directly or indirectly): (i) sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of the Dow Shares (including, without limitation, through the disposition or transfer of control of another person); (ii) grant any proxies with respect to the Dow Shares, deposit the Dow Shares into a voting trust or enter into a voting agreement with respect to any of the Dow Shares; or (iii) take any action which would be reasonably expected to make any representation or warranty of Dow in the Merger Agreement untrue or incorrect in any material respect.

    PUBLICITY. The Merger Agreement provides that none of the Company, NGC, Dow, Purchaser nor any of their respective affiliates will issue or cause the publication of any press release or other announcement with respect to the Merger Agreement, the Merger or the other transactions contemplated thereby without prior consultations with the other parties, except as may be required by law or by any listing agreement with a national securities exchange after prior notice has been given to, and all reasonable efforts have been made to consult with, the other parties.

    NO SOLICITATION. Dow has also agreed that, for a period commencing on the date of the Merger Agreement and ending on the first anniversary of the Closing Date, it will not to the knowledge of the elected officers of Dow, directly or indirectly solicit for employment any employee of the Company or any of its Subsidiaries.

CONDITIONS TO CONSUMMATION OF THE MERGER

    THE COMPANY, DOW, NGC AND PURCHASER. The Merger Agreement provides that the obligation of each party to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following conditions: (a) any approval required under the FPA to consummate the Merger will have been obtained; (b) any waiting period applicable to the Merger under the HSR Act and under any other Competition Law that requires a filing prior to the Effective Time will have terminated or expired; (c) the Merger Agreement will have been approved and adopted by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Common Stock; and (d) no statute, rule, injunction, order, decree or regulation will have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits the consummation of the Merger or makes the Merger illegal.

    NGC AND PURCHASER. The obligation of NGC and Purchaser to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions: (a) the Company and Dow will have performed in all material respects all of their respective covenants and agreements under the Merger Agreement required to be performed at or prior to the Closing PROVIDED, that with respect to such covenants and agreements of the Company, the foregoing condition will be deemed satisfied so long as no failure to perform any such covenant or agreement will have had or would have a Material Adverse Effect; (b) the representations and warranties of Dow set forth in the Merger Agreement will be true and correct in all material respects (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date; and (c) the representations and warranties of the Company set forth in the Merger Agreement will be true and correct (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date; PROVIDED, that the foregoing condition will be deemed satisfied so long as no failure to be so true and correct shall have had or would have a Material Adverse Effect.

    THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions: (a) NGC and Purchaser will have performed in all material respects all of their covenants and agreements under the Merger Agreement required to be performed at or prior to the Closing; and (b) the representations and warranties of NGC and Purchaser set forth in the Merger Agreement will be true and correct in all material respects (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date.

TERMINATION

    The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

    (a) by the mutual consent of NGC, Dow and the Company; or

    (b) by the Company, Dow or NGC, if: (i) the Merger has not been consummated on or prior to December 31, 1997, or such other date, if any, as NGC, Dow and the Company will agree upon; provided that this right to terminate the Merger Agreement will not be available to a party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date; (ii) the stockholders of the Company fail to approve and adopt the Merger Agreement at the Annual Meeting (including any postponement or adjournment thereof) or (iii) any Governmental Entity will have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties shall use their reasonable best efforts to lift) in each case permanently restraining, enjoining or otherwise prohibiting the Merger or making the Merger illegal and such statute, order, decree, regulation or other action will have become final and non-appealable.

    In the event of the termination of the Merger Agreement as provided in the foregoing paragraphs, written notice thereof will forthwith be given to the other party or parties specifying the provision of the Merger Agreement pursuant to which such termination is made, and the Merger Agreement shall forthwith become null and void, and there shall be no liability on the part of NGC, Purchaser, Dow or the Company except as set forth in the following paragraph and except for each party's incurred costs and expenses to be paid by such party, and except with respect to the requirement to comply with the Confidentiality Agreements and return and hold confidential information. The termination of the Merger Agreement will not relieve any party from liability for breach of the Merger Agreement except as provided in the second sentence of the following paragraph.

    The Company has agreed to promptly pay to NGC a fee of $65,000,000 in the event that the Merger Agreement is terminated pursuant to subparagraph (b)(ii) above. If the Merger Agreement is so terminated, the payment of such fee will be the sole and exclusive remedy against the Company, Dow and their respective Affiliates, officers, directors and representatives in connection with the Merger Agreement and the transactions contemplated thereby.

MISCELLANEOUS

    FEES AND EXPENSES. The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the consummation of the transactions contemplated thereby will be paid by the party incurring such expenses, with certain specified exceptions.

    AMENDMENT. The Merger Agreement provides that it may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment may be made without the approval of such stockholders if such amendment changes the Merger Consideration or alters or changes any of the other terms or conditions of the Merger Agreement if such alteration or change would materially adversely affect the rights of such stockholders.

    WAIVER. At any time prior to the Effective Time, the parties to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained therein or in any document, certificate or writing delivered pursuant thereto, or (iii) waive compliance with any of the agreements or conditions of the other parties thereto contained therein.

                               REGULATORY MATTERS

    Certain federal, state and foreign regulatory requirements must be complied with before the Merger is consummated. The Company and NGC are not aware of any other governmental consents or approvals that are required prior to the parties' consummation of the Merger other than those described below. It is presently contemplated that if such additional governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance, however, that any such additional consents or approvals will be obtained.

HSR ACT

    The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and until certain waiting periods have been terminated or have expired. On March 19, 1997, the Notification and Report Forms for the Merger required pursuant to the HSR Act were filed by Dow and NGC. The FTC granted early termination of the waiting period under the HSR Act on March 28, 1997.

FEDERAL POWER ACT

    Section 203 of the Federal Power Act (the "FPA") provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. Both the Company and NGC have subsidiaries that qualify as public utilities for purposes of the FPA. Therefore, the approval of the FERC is required in order to consummate the Merger.

    Under Section 203 of the FPA, the FERC will approve a merger if it finds such merger "consistent with the public interest." In reviewing a merger, the FERC generally evaluates: (i) whether the merger will adversely affect competition; (ii) whether the merger will adversely affect rates; and (iii) whether the merger will impair the effectiveness of regulation.

    On March 17, 1997, the Company and NGC filed a combined application with the FERC requesting that the FERC approve the Merger under Section 203 of the FPA and simultaneously filed a motion with the FERC to shorten the time allowed for intervenors and others to comment on the Merger application to 30 days from the date of filing such application. On March 21, 1997, the FERC denied the motion to shorten the time allowed to comment on the Merger application and directed that such comment period remain open for 60 days from the filing of the Merger application. Based on the information available to it, the Company believes that the Merger will receive the approval of the FERC in accordance with Section 203 of the FPA although there can be no assurances with respect thereto.

FOREIGN REGULATORY MATTERS

    The Company, directly or through subsidiaries, owns properties and conducts business operations in a number of foreign countries. In connection with the Merger, the laws of certain of these foreign countries may require the filing of information or documents with governmental authorities therein. The Company, Dow, NGC and Purchaser intend to comply with all relevant filing requirements of these jurisdictions. The Company, does not expect that such foreign government filings will affect the timing of or the ability to effect the consummation of the Merger; however, there can be no assurance with respect thereto.

                             ELECTION OF DIRECTORS

    The Board is divided into three classes, each elected to serve for a term of three years. The Board of Directors, in accordance with the Company's By-laws, has established that there shall be three Class I Directors, three Class II Directors and three Class III Directors.

    The three nominees for Class I Directors, Messrs. Goff, Gallant and Staff, are presently serving as Directors of the Company. Each of the nominees for Director has consented to serve for a new term if elected. In the event that any nominee for any reason should become unavailable for election, proxies will be voted for a nominee or nominees designated by the Board.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board held nine meetings during the 1996 fiscal year. Each of the Directors attended at least 75% of the meetings of the Board and each Committee on which he or she serves. The Board has four standing committees which include an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Award Committee. The Board does not currently have a standing nominating committee. The following is a brief description of the four committees of the Board.

    EXECUTIVE COMMITTEE. Subject to certain limitations, the Executive Committee may exercise all the authority of the Board in the management of the Company in the interim between meetings of the Board. The members of the Executive Committee are Messrs. Charles F. Goff, who serves as its Chairman, and Keys A. Curry, Jr. During 1996, the Executive Committee acted by written consent and held no meetings.

    AUDIT COMMITTEE. The Audit Committee oversees the accounting and tax functions of the Company, including the activities of the Company's auditors, the adequacy of internal accounting procedures and the terms of all material transactions and arrangements between the Company and Dow, its principal stockholder. The members of the Audit Committee are Ms. Cassandra C. Carr and Messrs. Jack E. Earnest and Joel V. Staff, none of whom is an officer or employee of either the Company or Dow. The Audit Committee held nine meetings during 1996.

    COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations concerning executive salaries, bonuses, stock and option awards and the Company's retirement plans. The members of the Compensation Committee are Messrs. Jack E. Earnest, Robert W. Gallant and Michael D. Parker. The Compensation Committee held one meeting during 1996.

    STOCK AWARD COMMITTEE. The Stock Award Committee administers and interprets the Company's 1990 Award and Option Plan and the Company's Employees' Stock Purchase Plans. The members of the Stock Award Committee are Ms. Cassandra C. Carr and Messrs. Jack E. Earnest and Joel V. Staff, none of whom is an officer or employee of either the Company or Dow. The Stock Award Committee held one meeting during 1996.

DIRECTORS TO BE ELECTED AT THE MEETING

    CHARLES F. GOFF, 56, has been a Director of the Company since May 1989, and the Chief Executive Officer of the Company since September 1992. Mr. Goff served as the President of the Company from

June 1989 to December 1, 1995. From February 1990 until September 1993, Mr. Goff was Chief Operating Officer of the Company. In December 1995, Mr. Goff was elected Chairman of the Board. If elected, Mr. Goff's term as a Director of the Company will expire at the 2000 Annual Meeting of Stockholders.

    ROBERT W. GALLANT, 61, has been a Director of the Company since May 1989. Mr. Gallant retired from Dow effective December 31, 1995. From December 1992 until that time, Mr. Gallant served as Vice President and Director of Operations of Dow North America. From August 1990 to December 1992, Mr. Gallant was Vice President-Texas Operations of Dow U.S.A. If elected, Mr. Gallant's term as a Director of the Company will expire at the 2000 Annual Meeting of Stockholders.

    JOEL V. STAFF, 53, has been a Director of the Company since February 1993. Mr. Staff has been President and Chief Executive Officer of National-Oilwell, L.P. since July 1993. From 1984 until May 1993, Mr. Staff was Senior Vice President of Baker Hughes, Incorporated and its predecessor, Baker International Corporation. If elected, Mr. Staff's term as a Director of the Company will expire at the 2000 Annual Meeting of Stockholders.

                          THE BOARD RECOMMENDS A VOTE
                 FOR EACH OF THE NOMINEES FOR CLASS I DIRECTOR

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

    CASSANDRA C. CARR, 52, has been a Director of the Company since August 1992 and Senior Vice President-Human Resources for SBC Communications Inc. since May 1994. From July 1993 until April 1994, Ms. Carr was President-Texas, Southwestern Bell Telephone Company. From 1991 until July 1993, Ms. Carr was Vice President of Southwestern Bell Telephone of Texas. Ms. Carr's current term as a Director of the Company will expire at the 1999 Annual Meeting of Stockholders.

    JACK E. EARNEST, 68, has been a Director of the Company since March 1991. Mr. Earnest has been engaged in the private practice of law in oil and gas matters since 1983. Prior to that time, Mr. Earnest served as General Counsel for Texas Eastern Corporation, President of Transcontinental Gas Pipeline Corporation and Vice President-Natural Gas of Mobil Oil Corporation. Mr. Earnest's current term as a Director of the Company will expire at the 1999 Annual Meeting of Stockholders.

    JACK G. HELFENSTEIN, 61, has been a Director of the Company since February 1993. From February 1993 until his retirement in September 1994, Mr. Helfenstein served as Global Vice President-Hydrocarbons and Energy of Dow. From October 1987 until September 1994, Mr. Helfenstein was Executive Vice President-Chemicals & Performance Products and Hydrocarbons for Dow Europe. Mr. Helfenstein's current term as a Director of the Company will expire at the 1999 Annual Meeting of Stockholders.

    MICHAEL D. PARKER, 50, has been a Director of the Company since February 1995. Mr. Parker has served as Dow Group Vice President, Vice President for Chemicals and Metals and President of Dow North America since October 1995. Mr. Parker became a director of Dow in July 1995. From 1993 until October 1995, Mr. Parker served as Group Vice President of Dow's Chemicals & Performance Products and Hydrocarbons & Energy Business. From 1988 until 1993, Mr. Parker was President of Dow Chemical Pacific Limited in Hong Kong. Mr. Parker's current term as a Director of the Company will expire at the 1998 Annual Meeting of Stockholders.

    KEYS A. CURRY, JR., 61, has been a Director of the Company since November 1990, and has served as Chief Operating Officer of the Company since February 1993. From February 1990 until December 1995, Mr. Curry served as the Company's Executive Vice President. On December 1, 1995, Mr. Curry was elected President of the Company and continues to serve as Chief Operating Officer. Prior to joining the Company, Mr. Curry served as President of PSE, Inc., which was the predecessor by merger to Destec Holdings, Inc., a wholly owned subsidiary of the Company. Mr. Curry's current term as a Director of the Company will expire at the 1998 Annual Meeting of Stockholders.

    J. PEDRO REINHARD, 52, has been a Director of the Company since February 1996. Mr. Reinhard has been Chief Financial Officer of Dow since October 1995 as well as Chairman of Dow's Finance Committee. In 1995, Mr. Reinhard was elected to the Board of Directors of Dow. Mr. Reinhard has served as the Treasurer of Dow since 1988 and was named Vice President of Dow in 1990. In February 1995, Mr. Reinhard was named Financial Vice President for Dow. Mr. Reinhard's current term as a Director of the Company will expire at the 1998 Annual Meeting of Stockholders.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the forms received by it and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended December 31, 1996, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders were met.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth, as of April 30, 1997, the name of each person who, to the knowledge of the Company, owned beneficially more than five percent of the shares of Common Stock outstanding at such date, the number of shares owned by such person and the percentage of outstanding shares represented thereby:

                                                                                       NUMBER OF SHARES
                                                                                         BENEFICIALLY       PERCENT
NAME AND ADDRESS                                                                             OWNED         OF CLASS
-------------------------------------------------------------------------------------  -----------------  -----------
The Dow Chemical Company.............................................................       45,000,000          80.2%
  2030 Willard H. Dow Center
  Midland, Michigan 48674

    The following table sets forth information regarding beneficial ownership of the Common Stock as of April 30, 1997, by all Directors, each of the Executive Officers named in the Summary Compensation Table and the Directors and all of the Company's Executive Officers as a group. The Common Stock is the only class of voting securities of the Company:

                                                                                          AMOUNT AND NATURE OF
                                                                                               BENEFICIAL
NAME OF BENEFICIAL OWNER                                                                      OWNERSHIP(1)
---------------------------------------------------------------------------------------  ----------------------
Charles F. Goff........................................................................           297,240(2)
Keys A. Curry, Jr......................................................................           237,746(3)
Cassandra C. Carr......................................................................             1,500
Jack E. Earnest........................................................................             1,000
Jack G. Helfenstein....................................................................             1,000
Robert W. Gallant......................................................................             2,000
Michael D. Parker......................................................................                 0
J. Pedro Reinhard......................................................................                 0
Joel V. Staff..........................................................................             2,000
Enrique M. Larroucau...................................................................            94,830(4)
Rodney M. Webb.........................................................................            88,319(5)
Gareth J. Mann.........................................................................            33,778(6)
Directors and Executive Officers as a group (16 persons)...............................           928,039(7)

------------------------

(1) Includes deferred and restricted stock awarded under the Company's Variable Pay Plan.

(2) Includes 246,394 shares of Common Stock that Mr. Goff has the right to acquire upon exercise of options exercisable within the next 60 days.

(3) Includes 191,062 shares of Common Stock that Mr. Curry has the right to acquire upon exercise of options exercisable within the next 60 days.

(4) Includes 69,170 shares of Common Stock that Mr. Larroucau has the right to acquire upon exercise of options exercisable within the next 60 days.

(5) Includes 75,153 shares of Common Stock that Mr. Webb has the right to acquire upon exercise of options exercisable within the next 60 days.

(6) Includes 26,950 shares of Common Stock that Mr. Mann has the right to acquire upon exercise of options exercisable within the next 60 days.

(7) Includes an aggregate of 745,640 shares of Common Stock that the Executive Officers as a group have the right to acquire upon the exercise of options exercisable within the next 60 days.

    As of April 30, 1997, the percentage of Common Stock owned by all of the Company's Directors and Executive Officers as a group was approximately 1.6%. As of April 30, 1997, the percentage of each class of Dow's equity securities beneficially owned by all of the Company's Directors and Executive Officers as a group did not equal one percent of any class of Dow's equity securities.

                  DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

    Directors of the Company who are also employees are not paid any fees or compensation for their services as members of the Board or any committee thereof.

    Each Director of the Company who is not an employee of the Company receives an annual retainer of $15,000 for his or her service as a member of the Board and an attendance fee of $1,000, plus reasonable expenses for each Board meeting he or she attends. Such outside Directors also receive an attendance fee of $1,000 for each Committee meeting attended, if such meeting is not held on the same day as a Board meeting. Directors who are not employees of the Company are not eligible to participate in the Company's benefit plans.

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of (i) Charles F. Goff, the Company's Chairman and Chief Executive Officer, and (ii) each of the other four most highly compensated Executive Officers of the Company serving as such through December 31, 1996:

                                                                                                  LONG-TERM
                                                  ANNUAL COMPENSATION                        COMPENSATION AWARDS
                                 -----------------------------------------------------  ------------------------------
                                                                           OTHER          RESTRICTED      SECURITIES
           NAME AND                                                        ANNUAL            STOCK        UNDERLYING
    PRINCIPAL POSITIONS(1)         YEAR       SALARY      BONUS(2)    COMPENSATION(3)      AWARDS(4)     OPTIONS/SARS
-------------------------------  ---------  ----------  ------------  ----------------  ---------------  -------------
Charles F. Goff................       1996  $  324,240  $  1,001,408              $0               $0         148,300
  Chairman of the Board and           1995     311,770       571,112               0                0          70,000
  Chief Executive Officer             1994     299,058       324,000               0                0         151,575
Keys A. Curry, Jr..............       1996     270,200       833,102               0                0         123,550
  President, and Chief                1995     259,808       475,926               0                0          47,600
  Operating Officer                   1994     249,439       270,000               0                0         126,375
Enrique M. Larroucau...........       1996     216,160       623,218               0                0          87,850
  Senior Vice President,              1995     207,846       317,289               0                0          33,500
  Chief Financial Officer and         1994     199,388       180,000          50,600                0          86,050
  Treasurer
Rodney M. Webb.................       1996     171,305       130,242               0                0               0
  Senior Vice President-              1995     167,906       170,816               0                0          22,250
  Gasification Business Unit          1994     162,864       117,360               0                0          56,275
Gareth J. Mann.................       1996     159,954       128,228         257,548                0          32,500
  Vice President, Business            1995     142,948       140,754         174,081                0          11,650
  Development--Europe, Africa,        1994     114,377        36,808         116,187                0           5,000
  Middle East, Asia and the Far
  East

           NAME AND                 ALL OTHER
    PRINCIPAL POSITIONS(1)       COMPENSATIONS(5)
-------------------------------  ----------------
Charles F. Goff................  $      12,000
  Chairman of the Board and             12,000
  Chief Executive Officer               19,471
Keys A. Curry, Jr..............         12,000
  President, and Chief                  12,000
  Operating Officer                     19,620
Enrique M. Larroucau...........         12,000
  Senior Vice President,                12,120
  Chief Financial Officer and           82,577
  Treasurer
Rodney M. Webb.................         12,000
  Senior Vice President-                12,120
  Gasification Business Unit            19,620
Gareth J. Mann.................         12,000
  Vice President, Business               8,577
  Development--Europe, Africa,           6,570
  Middle East, Asia and the Far
  East

------------------------
(1) The positions shown represent the offices held by such persons as of December 31, 1996.

(2) Bonuses earned during 1995 were paid under the Company's 1995 Variable Pay Plan and include (i) cash amounts paid and (ii) the value, as of the date of grant, of awards of restricted stock and deferred stock. Shares of restricted stock and deferred stock were paid to each of the named executive officers in the following amounts: Mr. Goff, 18,300 shares of restricted stock and 18,300 shares of deferred stock; Mr. Curry, 15,250 shares of restricted stock and 15,250 shares of deferred stock; Mr. Larroucau, 10,167 shares of restricted stock and 10,167 shares of deferred stock; Mr. Webb, 4,933 shares of restricted stock and 4,933 shares of deferred stock; and Mr. Mann, 2,914 shares of restricted stock and 2,914 shares of deferred stock. Thirty-three percent of such shares of restricted stock will vest on December 31 of each of 1996, 1997 and 1998. Thirty-three percent of such shares of deferred stock will vest on December 31 of each of 1996, 1997 and 1998 if the fair market value of the Common Stock achieves certain targets during the 30-day period preceding such date. Under the terms of the 1995 Variable Pay Plan, immediately prior to a change in control, each awardee will be entitled to receive, in cancellation of all then outstanding awards of restricted or deferred stock and in lieu of shares of Common Stock otherwise deliverable in respect of such awards, an amount in cash (subject to applicable withholding) equal to the per share consideration received in connection with such change in control multiplied by the aggregate number of shares of restricted stock and deferred stock subject to such award. Holders of restricted stock have the right to receive dividends during the restriction period.

(3) With the exception of Messrs. Larroucau and Mann, the amounts ascribed to personal benefits for each of the named executive officers were below the required disclosure threshold amounts. When Mr. Larroucau joined the Company in June 1993, the Company agreed to pay for his temporary housing and moving expenses incurred in 1993 and 1994. Amounts shown for Mr. Mann represent foreign service premiums, rental subsidies, foreign tax advances and foreign fringe benefits.

(4) The payment of shares of restricted stock and deferred stock earned during 1995 under the Company's 1995 Variable Pay Plan is reported in the 1995 "Bonus" column of this table. The number and aggregate value (each as of December 31, 1996) of each of the named executive officers' aggregate restricted stock and deferred stock holdings are as follows: Mr. Goff, 24,400 shares with a value of $381,250; Mr. Curry, 20,334 shares with a value of $317,719; Mr. Larroucau, 13,556 shares with a value of $211,813; Mr. Webb, 6,578 shares with a value of $102,781; and Mr. Mann, 3,886 shares with a value of $60,719. On December 31, 1996, thirty-three percent of the shares of restricted stock and thirty-three percent of the shares of deferred stock paid under the 1995 Variable Pay Plan vested.

(5) With the exception of Mr. Larroucau, the amounts shown in this column represent the Company's contributions to the Company's Retirement and Savings Plan for each of the named executive officers. The amounts shown for Mr. Larroucau include payments made on Mr. Larroucau's behalf in connection with his pension account with Dow's International Employee Pension Plan during 1994. Mr. Larroucau's pension account with Dow became dormant effective January 1, 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning options to purchase Common Stock granted in 1996 to the executive officers named in the Summary Compensation Table:

                                      NUMBER OF     PERCENT OF TOTAL
                                     SECURITIES       OPTIONS/SARS
                                     UNDERLYING        GRANTED TO      PER SHARE                      GRANT DATE
                                   OPTIONS/SARS(1)    EMPLOYEES IN      EXERCISE                        PRESENT
NAME                                   GRANTED           1996(2)        PRICE(3)   EXPIRATION DATE     VALUE(4)
---------------------------------  ---------------  -----------------  ----------  ---------------  ---------------
Charles F. Goff..................       148,300             21.70%     $  12.3125       2/20/06      $   1,014,372
Keys A. Curry, Jr................       123,550             18.08%        12.3125       2/20/06            845,082
Enrique M. Larroucau.............        87,850             12.86%        12.3125       2/20/06            600,894
Rodney M. Webb...................             0                --              --            --                 --
Gareth J. Mann...................        32,500              4.76%        12.3125       2/20/06            222,300

------------------------

(1) The Company made no SAR grants in 1996. All options granted to each of the named executive officers in 1996 will vest ratably over a three-year period that began February 21, 1996.

(2) In 1996, a total of 649,850 options to purchase Common Stock were granted to the Company's employees at a per share exercise price of $12.3125 and 33,500 at a per share exercise price of $14.9375.

(3) The exercise price is the average of the high and low trading price of the Common Stock on the date of grant, as reported on the consolidated transaction reporting system for the NYSE issues on such date.

(4) The values assigned to each reported option are shown using the Black-Scholes option pricing model. In assessing these values it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, its ultimate value will be dependent on the market value of the Common Stock at a future date, and that value will depend on the efforts of such executive officers to foster the future success of the Company for the benefit of not only the executive officers, but all of the Company's stockholders.

AGGREGATE OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth certain information concerning the unexercised options to purchase Common Stock held by the executive officers named in the Summary Compensation Table at December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

None of the executive officers named in the Summary Compensation Table exercised options for Common Stock in 1996.

                                                                                           VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                                                     OPTIONS                     12/31/96
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Charles F. Goff...........................................     246,394        237,881    $ 730,724    $   877,562
Keys A. Curry, Jr.........................................     191,062        198,238      540,000        731,351
Enrique M. Larroucau......................................      69,170        138,230      354,827        508,267
Rodney M. Webb............................................      75,153         32,872      243,613        141,761
Gareth J. Mann............................................      26,950         32,500       95,588        107,656

SEVERANCE AND SERVICES AGREEMENTS

    The Company has entered into severance and services agreements with certain of its employees, including each of the named executive officers. See "THE MERGER -- Interests of Certain Persons in the Merger."

COMPENSATION ADJUSTMENT AGREEMENTS

    Beginning in November 1991, the Company entered into Compensation Adjustment Agreements ("Compensation Agreements") with former Dow employees in order to induce these employees to leave the Dow benefit plans and join the Company. These Compensation Agreements provide for certain future payments to be made to these employees upon retirement, termination, and in certain cases, a change in the control of the Company. These Compensation Agreements supplement the Company's deferred tax savings plan to ensure that these employees would receive the equivalent to the pension benefit they would have accrued had they remained employed by Dow.

    Messrs. Charles F. Goff and Rodney M. Webb, each a named executive officer, will receive payments under Compensation Agreements when they each retire from the Company. The amount to be received by each officer was calculated by (i) projecting his Dow pension at the earliest date it is unreduced (the "Projection Date"), (ii) subtracting both the projected Company contribution to him under the Company's deferred tax savings plan and any pension amounts the individual would receive from Dow from his projected Dow pension, and (iii) annuitizing the short-fall. In the event either of these employees remain employed by the Company beyond the Projection Date, he will continue to accrue benefits under his Compensation Agreement. Assuming a retirement age of 65, Messrs. Goff and Webb would be eligible to receive a lump sum payment of $763,152 and $612,321, respectively.

SALARY CONTINUATION PLAN

    In 1986, PSE Inc., which is now known as Destec Holdings, Inc. ("DHI"), established the PSE Executive Salary Continuation Plan (the "Salary Continuation Plan") for certain of its executives. The Salary Continuation Plan will pay the beneficiary of a deceased participant on a monthly basis over a period not to exceed 180 months following his/her death while employed or after total and permanent disability or retirement an amount not to exceed one-half of the participant's salary at the time of death (or time of disability or retirement). The Salary Continuation Plan is an unfunded, nonqualified death benefit plan. DHI financed the Salary Continuation Plan through the use of corporate-owned life insurance on the lives of participants. Mr. Keys A. Curry, Jr. is the only remaining executive officer of the Company who is a participant in the Salary Continuation Plan and is thereby eligible for payments under the plan, as described above, based upon Mr. Curry's salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Company's Compensation Committee are Messrs. Jack
E. Earnest, Robert W. Gallant and Michael D. Parker. Mr. Enrique J. Sosa, who served on the Compensation Committee during 1996, resigned from the Board, and thereby the committee, effective February 22, 1996. Mr. Parker was elected to fill this position on May 1, 1996. The service of these individuals on the Compensation Committee does not create any corporate interlocks or insider participation between the Company's Compensation Committee and another entity.

                      REPORT OF THE COMPENSATION COMMITTEE
                           AND STOCK AWARD COMMITTEE
                           ON EXECUTIVE COMPENSATION

    Company decisions regarding executive officer compensation are made by the Compensation Committee and the Stock Award Committee, each being a committee of the Board. The Compensation Committee is accountable for all executive cash compensation decisions and the Stock Award Committee is responsible for all stock-based awards to the Company's executive officers as non-cash compensation. The current members of the Compensation Committee are Messrs. Jack E. Earnest, Robert W. Gallant and Michael D. Parker, and the members of the Stock Award Committee are Ms. Cassandra C. Carr and Messrs. Jack E. Earnest and Joel V. Staff.

EXECUTIVE OFFICERS GENERALLY

    At the senior executive level, there are three compensation components, including (i) a base salary which reflects his or her individual performance,
(ii) a variable incentive program which, in 1996, was payable in cash and was tied to both the Company's achievement of its financial performance goals and the individual's performance goals, and (iii) a stock-based award which is intended to further tie the senior executives' compensation to the stockholders' long-term interests in the Company.

    In evaluating the performance of the Chief Executive Officer and the Company's other executive management, the Compensation Committee considers the following three factors in order of importance: (i) Company performance, both separately and in relation to other companies in the independent power industry,
(ii) the individual performance of each executive officer, and (iii) the recommendations of professional compensation consultants and management. Following are brief discussions of each of these elements, along with a discussion of the decisions made by each Committee with regard to 1996 executive compensation.

BASE SALARY COMPENSATION

    The base salaries of the Company's executive officers are based on each executive's position within the Company's senior management hierarchy, their individual performance with respect to the other senior executives of the Company and industry survey information. The Compensation Committee reviews and approves all changes in executive base salaries annually, while remaining within the confines of the budget approved by the Committee. Base salaries of the Company's executive officers are not determined by a planned formula, allowing the Committee discretion in making these decisions after consideration of the foregoing factors.

VARIABLE PAY PROGRAM

    In 1996, the variable pay portion of executive compensation was based on an individual component and on the Company's achievement of an economic profit target. The economic profit target was intended to represent an aggressive growth rate, achievable with excellent performance by the Company, as led by its executive officers. At the beginning of the year, the Company's senior executives calculated such aggressive economic profit target which the Compensation Committee reviewed and approved. Following year-end, variable incentive awards were made to Company employees, including the executive officers, based on the individual's performance and the degree to which the Company's target was achieved. In 1996, the Company performance component of the variable pay award for each of the Company's executive officers was eighty percent and the individual performance component of the award was twenty percent. Such a weighted distribution is consistent with the Compensation Committee's belief that the success of the Company in meeting its established economic profit target is clearly the Company's first priority, but heavily dependent upon the leadership of senior management.

    Senior management has confirmed that the Company's maximum 1996 economic profit target has been achieved. The Company has made a two times variable pay award to each of the Company's participants in the program, including the Company's executive officers, in accordance with the program's formula for the year.

STOCK-BASED AWARDS

    Stock-based awards to senior management in 1996 were granted in the form of stock options. A stock option award is a grant of an option to purchase shares of the Common Stock at a set price and vesting date, with an exercisability term of ten years. The grant of a stock option has no value to the optionee unless the fair market value of the Common Stock over time exceeds the exercise price of the option. Accordingly, stock option awards strengthen the mutuality of interests between senior management and the Company's stockholders.

    Each stock-based award is reviewed by the Compensation Committee as a portion of the overall executive compensation package, although approval of all stock awards is reserved for the Stock Award Committee. The Stock Award Committee, following an established range for each executive position, grants an award to each executive officer that reflects his or her individual performance during the preceding year. In 1996, each of the Executive Officers received a stock option award that vests ratably over three years.

COMPENSATION OF CHARLES F. GOFF, CHIEF EXECUTIVE OFFICER

    Mr. Charles Goff has been Chief Executive Officer of the Company since September 1992 and his base salary compensation in 1996 was $324,240 . In addition, in 1996, Mr. Goff received an option to purchase 148,300 shares of Common Stock under the 1990 Award and Option Plan and a cash bonus of $1,001,408 which consisted of (i) $389,376 under the 1995 Variable Pay Plan, and (ii) $612,032 as a Management Committee bonus awarded by the Board.

     THE COMPENSATION COMMITTEE              THE STOCK AWARD COMMITTEE
           Jack E. Earnest                       Cassandra C. Carr
          Robert W. Gallant                       Jack E. Earnest
          Michael D. Parker                        Joel V. Staff

                            STOCK PERFORMANCE GRAPH

    The following chart compares the cumulative total return to stockholders over the past five years for a holder of Company Common Stock against the cumulative total return of the Wilshire 5000 Composite Index and those active companies in the Company's Standard Industrial Classification Code 4991, Cogeneration-Power Producer, as of December 31, 1996. The chart depicts the value on December 31, 1996, of a $100 investment made on December 31, 1991, with all dividends reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                             DESTEC ENERGY,
              WILSHIRE 5000 CORPORATE INDEX   PEER GROUP          INC.
Dec 31 1991             100                   100                 100
Dec 31 1992             109                   102                  82
Dec 31 1993             121                   104                  73
Dec 31 1994             121                    87                  54
Dec 31 1995             165                   103                  70
Dec 31 1996             200                   143                  79

                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board recommends that the stockholders ratify its reappointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997 or until the Merger is consummated. If the Company's stockholders approve and adopt the Merger Agreement at the Meeting and the Merger is consummated, at the Effective Time, Deloitte & Touche LLP will become the independent auditors of the Company.

    If the Company's stockholders fail to approve and adopt the Merger Agreement and also fail to ratify the reappointment of Deloitte & Touche LLP, the Board will consider selecting other auditors for the subsequent year. Even if the selection of Deloitte & Touche LLP is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the current fiscal year if the Board determines that such change would be in the best interests of the Company and its stockholders.

    Deloitte & Touche LLP has been serving as the Company's independent auditors since 1989. A representative of Deloitte & Touche LLP will be present at the Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997 OR UNTIL THE MERGER IS CONSUMMATED.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

THE COMPANY

    The Company is one of the largest independent producers of electricity in the world. The Company is in the business of (i) developing, operating and managing projects which produce electricity, thermal energy and Syngas; (ii) marketing and selling electricity, thermal energy, natural gas and lignite; and
(iii) investing in projects, entities and natural resources which support its strategic objectives. The Company's United States portfolio includes interests in 20 operating facilities, 15 of which the Company operates and manages; the Company's international portfolio presently includes interests in four projects. The principal executive offices of the Company are located at 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042, and its telephone number is (713) 735-4000.

    Additional information concerning the Company and its subsidiaries is contained in the Company Annual Report, the Company 10-K, and its other public filings. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below are the name, age, business address, present principal occupation or employment and five-year employment history of each director and executive officer of the Company. Unless otherwise indicated, the business address of each person listed below is Destec Energy, Inc., 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042. Each named person is a citizen of the United States.

DIRECTORS

    For a description of the Directors, See "THE BOARD OF DIRECTORS AND ITS COMMITTEES -- Directors to be Elected at the Meeting; -- Directors Whose Terms Extend Beyond the Meeting."

EXECUTIVE OFFICERS

    CHARLES F. GOFF, 56, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Goff joined the Company in May 1989 as a Director and was elected Chairman of the Board in December 1995. In June 1989, Mr. Goff was elected President and Chief Executive Officer. Mr. Goff served as Chief

Executive Officer until February 1990 when he was elected Chief Operating Officer. In September 1992, Mr. Goff was again elected Chief Executive Officer of the Company.

    KEYS A. CURRY, JR., 61, is President and Chief Operating Officer of the Company. Mr. Curry joined the Company in February 1990. In December 1995, Mr. Curry was elected President of the Company and has also served as Chief Operating Officer of the Company since his election in February 1993. Mr. Curry was elected as a Director in November 1990.

    ENRIQUE M. LARROUCAU, 54, is Senior Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Larroucau joined the Company in June 1993 as Vice President, Treasurer and Chief Financial Officer. In May 1994, Mr. Larroucau was elected Senior Vice President. Prior to joining the Company, Mr. Larroucau was Treasurer for Dow Latin America from March 1981 to May 1993.

    L. EDWARD JACKOWSKI, JR., 55, is Senior Vice President-Engineering, Project Development of the Company. Mr. Jackowski joined the Company in June 1993 as Vice President-Engineering and was elected Senior Vice President-Engineering in September 1991. In November 1994, Mr. Jackowski was named Senior Vice President, Engineering, Project Development.

    RODNEY M. WEBB, 56, is Senior Vice President-Gasification Business Unit of the Company. Mr. Webb joined the Company in May 1989 as Vice
President-Operations and Technology and was elected Senior Vice
President-Operations and Technology in February 1990. In November 1994, Mr. Webb was named Senior Vice President-Gasification Business Unit.

    CRAIG E. HESS, 53, is Vice President and Controller of the Company. Mr. Hess joined the Company in June 1992 as Controller. Prior to joining the Company, Mr. Hess was Controller of Dow's Texas Operations from October 1988 to June 1992.

    MARIAN M. DAVENPORT, 43, is Vice President, General Counsel and Secretary of the Company. Ms. Davenport held the position of Assistant General Counsel and Assistant Secretary of PSE Inc. from August 1986 to December 1989. Following the Destec-PSE merger, Ms. Davenport held various positions in the Legal Department of Destec. She was serving as Staff Counsel in February 1994, when she was named Director-Project Development. In January 1996, Ms. Davenport was elected Vice President, General Counsel and Secretary of the Company.

    RICK A. BOWEN, 42, is Vice President-Business Development the Americas of the Company. Mr. Bowen joined the Company in February 1990 as Manager-Mergers and Acquisitions. In January 1993, Mr. Bowen was named Director, Business Development-North America and was elected Vice President, Business Development-The Americas in February 1995. Prior to joining the Company, Mr. Bowen was Manager-Project Administration for PSE, Inc.

    GARETH J. MANN, 41, is Vice President-Business Development Europe, Africa, Middle East, Asia and the Far East of the Company. Mr. Mann joined the Company in April 1991 as Project Development Manager-Central United States. In December 1992, Mr. Mann was named Commercial Development Manager for Europe and in December 1993, he was named Director, Commercial Development-Europe. In November 1994, Mr. Mann was elected Vice President, Business Development-Europe, Africa, Middle East, Asia and the Far East. Prior to joining the Company, Mr. Mann had his own company, Power Systems Australia, which provided development services for cogeneration and independent power projects in Australia and New Zealand.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH DIRECTORS OR EXECUTIVE OFFICERS

    The Company's directors and executive officers were not indebted to, and did not have significant relations with, the Company, during the year ended December 31, 1996.

THE DOW AGREEMENTS

    The Company has various agreements with Dow, its principal stockholder (the "Dow Agreements"), some of which were entered into when the Company was a wholly owned subsidiary of Dow. Since the date of the Company's initial public offering, the Company's Audit Committee has adopted policies and procedures to deal with any conflicts of interest between the Company and Dow, including any conflict of interest under the Dow Agreements. Any modifications to existing agreements and the execution of new agreements between the Company and Dow are negotiated in accordance with the Audit Committee's policies. All agreements, including the agreements set forth below, comport with such policies. The paragraphs below describe agreements involving amounts exceeding $60,000 entered into between the Company and Dow since December 31, 1995.

    The Company and Dow have entered into a Tax Sharing Agreement, effective May 15, 1996 (the "Tax Sharing Agreement"), which provides for payments between the Company and Dow with respect to certain taxes. The Tax Sharing Agreement applies to taxes paid by Dow with respect to its consolidated U.S. federal income tax return and state and local combined tax returns that include the Company. With respect to federal income taxes, the amount of the Company's payment to Dow is based on the amount of tax the Company would pay if it filed its returns on a stand-alone basis. With respect to state and local taxes, the Company generally bears its pro rata share of combined tax liability. Pursuant to the Tax Sharing Agreement, Dow is required to make payments to the Company for certain tax attributes of the Company used by Dow to reduce its tax liability.

    The Company and Dow have entered into a First Amendment to the Tax Sharing Agreement, dated February 17, 1997, pursuant to which the Tax Sharing Agreement was amended to provide, among other things, that (i) the provisions of such tax sharing agreement apply to this deconsolidation of the Company from the consolidated group of corporations for which Dow files tax returns for U.S. Federal income tax purposes; (ii) on the Closing Date, Dow will pay to the Company $10 million as an advance payment of amounts expected to be paid to the Company under such tax sharing agreement with respect to the 1997 tax year;
(iii) Dow will be treated as having actually utilized all deductions, losses, credits and other tax attributes of the Company and its subsidiaries prior to the Company's deconsolidation, with the effect that the Company will be entitled to payment for such items by Dow pursuant to such tax sharing agreement; and
(iv) the Company will not be liable to Dow for taxes with respect to certain transactions. The First Amendment to the Tax Sharing Agreement will be effective as of the Effective Time.

    In June 1996, the Company and Dow entered into a settlement agreement regarding the decommissioning of a facility near Plaquemine, Louisiana, constructed by Dow in 1987 and in which the Company had an interest (the "LGTI Facility"), pursuant to which the LGTI equipment and all related facilities (except the slag pile) would be transferred to Dow. The Company has agreed to reimburse Dow for clean-up and disposal expenses up to a maximum of $250,000. The Company has agreed to remove the slag pile at the site in compliance with applicable federal, state and local requirements. The cost of removal is expected to be offset by proceeds from the sale of the slag.

    For a description of certain agreements among the Company, Dow and NGC, entered into in connection with the Merger Agreement, see "THE MERGER -- Interest of Certain Persons in the Merger."

                CERTAIN INFORMATION CONCERNING NGC AND PURCHASER

    NGC is a leading North American marketer of natural gas, natural gas liquids, crude oil and electric power and is engaged in natural gas gathering, processing and transportation through ownership and operation of natural gas processing plants, storage facilities and pipelines. Purchaser, which is a wholly owned subsidiary of NGC, is a recently organized corporation that has not conducted any business except in conjunction with the transactions contemplated by the Merger Agreement. The principal executive office of NGC and Purchaser is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is (713) 507-6400.

                       CERTAIN INFORMATION CONCERNING DOW

    Dow and its subsidiaries are engaged in the manufacture and sale of chemicals, plastics, agricultural and consumer products and other specialized products. Its principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674, and its telephone number is (517) 636-1000.

                       MARKET PRICES OF THE COMMON STOCK
                              AND DIVIDEND POLICY

MARKET PRICES

    The principal market on which the Common Stock is traded is the NYSE with the ticker symbol "ENG". On May 2, 1997, the last trading day before the printing of this Proxy Statement, the high and low sales prices of the Common Stock were $21 1/8 and $20 7/8, respectively. On February 14, 1997, the last trading day before the public announcement of the execution of the Merger Agreement, the high and low sales prices of the Common Stock were $19 1/2 and $19 1/4, respectively. On September 30, 1996, the last trading day before the public announcement that the Company had retained Morgan Stanley to explore strategic alternatives to maximize shareholder value, including a possible sale of the Company, the high and low sales prices of the Common Stock were $12 1/8 and $11 7/8, respectively. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON STOCK.

    The high and low sales prices for the Common Stock, as reported on the NYSE Composite Tape, for fiscal years 1995 and 1996 and during the first quarter to date of fiscal year 1997 are shown below.

                                                                              HIGH        LOW
                                                                            ---------  ---------
1995
    First Quarter.........................................................  $      11  $   9 1/2
    Second Quarter........................................................     14 3/8      9 7/8
    Third Quarter.........................................................     16 1/8     12 7/8
    Fourth Quarter........................................................     15 3/8         13
1996
    First Quarter.........................................................  $  13 3/4  $  11 1/2
    Second Quarter........................................................     13 7/8     11 1/2
    Third Quarter.........................................................     14 3/8     11 7/8
    Fourth Quarter........................................................     16 1/4     12 1/2
1997
    First Quarter.........................................................  $      21  $  15 3/8
    Second Quarter (through May 2)........................................     21 1/8     20 1/2

DIVIDENDS

    Since the Company's initial public offering in March 1991, the Company has paid no dividends on its common stock. For information with respect to the payment of dividends by the Company prior to the Effective Time, see "THE MERGER AGREEMENT -- Conduct of the Business Pending the Closing."

                                 OTHER BUSINESS

    Management knows of no business which will be presented for consideration other than the matters described in the Notice of Annual Meeting. If other matters are presented, it is the intention of the persons designated as Proxies to vote in accordance with their judgment on such matters.

                              INDEPENDENT AUDITORS

    The consolidated financial statements of the Company for the fiscal year ended December 31, 1996, included elsewhere in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors. Deloitte & Touche LLP has not compiled, examined or performed any procedures with respect to the projected financial information, included elsewhere in this Proxy Statement, or expressed any assurance on it or its achievability and assumes no responsibility for such projections. See "THE MERGER-- Certain Projections." Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting, in the event that the Merger has not been consummated prior thereto, should be received by the Secretary of the Company by January 5, 1998. Proposals received after that date may be excluded from the Company's proxy materials.

              INDEX TO FINANCIAL STATEMENTS OF DESTEC ENERGY, INC.

                                                                                                                PAGE
                                                                                                                -----
Independent Auditors' Report...............................................................................         F-2
Consolidated Balance Sheets as of December 31, 1996 and 1995...............................................         F-3
Statements of Consolidated Income for the Years Ended December 31, 1996, 1995 and 1994.....................         F-5
Statements of Consolidated Cash Flows for the Years Ended December 31, 1996, 1995 and 1994.................         F-6
Statements of Consolidated Stockholders' Equity for the Years Ended December 31, 1996, 1995 and 1994.......         F-7
Notes to Consolidated Financial Statements for the Years Ended
  December 31, 1996, 1995 and 1994.........................................................................         F-8

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Destec Energy, Inc.:

    We have audited the consolidated balance sheets of Destec Energy, Inc. and subsidiaries ("Destec") as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of Destec's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Destec at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
February 18, 1997

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1996          1995
                                                                                       ------------  ------------
Current Assets:
Cash and cash equivalents............................................................   $  111,446    $    7,044
Cash equivalents--Dow................................................................           --         4,422
                                                                                       ------------  ------------
    Total cash and cash equivalents..................................................      111,446        11,466
                                                                                       ------------  ------------
Marketable Securities................................................................        2,999       328,799
Accounts Receivable:
  Trade..............................................................................       72,674        64,029
  Dow................................................................................        1,889         1,144
  Affiliates.........................................................................       44,385        23,832
  Other..............................................................................          930         4,085
Notes receivable--affiliates.........................................................        6,328         2,983
Income taxes receivable..............................................................       24,830         1,934
Deferred taxes--net..................................................................        5,370         5,680
Costs and estimated earnings in excess of billings on uncompleted
  contracts--affiliates..............................................................       44,841        37,063
Recoverable project costs............................................................          884        58,398
Prepaid expenses and other assets....................................................       23,482        14,076
                                                                                       ------------  ------------
    Total current assets.............................................................      340,058       553,489
                                                                                       ------------  ------------
Property--at cost....................................................................      407,263       271,067
  Accumulated depreciation, depletion and amortization...............................      (71,590)      (60,878)
                                                                                       ------------  ------------
    Property, net....................................................................      335,673       210,189
                                                                                       ------------  ------------
Lease receivable from Dow............................................................       44,159        44,159
Equity investments...................................................................      323,250       139,784
Long-term notes receivable--affiliates...............................................        8,444            --
Goodwill (Net of accumulated amortization of $17,498 and $15,027 at December 31, 1996
  and 1995, respectively)............................................................       80,402        83,781
Other assets.........................................................................       13,160        16,410
                                                                                       ------------  ------------
Total................................................................................   $1,145,146    $1,047,812
                                                                                       ------------  ------------
                                                                                       ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1996          1995
                                                                                       ------------  ------------
Current Liabilities:
Accounts payable:
  Trade..............................................................................   $   64,635    $   45,169
  Dow................................................................................       12,661        13,249
Accrued liabilities..................................................................       48,792        49,951
Billings in excess of costs and estimated earnings on uncompleted
  contracts--affiliates..............................................................        3,646        41,309
Income taxes payable.................................................................           --           249
                                                                                       ------------  ------------
    Total current liabilities........................................................      129,734       149,927
                                                                                       ------------  ------------
Long-term liabilities................................................................       50,089        46,172
Project financing debt...............................................................       53,820            --
Deferred taxes--net..................................................................       71,844        34,720
Deferred income......................................................................       51,917        47,676

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $1.00 par value; 50,000,000 shares authorized, none issued
  Common stock, $.01 par value; 150,000,000 shares authorized, 62,250,000 issued.....          623           623
  Additional paid-in capital.........................................................      394,296       394,296
  Retained earnings..................................................................      470,305       427,757
  Unearned compensation--related to outstanding deferred stock.......................         (543)           --
  Unrealized gains on investments....................................................           --           651
  Cumulative translation adjustments.................................................        3,726            --
  Less 6,170,740 and 4,159,464 shares of treasury stock at cost at December 31, 1996
    and 1995, respectively...........................................................      (80,665)      (54,010)
                                                                                       ------------  ------------
    Total stockholders' equity.......................................................      787,742       769,317
                                                                                       ------------  ------------
Total................................................................................   $1,145,146    $1,047,812
                                                                                       ------------  ------------
                                                                                       ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

                       STATEMENTS OF CONSOLIDATED INCOME

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Revenues:
  Power, steam, syngas and energy resources
    affiliates......................................................  $          --  $      10,887  $     138,870
    guaranteed payments.............................................             --         63,014         82,878
    nonaffiliates...................................................        253,796        112,078        119,092
                                                                      -------------  -------------  -------------
      Total power, steam, syngas, and energy resources..............        253,796        185,979        340,840
  Development, engineering and operations--affiliates...............        324,116        455,517        385,853
                                                                      -------------  -------------  -------------
Total Revenues......................................................        577,912        641,496        726,693
                                                                      -------------  -------------  -------------
Operating Costs:
  Power, steam, syngas and energy resources
    affiliates......................................................          1,891         61,693         80,856
    nonaffiliates...................................................        231,405        113,208        116,330
                                                                      -------------  -------------  -------------
      Total power, steam, syngas, and energy resources..............        233,296        174,901        197,186
  Development, engineering and operations--affiliates...............        288,832        441,850        370,267
                                                                      -------------  -------------  -------------
Total Operating Costs...............................................        522,128        616,751        567,453
                                                                      -------------  -------------  -------------
Amortization of intangibles.........................................          2,471          2,469          2,471
                                                                      -------------  -------------  -------------
Selling, General and Administrative Expenses:
  Dow...............................................................            438            938            511
  Direct............................................................         31,540         31,253         32,626
                                                                      -------------  -------------  -------------
      Total selling, general and administrative.....................         31,978         32,191         33,137
                                                                      -------------  -------------  -------------
Restructuring Charges...............................................             --             --          9,960
                                                                      -------------  -------------  -------------
      Total operating costs and expenses............................        556,577        651,411        613,021
                                                                      -------------  -------------  -------------
Operating Income (Loss).............................................         21,335         (9,915)       113,672
                                                                      -------------  -------------  -------------
Earnings from equity investments....................................         19,389         12,385          9,259
                                                                      -------------  -------------  -------------
Other Income:
  Dow...............................................................          5,023         11,212          3,961
  Other--Net........................................................         11,944         18,767         12,361
  Gain on sale of oil and gas properties............................             --         11,890         17,196
  Sundry income--Net................................................            798          1,006            367
                                                                      -------------  -------------  -------------
Total Other Income..................................................         17,765         42,875         33,885
                                                                      -------------  -------------  -------------
Income before provision for taxes...................................         58,489         45,345        156,816
Provision for taxes.................................................         15,733         10,645         46,335
                                                                      -------------  -------------  -------------
Net Income..........................................................  $      42,756  $      34,700  $     110,481
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Per Share Amounts:
Net Income Per Share................................................  $        0.75  $        0.59  $        1.84
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average shares outstanding.................................     56,931,645     58,658,966     60,151,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                           (IN THOUSANDS OF DOLLARS)

                                                                                                     FOR THE YEARS ENDED
                                                                                                         DECEMBER 31,
                                                                                                  --------------------------
                                                                                                      1996          1995
                                                                                                  ------------  ------------
Cash Flows From Operating Activities:
Net Income......................................................................................  $     42,756  $     34,700
Adjustments to reconcile net income to net cash provided by operating activities:
  Earnings from equity investments..............................................................       (19,389)      (12,385)
  Gain on sale of oil and gas properties........................................................            --       (11,890)
  Deferred income, net..........................................................................         4,241         8,097
  Depreciation, depletion and amortization......................................................        13,183        24,727
  Cumulative translation adjustments............................................................         3,726            --
  Compensation recognized under Variable Pay Plan...............................................           779            --
  Increase in deferred income taxes, net........................................................        38,342        (1,793)
  Changes in assets and liabilities that provided (used) cash:
    Accounts receivable.........................................................................       (26,788)      (19,786)
    Notes receivable--affiliates................................................................        (3,345)         (917)
    Income taxes receivable.....................................................................       (22,896)       (1,934)
  Costs and estimated earnings in excess of billings on uncompleted contracts--affiliates.......        (7,778)       (5,636)
  Recoverable project costs.....................................................................        57,514       (12,739)
  Prepaid expenses and other assets.............................................................        (9,406)        1,246
    Accounts payable............................................................................        18,878        (5,181)
    Accrued liabilities.........................................................................        (1,159)         (621)
    Billings in excess of costs and estimated earnings on uncompleted contracts--affiliates.....       (37,663)       38,437
    Income taxes payable........................................................................          (249)       (5,042)
    Long-term liabilities.......................................................................         5,342         9,073
                                                                                                  ------------  ------------
Net Cash Provided by Operating Activities.......................................................        56,088        38,356
                                                                                                  ------------  ------------
Cash Flows From Investing Activities:
  Investments in marketable securities..........................................................    (1,238,741)   (1,965,288)
  Proceeds from sale of marketable securities...................................................     1,563,890     1,637,140
  Proceeds from sale of oil and gas properties..................................................            --        34,052
  Purchases of property, net....................................................................      (136,196)      (33,103)
  Long-term notes receivable--affiliates........................................................        (8,444)        1,976
  Equity investments--contributions.............................................................      (191,528)      (62,449)
  Equity investments--distributions.............................................................        27,451        15,914
  Other assets..................................................................................         3,250         1,900
                                                                                                  ------------  ------------
Net Cash Provided by (Used in) Investing Activities.............................................        19,682      (369,858)
                                                                                                  ------------  ------------
Cash Flows from Financing Activities:
  Proceeds from borrowings--Dow.................................................................            --            --
  Repayment of borrowings--Dow..................................................................            --            --
  Proceeds from project financing debt..........................................................        53,820            --
  Proceeds from issuance of treasury stock......................................................         1,352         1,856
  Treasury stock purchases......................................................................       (30,962)      (13,025)
                                                                                                  ------------  ------------
Net Cash Provided by (Used in) Financing Activities.............................................        24,210       (11,169)
                                                                                                  ------------  ------------
Net Increase (Decrease) in Cash and Cash Equivalents............................................        99,980      (342,671)
Cash and Cash Equivalents at Beginning of Year..................................................        11,466       354,137
                                                                                                  ------------  ------------
Cash and Cash Equivalents at End of Year........................................................  $    111,446  $     11,466
                                                                                                  ------------  ------------
                                                                                                  ------------  ------------
Supplemental Disclosures of Cash Flow Information:
Schedule of Noncash Operating, Investing and Financing Activities:
  Loss on sale of treasury stock................................................................  $        208  $        882
  Unrealized loss on marketable securities......................................................            --  $        651
  Treasury stock issued under Variable Pay Plan.................................................  $      2,747            --
  Unearned compensation.........................................................................  $        543            --
  Hartwell note receivable conversion...........................................................            --            --
  Goodwill adjustment for ITC...................................................................  $        908            --
  Cumulative translation adjustments............................................................  $      3,726            --
Cash paid for:
  Interest......................................................................................            --  $      1,141
  Income taxes..................................................................................  $      1,180  $     14,248


                                                                                                     1994
                                                                                                  ----------
Cash Flows From Operating Activities:
Net Income......................................................................................  $  110,481
Adjustments to reconcile net income to net cash provided by operating activities:
  Earnings from equity investments..............................................................      (9,259)
  Gain on sale of oil and gas properties........................................................     (17,196)
  Deferred income, net..........................................................................       7,214
  Depreciation, depletion and amortization......................................................      32,738
  Cumulative translation adjustments............................................................          --
  Compensation recognized under Variable Pay Plan...............................................          --
  Increase in deferred income taxes, net........................................................      (8,736)
  Changes in assets and liabilities that provided (used) cash:
    Accounts receivable.........................................................................      (2,001)
    Notes receivable--affiliates................................................................        (134)
    Income taxes receivable.....................................................................          --
  Costs and estimated earnings in excess of billings on uncompleted contracts--affiliates.......      (9,458)
  Recoverable project costs.....................................................................     (38,139)
  Prepaid expenses and other assets.............................................................      (4,060)
    Accounts payable............................................................................      23,162
    Accrued liabilities.........................................................................       7,949
    Billings in excess of costs and estimated earnings on uncompleted contracts--affiliates.....      (3,542)
    Income taxes payable........................................................................       1,283
    Long-term liabilities.......................................................................       4,290
                                                                                                  ----------
Net Cash Provided by Operating Activities.......................................................      94,592
                                                                                                  ----------
Cash Flows From Investing Activities:
  Investments in marketable securities..........................................................          --
  Proceeds from sale of marketable securities...................................................          --
  Proceeds from sale of oil and gas properties..................................................      21,525
  Purchases of property, net....................................................................     (39,075)
  Long-term notes receivable--affiliates........................................................       1,634
  Equity investments--contributions.............................................................      (4,857)
  Equity investments--distributions.............................................................       8,185
  Other assets..................................................................................       2,016
                                                                                                  ----------
Net Cash Provided by (Used in) Investing Activities.............................................     (10,572)
                                                                                                  ----------
Cash Flows from Financing Activities:
  Proceeds from borrowings--Dow.................................................................     108,163
  Repayment of borrowings--Dow..................................................................    (108,163)
  Proceeds from project financing debt..........................................................          --
  Proceeds from issuance of treasury stock......................................................         350
  Treasury stock purchases......................................................................     (25,193)
                                                                                                  ----------
Net Cash Provided by (Used in) Financing Activities.............................................     (24,843)
                                                                                                  ----------
Net Increase (Decrease) in Cash and Cash Equivalents............................................      59,177
Cash and Cash Equivalents at Beginning of Year..................................................     294,960
                                                                                                  ----------
Cash and Cash Equivalents at End of Year........................................................  $  354,137
                                                                                                  ----------
                                                                                                  ----------
Supplemental Disclosures of Cash Flow Information:
Schedule of Noncash Operating, Investing and Financing Activities:
  Loss on sale of treasury stock................................................................          --
  Unrealized loss on marketable securities......................................................          --
  Treasury stock issued under Variable Pay Plan.................................................          --
  Unearned compensation.........................................................................          --
  Hartwell note receivable conversion...........................................................  $   15,500
  Goodwill adjustment for ITC...................................................................          --
  Cumulative translation adjustments............................................................          --
Cash paid for:
  Interest......................................................................................  $      898
  Income taxes..................................................................................  $   48,500

   The accompanying notes are an integral part of the consolidated financial statements.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES
                STATEMENTS OF CONSOLIDATED STOCKHOLDERS' EQUITY
                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                                    COMMON STOCK          TREASURY STOCK     ADDITIONAL    CUMULATIVE
                                               ----------------------  --------------------    PAID-IN     TRANSLATION    RETAINED
                                                SHARES      AMOUNT      SHARES     AMOUNT      CAPITAL     ADJUSTMENT     EARNINGS
                                               ---------  -----------  ---------  ---------  -----------  -------------  -----------

Balance at January 1, 1994...................  62,250,000  $     623   (1,240,831) $ (18,880)  $ 394,296    $      --     $ 283,458
Net Income...................................         --          --          --         --          --            --       110,481
Cumulative translation adjustments...........         --          --          --         --          --            --            --
Treasury stock acquired......................         --          --   (2,161,200)   (25,193)         --           --            --
Treasury stock reissued......................         --          --      38,470        350          --            --            --
                                               ---------       -----   ---------  ---------  -----------       ------    -----------
Balance at December 31, 1994.................  62,250,000        623   (3,363,561)   (43,723)    394,296           --       393,939
Net Income...................................         --          --          --         --          --            --        34,700
Cumulative translation adjustments...........         --          --          --         --          --                          --
Treasury stock acquired......................         --          --    (986,749)   (13,025)         --            --            --
Treasury stock reissued......................         --          --     190,846      2,738          --            --          (882)
                                               ---------       -----   ---------  ---------  -----------       ------    -----------
Balance at December 31, 1995.................  62,250,000        623   (4,159,464)   (54,010)    394,296           --       427,757
Net Income...................................         --          --          --         --          --            --        42,756
Cumulative translation adjustments...........         --          --          --         --          --         3,726            --
Treasury stock acquired......................         --          --   (2,345,500)   (30,962)         --           --            --
Treasury stock reissued......................         --          --     334,224      4,307          --            --          (208)
                                               ---------       -----   ---------  ---------  -----------       ------    -----------
Balance at December 31, 1996.................  62,250,000  $     623   (6,170,740) $ (80,665)  $ 394,296    $   3,726     $ 470,305
                                               ---------       -----   ---------  ---------  -----------       ------    -----------
                                               ---------       -----   ---------  ---------  -----------       ------    -----------

   The accompanying notes are in integral part of the consolidated financial statements.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

1. ORGANIZATION AND BASIS OF PRESENTATION

    Destec Energy, Inc. and its wholly owned subsidiaries ("Destec"), a Delaware corporation and a majority owned subsidiary of The Dow Chemical Company ("Dow"), was incorporated in May 1989. Prior to Destec's initial public offering (the "Offering") in 1991, Dow transferred to Destec certain energy related operations and associated assets and liabilities in exchange for all Destec's issued and outstanding Common Stock.

    Since 1992, the Destec Board of Directors (the "Board") has authorized the repurchase of up to $95,000 of Destec's common stock through 1999. As of December 31, 1996, Destec had repurchased 6,816,549 shares and reissued 645,809 shares of common stock repurchased under these programs.

    In connection with the execution of the Tax Sharing Agreement (the "Tax Agreement") discussed in Note 2, Dow will have a continuous, cumulative option to purchase from Destec at current market prices such number of shares of common stock of Destec as Dow determines necessary to allow Dow to continue to include Destec in Dow's consolidated federal income tax return.

    Destec is an independent power producer and marketer of electricity, thermal energy and syngas for sale to electric utilities, Dow and other energy-intensive industries. Revenues and costs associated with the sale of power, thermal energy, syngas, energy resources (oil, gas and lignite) and associated with the marketing of power through Destec Power Services, Inc. ("DPS"), a wholly owned subsidiary of Destec, and the Power Marketing Agreement ("PMA") (through the final contract expiration on April 30, 1995) are included as "Power, steam, syngas and energy resources" revenues and operating costs in the accompanying statements of consolidated income. Destec also designs, develops, operates, and performs business management services for its cogeneration and syngas facilities in the U.S. and abroad. Revenue and costs associated with the fees earned in connection with these activities are included as "Development, engineering and operations" revenues and operating costs in the accompanying statements of consolidated income.

    See Note 22 for discussion of the proposed merger of Destec with a wholly owned subsidiary of NGC Corporation ("NGC").

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

    PRINCIPLES OF CONSOLIDATION--The accompanying consolidated financial statements include the assets, liabilities, revenue and expenses of all majority owned subsidiaries. Investments in partnerships with ownership interests of 50% or less and which Destec does not control are accounted for using the equity method. All significant balances and transactions within the consolidated group have been eliminated in consolidation.

    REVENUE RECOGNITION--Revenues for the sale or marketing of electricity, steam and syngas are recorded based upon output or product delivered as specified under contract terms. Revenues from performance bonuses are recognized when specified contractual targets are achieved. Energy resources revenues (oil, gas and lignite) are recognized as production from these resources occurs or as earned under contract.

    Revenues resulting from long-term engineering and project construction contracts are recognized using the percentage-of-completion accounting method. The percentage of revenue recognized on each

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED) contract is based on the most recent cost estimate available. Revisions of estimates are reflected in the year in which the facts necessitating the revision become known. When the current contract estimate indicates a loss, a provision is made for the total anticipated loss.

    Profits from engineering and construction contracts and development fees received from partnerships in which Destec holds an equity interest are deferred to the extent of Destec's ownership interest in the partnership. The deferred income is amortized on a straight-line basis over the partnership debt term used to finance the facility, except where the equity method of accounting permits earlier recognition.

    USE OF ESTIMATES IN FINANCIAL STATEMENT PREPARATION--The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Destec's financial statements include amounts that are based on management's best estimates and judgments. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include time deposits and readily marketable securities with an original maturity of three months or less. Until the expiration of the Destec Credit Agreement on December 31, 1996, Destec periodically loaned excess cash to Dow. This agreement required Dow, upon 60 days written notice from Destec, to repay all or any portion of the then outstanding loan balance.

    MARKETABLE SECURITIES--Effective January 1, 1995 the Company adopted SFAS No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." All of Destec's marketable securities are classified as "available for sale," and accordingly, are reflected in the Consolidated Balance Sheets at fair market value, with the aggregate unrealized gains or losses included as a component of stockholders' equity. Adoption of SFAS No. 115 had no effect on reported earnings. Cost for determining gains and losses on sales of marketable securities is determined on the FIFO method.

    RECOVERABLE PROJECT COSTS--Destec capitalizes certain project costs incurred to procure equipment, to connect with utility transmission lines, and certain other costs, once management determines it is probable these costs are recoverable, until contracts for financing and sale are executed. If the necessary contracts are not obtained and the costs incurred are not recoverable through other projects or sale, the related costs are charged to expense. These costs are classified as current if they are expected to be recovered in the next 12 months.

    PROPERTY, GOODWILL AND DEPRECIATION, DEPLETION AND AMORTIZATION --Buildings and equipment are carried at cost less accumulated depreciation. Depreciation is based on the estimated service lives for depreciable assets and is generally provided using the double declining balance method for all subsidiaries except for Destec Holdings, Inc. and its subsidiaries which use the straight line depreciation method. Estimated service lives range from three to thirty-two years.

    Cost associated with acquiring and developing lignite properties are capitalized as incurred. Depletion and amortization of lignite properties are recorded using the units-of-production method based on an estimate of proved reserve quantities to be mined in the future.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
    The excess of the cost of investments in subsidiaries over the fair value of assets acquired and liabilities assumed is shown as goodwill, which is amortized over the estimated useful life of 40 years.

    The Company evaluates long-lived assets, including goodwill, for impairment based on the recoverability of the asset's carrying amount. When it is probable that the undiscounted future cash flows will not be sufficient to recover the asset's carrying amount, the asset is written down to its fair value. Destec adopted SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" on January 1, 1996. The adoption of this standard had no material impact on Destec's financial position or results from operations.

    Costs incurred to acquire or retain oil and gas properties, owned in fee or under lease, are capitalized. Destec grants leases to exploration and production companies, generally retaining royalty interests. Costs to acquire mineral interests in oil and gas properties and to drill and equip developmental wells are capitalized. Costs associated with oil and gas properties are amortized using the units-of-production method based upon estimates of proved reserves. The Company evaluates the recoverability of its oil and gas properties by determining that the undiscounted future cash flows on an aggregated basis are sufficient to recover the net carrying value.

    Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service. In the case of disposals, assets and related depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

    MAJOR MAINTENANCE--A major maintenance and repair reserve is recorded based on Destec's scheduled maintenance plans for cogeneration and syngas facilities operated or owned by Destec. This liability is classified as current if the maintenance is expected to be incurred in the next 12 month period. Other maintenance and repairs are charged to expense as incurred (see Notes 9 and 10).

    RESEARCH EXPENSE--All expenses associated with research and development are expensed in the year incurred. Research expenses were $213, $808 and $864 in 1996, 1995 and 1994, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The Company calculates the fair value of financial instruments and includes this additional information in Note 3.

    TAXES ON INCOME--Destec recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of all balance sheet assets and liabilities. These temporary differences are calculated using tax rates currently in effect.

    Effective June 6, 1996, Destec is included in the consolidated federal income tax return of Dow, as Dow's ownership increased above 80%. Destec and Dow executed the Tax Agreement which requires Destec to calculate federal and state income taxes on a stand-alone basis. The Tax Agreement allows Destec to reduce its federal stand-alone tax liability by certain non-conventional fuels tax credits which have been utilized in Dow's consolidated return, even where such credits would not be otherwise currently usable by Destec. See Note 22 for discussion of the effects the proposed merger of Destec with a wholly owned subsidiary of NGC would have on the Tax Agreement.

    NET INCOME PER SHARE--Net income per share is computed by dividing net income by the weighted average number of shares outstanding during the year. The shares described in Note 17 relating to the

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
Destec Stock Plans are not considered in the net income per share calculation. If these shares were to be included, they would not have had a material effect on net income per share for the years ended December 31, 1996, 1995 and 1994, respectively.

    ACCOUNTING FOR STOCK BASED COMPENSATION--The Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. Destec adopted SFAS No. 123, effective January 1, 1996, and continues to apply its current accounting policy under Accounting Principles Board ("APB") Opinion No. 25 and has included additional footnote disclosures for the pro-forma impact on net income and earnings per share of the application of the fair value based method of accounting (see Note 17).

    FOREIGN CURRENCY TRANSLATION--Assets and liabilities of certain foreign subsidiaries are translated into U.S. dollars at current exchange rates in effect at the end of the fiscal period, and related revenues and expenses are translated at average exchange rates that prevailed during the period. Resulting translation adjustments, as well as adjustments for intercompany transactions which are long-term in nature are shown in stockholder's equity in CUMULATIVE TRANSLATION ADJUSTMENTS. The foreign currency gain/loss on the remeasurement of short-term foreign currency transactions of certain U.S. subsidiaries are included in net income. The net CUMULATIVE TRANSLATION ADJUSTMENTS includes a foreign currency gain of $3,917 and a loss of $191 for the year ended December 31, 1996. Foreign currency transaction gains of $3,841 were related to the remeasurement of long-term intercompany loans. No adjustments were recorded for the year ended December 31, 1995.

    RECLASSIFICATIONS--Certain amounts from previous years have been reclassified to conform to the 1996 presentation.

3. FINANCIAL INSTRUMENTS

    The fair value of Destec's financial instruments such as cash, cash equivalents, marketable securities, accounts and notes receivable, accounts and notes payable, and other accrued liabilities, approximate carrying values at December 31, 1996 and 1995.

    Marketable securities consisted of the following:

                                                                                                 DECEMBER 31, 1995
                                                    DECEMBER 31, 1996                  -------------------------------------
                                     ------------------------------------------------                              GROSS
                                                                      GROSS                                     UNREALIZED
                                                    FAIR        UNREALIZED HOLDING                    FAIR        HOLDING
                                      AMORTIZED    MARKET    ------------------------  AMORTIZED     MARKET    -------------
                                        COST        VALUE       GAINS       LOSSES        COST       VALUE         GAINS
                                     -----------  ---------  -----------  -----------  ----------  ----------  -------------
Government bonds...................   $      --   $      --   $      --    $      --   $  180,380  $  180,597    $     259
Corporate bonds....................       2,999       2,999          --           --       99,768     100,200          465
Other..............................          --          --          --           --       48,000      48,002            2
                                     -----------  ---------  -----------  -----------  ----------  ----------        -----
Total..............................   $   2,999   $   2,999   $      --    $      --   $  328,148  $  328,799    $     726
                                     -----------  ---------  -----------  -----------  ----------  ----------        -----
                                     -----------  ---------  -----------  -----------  ----------  ----------        -----


                                       LOSSES
                                     -----------
Government bonds...................   $     (42)
Corporate bonds....................         (33)
Other..............................          --
                                          -----
Total..............................   $     (75)
                                          -----
                                          -----

    The corporate bond held at December 31, 1996 has a maturity date of May
1997.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

3. FINANCIAL INSTRUMENTS (CONTINUED)
    In February 1994, Destec purchased a series of Dutch Guilder put options in order to hedge its projected foreign currency risk associated with the engineering contract for the Elsta project. The total premium cost for this program was $6,450. The Dutch Guilder put options were purchased from Dow, acting as an intermediary who in turn purchased the options from a bank. As of December 31, 1996, no options have been exercised as put option prices have been above Dutch Guilder exchange rates. These options have varying expiration dates through August 1997; however, due to changes in foreign currency markets, the options have no market value. As a result, the entire cost of this program was expensed in 1994 as part of the project cost.

4. ENGINEERING AND CONSTRUCTION CONTRACTS

    The following table reflects the amounts related to uncompleted engineering and construction contracts:

                                                                          DECEMBER 31,
                                                                   ---------------------------
                                                                       1996          1995
                                                                   ------------  -------------
Costs and estimated earnings.....................................  $  1,012,943  $   1,071,352
Billings to date.................................................      (971,748)    (1,075,598)
                                                                   ------------  -------------
Net..............................................................  $     41,195  $      (4,246)
                                                                   ------------  -------------
                                                                   ------------  -------------

    Amounts related to uncompleted engineering and construction contracts, all of which are expected to be realized within one year, are included in the accompanying consolidated balance sheets as follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1996        1995
                                                                         ---------  ----------
Costs and estimated earnings in excess of billings on uncompleted
  contracts--affiliates................................................  $  44,841  $   37,063
Billings in excess of costs and estimated earnings on uncompleted
  contracts--affiliates................................................     (3,646)    (41,309)
                                                                         ---------  ----------
Total..................................................................  $  41,195  $   (4,246)
                                                                         ---------  ----------
                                                                         ---------  ----------

    COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS--AFFILIATES includes $38,768 and $7,749 related to foreign projects as of December 31, 1996 and 1995, respectively. Billings in excess of costs and estimated earnings--affiliates includes $41,014 related to the Elsta project as of December 31, 1995.

    Certain amounts are due, but not paid by Destec until the related outside vendors have completed their obligations pursuant to contract retainage provisions. The amounts retained under such contract provisions were $14,234 and $11,291 at December 31, 1996 and 1995, respectively, and are expected to be paid within one year.

    In February 1996, CoGen Lyondell, Inc. ("CLI") and Lyondell Petrochemical Company ("LYO") formed Channelview CoGen General Partnership (the "Partnership") with CLI as an 88% partner and LYO as a 12% partner. Under the partnership agreement, power generated at the CLI facility would be

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

4. ENGINEERING AND CONSTRUCTION CONTRACTS (CONTINUED) distributed to the partners, in proportion to their partnership percentages, under the self generation exception of the Texas Public Utility Regulatory Act. Included in COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS--AFFILIATES at December 31, 1996 is $3,873 related to the construction of a transmission line between the CLI facility and the LYO facility. LYO entered into a note receivable agreement with Destec to finance the construction. Note payments are to begin once the construction is completed and accepted by LYO. Houston Lighting and Power Company ("HL&P") challenged the partnership on the basis that the structure is actually a retail sale of electricity from CLI to LYO. A decision in HL&P's favor was rendered in Austin District Court in September 1996. Destec is pursuing an appeal of this judgement. As a result, deliveries of power to LYO via the private transmission line are postponed indefinitely. If delivery of the power is not approved by the courts and the line cannot be utilized, LYO would be obligated to pay 50% of the note receivable, although once accepted by LYO, title to the transmission line would remain with LYO.

5. PROPERTY

    Property consisted of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
Land..................................................................  $    3,655  $    3,655
Buildings.............................................................       5,466       7,133
Construction in Progress..............................................      57,385      24,051
Machinery and Equipment...............................................     183,345     107,465
Mineral Properties:
  Lignite.............................................................      74,077      72,420
  Oil and Gas.........................................................      83,335      56,343
                                                                        ----------  ----------
Total.................................................................  $  407,263  $  271,067
                                                                        ----------  ----------
                                                                        ----------  ----------

    During 1995 and 1996, Destec constructed the Los Mina facility, located in the Dominican Republic, which became operational in May 1996, and the Indian Queens facility, located in the United Kingdom, which reached substantial completion in December 1996. Total construction cost for the Los Mina and Indian Queens facilities, which are wholly owned by Destec, was $130,720 through December 31, 1996 (see Note 11).

    In 1996, Destec acquired an undivided 45% interest in proved producing natural gas properties and related undeveloped leasehold acreage and gas pipeline system in northwest Colorado from Snyder Oil Corporation ("SOCO") for approximately $22,000. The total proved reserves for Destec's interest in the properties are estimated to be approximately 42 billion cubic feet. SOCO will retain a majority working interest in the properties and will continue to operate the wells. Destec has entered into a joint venture agreement with SOCO covering the long-term development of the underlying properties and associated gas pipeline.

    In 1995 and 1994, Destec sold a group of non-conventional gas properties in the San Juan Basin, Colorado, and a group of non-strategic oil and gas properties in the Texas and Louisiana Gulf Coast areas,

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

5. PROPERTY (CONTINUED)
respectively. The sale of these properties resulted in pre-tax gains of $11,890 and $17,196 in 1995 and 1994, respectively. Included in Destec's lignite properties are $6,526 of costs for each of 1996 and 1995, representing properties currently being mined for which Destec is receiving royalty payments.

6. LEASE RECEIVABLE FROM DOW

    Destec leases certain lignite properties to Dow under a lease which requires annual rental payments through the year 2025. Dow pays an annual amount equal to ten percent of the sum of (a) Destec's book value of the properties as of December 29, 1989 plus (b) the cumulative advance royalties attributable to such properties as of December 29, 1989 or approximately $4,400 per year. All properties under this lease agreement not previously purchased by Dow will be purchased on December 31, 2025 in exchange for a payment equal to the properties' then book value. In addition, Dow has an option to purchase all of Destec's interest in any one or more of the properties at a price equal to Destec's book value of the properties as of the year end preceding the year in which such option is exercised.

    Destec has an agreement with Dow to manage, market and maintain certain lignite-containing properties, including the above described leased properties. Dow pays Destec a fee of $250 per year (adjusted annually for inflation) and all out-of-pocket expenses. The term of this agreement is the same as the above described lease agreement and may be terminated by either party upon one year's notice. The amounts under this agreement, which are included as a reduction of selling, general and administrative costs, related to Dow were $302, $295, and $287 for 1996, 1995 and 1994, respectively.

    See Note 22 for discussion of the effects the proposed merger of Destec with a wholly owned subsidiary of NGC would have on Destec's lignite properties lease and related management agreement with Dow.

7. SALE OF BLUE MOUNTAIN

    In July 1996, Destec agreed to sell its ownership interest in the 150 MW Blue Mountain Power Project to The AES Corporation. The sale of this project, which was included in development revenue, had a positive after tax effect of approximately $6,900 (considering an effective tax rate of 26.9%) or $0.12 per share for the year ended December 31, 1996.

8. EQUITY INVESTMENTS

    Destec holds non-controlling general and limited equity interests in twenty partnerships which were formed to build, own and operate cogeneration facilities. The lenders to these partnerships have recourse only against the projects and the income and revenues therefrom and thus, the partnerships' debt obligations are non-recourse to Destec. Destec's effective equity interest in these partnerships ranges from 8% to 50%.

    Seventeen of Destec's twenty projects accounted for under the equity method are concentrated in the U.S. (49% based on invested capital at December 31, 1996). Additionally, eleven projects are located in California (17% based on invested capital at December 31, 1996). These domestic projects generally operate under energy sales contracts based upon the purchasing utility's avoided cost. Competitive initiatives in several states, as well as federal initiatives are designed to phase-in market based pricing. The

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

8. EQUITY INVESTMENTS (CONTINUED)
initiatives in California propose phasing in market based pricing by the year 2002. These initiatives are generally not yet effective and will be the subject of considerable debate and modification; however, changes in contract prices could result from the legislative process.

    Destec has been engaged to perform project development, engineering, construction, operations and maintenance and business management services related to certain of these partnerships and has recognized revenues of $324,116, $455,517, and $385,853 in 1996, 1995 and 1994, respectively. Assets and liabilities associated with the performance of these services and the advancement of funds are included in the balance sheet captions labeled "Affiliates."

    In September 1996, an indirect wholly owned subsidiary of Destec, as part of an international consortium, purchased for $1,900,000 the 1,600 MW Hazelwood Power Station and the adjacent Hazelwood Mine in Victoria, Australia. The consortium formed a partnership (the "Hazelwood partnership") to own and operate the Hazelwood facility. Destec holds a 20% limited partnership interest in the Hazelwood partnership and made an original equity contribution of $176,104 in September 1996. A wholly owned subsidiary of Destec entered into a separate agreement with National Power PLC, another member of the international consortium, in September 1996, which entitles Destec to receive approximately $4,000 for each of the years ended December 31, 1997, 1998 and 1999. The total amount of approximately $12,000 is recorded in NOTE RECEIVABLE--AFFILIATES, LONG-TERM/SHORT-TERM as of December 31, 1996 and reduces Destec's original equity contribution to $164,104. The remainder of Destec's investment is included in the project financing at the partnership level. The Hazelwood partnership is planning a major capital expenditure program which may be funded from future capital contributions to refurbish two of the eight operating units in order to maximize operating efficiencies and upgrade environmental performance.

    Unaudited pro forma net income and net income per share of Destec, as if the acquisition had occurred at the beginning of the years and after giving effect to certain pro forma adjustments related to the acquisition, were approximately $38,990 and $0.68 and $29,492 and $0.50 for 1996 and 1995, respectively. Pro forma revenue was $574,146 and $636,288 in 1996 and 1995, respectively. Such pro forma amounts are not necessarily indicative of what the actual consolidated results of operations might have been if the acquisition had been effective at the beginning of 1996 or 1995.

    See Note 14 for discussion of the engineering services agreement with the Hazelwood partnership.

    Equity investments include Destec's equity contributions during the years ended December 31, 1996 and 1995 as follows:

                                                                   DECEMBER 31,
                                                               ---------------------
                                                                  1996       1995
                                                               ----------  ---------
Bear Mountain................................................  $    6,000         --
Crockett.....................................................  $    8,605         --
Hazelwood....................................................  $  164,819         --
Michigan Power...............................................  $   11,489         --
Oyster Creek.................................................          --  $  29,432
Tiger Bay....................................................          --  $  33,000

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

8. EQUITY INVESTMENTS (CONTINUED)
    The following is a summary of aggregated financial information for all investments owned by Destec which are accounted for under the equity method:

                                                                    DECEMBER 31,
                                                      ----------------------------------------
                                                       HAZELWOOD
                                                          1996       TOTAL 1996       1995
                                                      ------------  ------------  ------------
BALANCE SHEETS
Current assets......................................  $     88,145  $    433,687  $    179,562
Construction in progress............................            --       453,686       388,934
Property and equipment, net.........................     1,880,588     3,620,862     1,365,927
Other assets........................................        34,312        94,369        43,363
                                                      ------------  ------------  ------------
  Total assets......................................  $  2,003,045  $  4,602,604  $  1,977,786
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

Current liabilities.................................  $     25,649       229,226  $    278,754
Construction related obligations....................            --       107,224        14,297
Long-term debt and other liabilities................     1,080,641     2,974,032     1,409,158
Equity..............................................       896,755     1,292,122       275,577
                                                      ------------  ------------  ------------
  Total liabilities and equity......................  $  2,003,045  $  4,602,604  $  1,977,786
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------
Destec's share of equity............................  $    165,462  $    323,250  $    139,784
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                               -----------------------------------------------
                                                HAZELWOOD
                                                  1996      TOTAL 1996     1995        1994
                                               -----------  ----------  ----------  ----------
STATEMENTS OF OPERATIONS
Sales........................................   $  68,690   $  640,091  $  432,889  $  274,549
Operating Income.............................      26,421      213,132     130,341      82,942
Net Income...................................         217       52,419      28,048      20,695
Destec's share of earnings from equity
  investments................................   $      43   $   19,389  $   12,385  $    9,259

    See Note 22 for discussion of the potential sale of the Tiger Bay cogeneration facility.

    As of December 31, 1996, Destec has a corporate guarantee associated with an equity contribution to the Elsta project of approximately $39,634. Destec expects to make this equity contribution in 1998.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

9. ACCRUED LIABILITIES

    Accrued liabilities consisted of the following:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Accrued maintenance and repair reserve..................................  $  15,018  $  21,460
Accrued employee benefits, payroll and other related costs..............     16,067     11,419
Ad valorem taxes........................................................      3,522      4,235
Accrued operating costs.................................................      9,965      6,866
Accrued obligation under purchase commitments...........................      1,562      1,216
Accrued restructuring charges...........................................        463      1,602
Other...................................................................      2,195      3,153
                                                                          ---------  ---------
  Total.................................................................  $  48,792  $  49,951
                                                                          ---------  ---------
                                                                          ---------  ---------

    Accrued employee benefits include vacations, deferred savings plan contributions, deferred defined benefit contracts, incentive compensation and awards under stock plans (see Notes 16 and 17). Accrued restructuring charges are the remaining liabilities associated with Destec's 1994 plan to realign its strategic objectives (see Note 18).

10. LONG-TERM LIABILITIES

    Long-term liabilities consisted of the following:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------
Accrued maintenance and repair reserve..................................  $  36,595  $  30,112
Accrued energy resource obligations.....................................         --        756
Accrued restructuring charges...........................................      1,349      1,798
Long-term lease liability...............................................      3,677      3,633
Deferred stock liability................................................        853      2,548
Long-term commitments...................................................      2,722      2,741
Other...................................................................      4,893      4,584
                                                                          ---------  ---------
  Total.................................................................  $  50,089  $  46,172
                                                                          ---------  ---------
                                                                          ---------  ---------

    Accrued restructuring charges are the remaining costs associated with Destec's 1994 plan to realign its strategic objectives (see Note 18). Long-term lease liability includes the long-term lease arrangement for office space at corporate headquarters in Houston (see Note 15). Deferred stock liability includes the value of the stock granted under the Destec stock compensation plan (see Note 17). Long-term commitments include the accrued operating efficiency penalty for the Wabash facility (see Note 12).

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

11. PROJECT FINANCING DEBT

    In August 1996, Destec arranged non-recourse financing for the 140 MW Indian Queens facility located in Cornwall, United Kingdom. The project financing, which consists of a $56,562 construction facility and $39,850 in term facility and other debt instruments, was arranged and underwritten by Barclays Bank PLC. Through December 31, 1996 Destec has recorded advances under the construction facility of $53,820 in PROJECT FINANCING DEBT. The credit agreement divides the facility into two tranches which carry interest at LIBOR plus variable margins. The conversion of the construction loan to term is expected to occur in early 1997. The term loan is collateralized by the project's assets and matures over a period of 17 years. Under the terms of the credit agreement, the unconsolidated financial statements of the Indian Queens project are subject to various coverage ratios. Interest costs of approximately $1,000 incurred during the construction of the facility were capitalized as of December 31, 1996. The interest rates in effect as of December 31, 1996 were 6.52% on $23,996 and 7.27% on $29,824.

12. SYNGAS

    In 1992, Destec entered into an agreement with the U.S. Department of Energy ("DOE") and PSI Energy, Inc. ("PSI") for the design, construction and operation of a syngas facility, the Wabash River Coal Gasification Repowering project ("Wabash facility"). The Wabash facility, located in Indiana, began commercial operations in November 1995. The capacity of the facility is approximately 262 MW. Destec will provide coal gasification services for PSI under a 25 year contract. Effective June 1996, Destec refinanced its operating lease agreement associated with the Wabash facility to include certain improvements made to the facility. Under the terms of the gasification services agreement with PSI, Wabash is subject to either an operating bonus or penalty depending on the operating rate of the facility. The maximum bonus or penalty is $7,000 per operating year and is calculated based on the annual average syngas production. Destec's accrual for this potential penalty was $2,722 and $1,741 as of December 31, 1996 and 1995, respectively. During 1996, Destec began making significant equipment and process improvements in order to improve the reliability and profitability of the Wabash facility. The total cost of the improvements is estimated at $14,000 and completion is expected in 1997.

    Under the terms of the DOE Agreement, the DOE paid $161,000 of the construction costs and will pay 50% of certain operating costs during the first three years of operation. These reimbursements, which are netted in operating costs were $13,719 and $3,230 in 1996 and 1995, respectively.

    Pursuant to a 1985 settlement agreement between Dow and a competitor, Dow made a payment of $2,250 for the future use of coal gasification technology by Dow and or its successors. In order for Destec, as Dow's successor, to receive the benefit of this payment in connection with Wabash, Dow transferred the benefit of this $2,250 payment to Destec. Thus, Destec received a $2,250 asset from Dow and recorded it as additional-paid-in-capital. An additional $1,250 obligation related to the foregoing was accrued in 1995 and capitalized as part of the project by Destec as the successor to the coal gasification business of Dow after completion and start-up of this facility in November 1995.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

12. SYNGAS (CONTINUED)

    In connection with an agreement with the U.S. Department of Treasury, Destec received certain guaranteed payments ("Guaranteed Payments") for the sale of syngas to Dow that was produced at Destec's coal gasification facility (the "LGTI facility"), located near Plaquemine, Louisiana. During 1995, Destec earned $63,014, leaving a balance of $59 from the cumulative Guaranteed Payments of $584,500. The remaining balance will not be earned because it was not economical to restart the plant after the outage in November 1995. The LGTI facility was fully depreciated as of September 1995. Destec and Dow signed an agreement in 1996 whereby the LGTI equipment and all related facilities, except the slag pile, would be transferred to Dow. Destec has agreed to reimburse Dow for clean-up and disposal expenses up to a maximum of approximately $250. Destec has agreed to remove the slag pile at the site in compliance with applicable federal, state and local legal requirements. The cost of removal is expected to be offset by proceeds from the sale of the slag.

13. INCOME TAXES

    The provision for income taxes consisted of the following:

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                 1996       1995       1994
                                                              ----------  ---------  ---------
CURRENT:
Federal.....................................................  $  (28,691) $   8,249  $  50,630
State and local.............................................       4,004      4,016      3,554
Foreign.....................................................         672        259        117
                                                              ----------  ---------  ---------
    Total...................................................     (24,015)    12,524     54,301
DEFERRED:
Federal.....................................................      40,517     (1,793)    (8,736)
Foreign.....................................................        (769)       (86)       770
                                                              ----------  ---------  ---------
    Total income tax provision..............................  $   15,733  $  10,645  $  46,335
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

13. INCOME TAXES (CONTINUED)
    Deferred tax assets and liabilities computed at the statutory rate related to temporary differences:

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1996         1995
                                                                       -----------  ----------
Assets:
  Accrued liabilities................................................  $     2,487  $    2,851
  Billings in excess of costs........................................         (884)        438
  Property...........................................................        1,054       1,988
  Other assets.......................................................        2,124       2,124
  Investment tax credit carryforward.................................        1,692       2,600
  Alternative minimum tax credit carryforward........................        7,390       7,245
  Foreign net operating loss carryforward............................        3,054       2,610
  Long-term liabilities..............................................       21,987      20,450
  Deferred income....................................................       14,776      13,094
                                                                       -----------  ----------
    Total deferred tax assets........................................       53,680      53,400
    Valuation allowance..............................................       (4,661)     (5,210)
                                                                       -----------  ----------
    Deferred tax assets--net.........................................       49,019      48,190
                                                                       -----------  ----------
Liabilities:
  Depreciation, depletion and amortization...........................      (36,012)     (8,951)
  Mineral reserves...................................................      (23,431)    (22,272)
  Equity investments.................................................      (49,206)    (39,737)
  Other..............................................................       (6,844)     (6,270)
                                                                       -----------  ----------
    Deferred tax liabilities.........................................     (115,493)    (77,230)
                                                                       -----------  ----------
    Total deferred taxes--net........................................  $   (66,474) $  (29,040)
                                                                       -----------  ----------
                                                                       -----------  ----------

    Amounts related to the above deferred tax assets and liabilities are included in the accompanying consolidated balance sheets as follows:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
Current assets:
  Deferred taxes--net.................................................  $    5,370  $    5,680
Long-term liability:
  Deferred taxes--net.................................................     (71,844)    (34,720)
                                                                        ----------  ----------
    Total deferred taxes--net.........................................  $  (66,474) $  (29,040)
                                                                        ----------  ----------
                                                                        ----------  ----------

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

13. INCOME TAXES (CONTINUED)
    Major differences in taxes on income between amounts based on the statutory tax rate and the combined tax provision are as follows:

                                                               FOR THE YEARS ENDED DECEMBER
                                                                            31,
                                                              -------------------------------
                                                                1996       1995       1994
                                                              ---------  ---------  ---------
Taxes at U.S. statutory rate................................  $  20,498  $  15,871  $  54,886
State and local taxes, net of federal benefits..............      2,603      2,610      2,924
Goodwill amortization.......................................        865        865        865
Energy resources tax credits................................     (2,093)    (6,766)    (6,953)
Tax exempt interest.........................................         --       (163)    (3,587)
Valuation allowance.........................................       (549)     2,421         --
FSC benefit.................................................     (1,811)      (366)        --
Foreign net operating loss carryforwards....................       (436)    (2,351)        --
Settlement of tax audit items...............................     (3,000)    (1,226)        --
Other--net..................................................       (344)      (250)    (1,800)
                                                              ---------  ---------  ---------
    Total tax provision.....................................  $  15,733  $  10,645  $  46,335
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
    Effective tax rate......................................         27%        23%        30%

    The change in valuation allowance during 1995 was a net increase of $2,421 due primarily to foreign tax losses which were not likely to be realizable at that time. The change in valuation allowance during 1996 was a net decrease of $549 due to investment tax credits utilized of $908 and foreign tax losses of $359 which do no appear realizable at this time. During 1996, $908 of investment tax credit carryforwards were utilized to reduce taxes payable and were reflected as a reduction of goodwill. The valuation allowance includes approximately $1,700 of investment tax credit carryforwards expiring in 2003 which may not be realized. These carryforwards are limited to use by the subsidiary in which they were generated. See Note 22 for discussion of the effects the proposed merger of Destec with a wholly owned subsidiary of NGC would have on the Tax Agreement between Dow and Destec.

14. RELATED PARTY TRANSACTIONS

    Destec engaged in several transactions with Dow which resulted in the following balances:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
Cash and cash equivalents--Dow........................................  $       --  $    4,422
Accounts receivable--Dow..............................................  $    1,889  $    1,144
Lease receivable from Dow.............................................  $   44,159  $   44,159
Accounts payable--Dow.................................................  $  (12,661) $  (13,249)

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

14. RELATED PARTY TRANSACTIONS (CONTINUED)
    The transactions which resulted in these balances are described as follows:

    Destec had entered into a PMA with Dow whereby Destec provided administrative, business management and marketing services with respect to a portion of the electricity generated at Dow's Freeport, Texas cogeneration facilities and sold under contracts to the local utilities. The final contract related to this agreement expired on April 30, 1995. For such services, Dow paid Destec an amount based on a formula specified in the PMA. The resulting revenue recorded and collected was $3,276 and $125,209 for the years ended December 31, 1995 and 1994, respectively.

    The LGTI facility, which ceased operations in November 1995, provided fuel to a Dow plant pursuant to a long-term fuel supply contract. Revenues from such sales aggregated $7,611 and $13,661 for the years ended December 31, 1995 and 1994, respectively. No revenues for such sales were earned for the year ended December 31, 1996. Destec and Dow signed an agreement in 1996 under which the LGTI equipment and all related facilities, except the slag pile, were transferred to Dow. Destec has agreed to reimburse Dow for clean-up and disposal expenses up to a maximum of $250. Destec has agreed to remove the slag pile at the site in compliance with applicable federal, state and local legal requirements. The cost of removal is expected to be offset by proceeds from the sale of the slag (see Note 12).

    LGTI purchased from Dow certain materials and services (including research and development) necessary for the operation of its facility pursuant to service agreements. In addition, Dow performed the purchasing of all operating activities of the LGTI facility. Costs incurred related to these services aggregated $13,509 and $19,271 for the years ended December 31, 1995 and 1994, respectively. During 1996, costs of $1,176 were incurred during the site clean-up of the LGTI facility. Amounts of $523 and $3,274 relating to these services were included in ACCOUNTS PAYABLE--DOW at December 31, 1996 and 1995, respectively.

    Destec and Dow have entered into an amended service agreement whereby certain administrative services are provided to Destec at a fee of $122 per calendar quarter. In the opinion of management, the service agreement is based on reasonable estimates of the costs of such services.

    Destec and Dow have extended credit to each other up to $350,000 from time to time under the Destec/Dow Credit Agreements. The agreements expired on December 31, 1996, and management does not expect renewal at this time. At December 31, 1995, cash equivalents included $4,422 of cash advances to Dow. Due to the expiration of the agreements no amounts were included in cash equivalents at December 31, 1996. Interest due on Destec advances to Dow of $122 and $566 is included in ACCOUNTS RECEIVABLE--DOW at December 31, 1996 and 1995, respectively. There were no outstanding borrowings from Dow at December 31, 1996 and 1995.

    Certain personnel, occupancy and engineering services are performed by both Dow and Destec. The net amounts of $10,372 and $9,395 related to such services were included in ACCOUNTS RECEIVABLE/ACCOUNTS PAYABLE--DOW at December 31, 1996 and 1995, respectively.

    See Note 6 for discussion of lease receivable from Dow.

    In 1993, Destec signed an agreement to develop the 405 MW Elsta facility in the Netherlands to provide steam and electricity to Dow's Terneuzen facility as well as electricity to the local distribution network. The project is expected to commence commercial operations in 1997.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

14. RELATED PARTY TRANSACTIONS (CONTINUED)
    The Oyster Creek facility, in which Destec owns a 50% non-controlling interest, commenced commercial operations in October 1994. The 424 MW facility provides 369 MW of electricity and 1.1 million pounds per hour of process steam to Dow who also operates and maintains the facility. See Note 22 for discussion of the effects the proposed merger of Destec with a wholly owned subsidiary of NGC would have on the Oyster Creek facility.

    In October 1995, the Michigan Power project, in which Destec owns a 50% non-controlling interest, commenced commercial operations. The 123 MW facility, located in Ludington, Michigan, provides Dow with 320,000 pounds per hour of process steam.

    Dow and Destec entered into a registration rights agreement pursuant to the Offering in which Dow has been granted certain demand and piggyback registration rights with respect to the common stock of Destec owned by Dow as of such date or acquired thereafter. Destec agrees to indemnify Dow for certain liabilities, including liabilities under the Securities Act of 1933, in connection with such registration.

    Dow assigned to Destec certain patents, pending patent applications, inventions, discoveries and information pertaining to coal gasification and lignite beneficiation pursuant to the Offering. Dow retained a royalty-free world-wide license to use this technology in Dow facilities for chemical production. Dow and Destec have entered into (i) a First Amendment to Research and Development Agreement, effective December 31, 1996 and (ii) a First Amendment to Assignment Agreement, effective as of December 15, 1996. Pursuant to the Research and Development Agreement, as amended, Destec engaged Dow to provide certain research and development services with respect to intellectual property relating to the gasification of carbonaceous materials and to lignite beneficiation.

    Covenants contained in various agreements relating to certain of Dow's indebtedness prohibit Dow from allowing Destec, subject to certain exceptions, to encumber or otherwise pledge as security any of its properties or assets or the capital stock of any of Destec's subsidiaries. In addition, Dow may not permit Destec to incur indebtedness to the extent such occurrence would cause Dow indebtedness on a consolidated basis to exceed 60% of Dow's consolidated capitalization. As of December 31, 1996, Dow's indebtedness on a consolidated basis was approximately 29% of consolidated capitalization. Dow's debt instruments also restrict the ability of Dow and its subsidiaries to engage in certain sale and lease-back transactions involving facilities which are material to the business conducted by Dow and its subsidiaries located in the United States taken as a whole. Destec's management believes that these restrictions will not significantly affect Destec's ability to conduct its business.

    In September 1996, in conjunction with Destec's acquisition of a 20% interest in the Hazelwood partnership (see Note 8), Destec entered into an engineering services agreement with the Hazelwood partnership. This agreement encompasses engineering consultation related to the capital improvement program at the Hazelwood facility.

15. LEASE COMMITMENTS

    Effective June 7, 1996, Gasification Services, Inc. ("GSI") refinanced its operating lease agreement associated with the Wabash facility for a term of 5 years resulting in a reduction in interest spreads and elimination of several financial covenants associated with the original financing. The future minimum lease payments associated with the lease as of December 31, 1996 are approximately $224,000. Destec has

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

15. LEASE COMMITMENTS (CONTINUED)
guaranteed GSI's performance pursuant to this new lease agreement. Under the Wabash lease agreement, the occurrence of certain events ("Termination Events"), such as a change in control of Destec (see Note 22), will automatically terminate the lease. According to the Wabash lease agreement, if Dow shall fail to own a majority of outstanding shares of Destec, the Guarantor, a Termination Event will occur. Upon the date of the occurrence of any Termination Event, the lessee shall, on the payment date relating to the payment of partnership rent next succeeding the Termination Event date, purchase the lessor's interest in the property from the lessor for a purchase price equal to the lease termination payment in accordance with purchase provisions set forth in the agreement. The lease termination payment is $193,300 plus accrued interest from the date of last lease payment.

    Destec also has an operating lease for the CLI facility with future estimated minimum lease payments as of December 31, 1996 of approximately $212,000. The lease agreement is an operating lease with an initial non-cancelable term of 5 years ending in 2000 and an extended term of an additional 13 years ending in 2013. The lease allows for termination after the initial term, subject to a penalty clause. CLI is required to remit to the lessor, in addition to basic rentals as defined, variable rentals associated with the leveraged portion of the lease. Dow has guaranteed Destec's performance pursuant to this lease agreement. See Note 22 for discussion of the effects the potential sale of Destec's stock would have on the CLI lease guarantee by Dow.

    In addition to the aforementioned lease agreement, Destec also leases certain office space under operating leases.

    Future minimum rentals under noncancelable operating leases in effect at December 31, 1996 are as follows:

                                                                         RENTAL    SUBLEASE      NET
                                                                        EXPENSE     REVENUE     RENTAL
                                                                       ----------  ---------  ----------
1997.................................................................  $   29,078  $    (903) $   28,175
1998.................................................................      29,889       (903)     28,986
1999.................................................................      31,007       (903)     30,104
2000.................................................................     195,570       (903)    194,667
2001 and thereafter..................................................     174,581       (827)    173,754
                                                                       ----------  ---------  ----------
  Total minimum lease payments.......................................  $  460,125  $  (4,439) $  455,686
                                                                       ----------  ---------  ----------
                                                                       ----------  ---------  ----------

    The years 2000 and 2001 include lease termination payments.

    Total rental expense on operating leases was $25,716, $20,168 and $24,996 in 1996, 1995 and 1994, respectively.

16. BENEFIT PLANS

    Certain of Destec's officers and employees formerly participated in benefit plans sponsored by Dow during their employment with Dow. All amounts contributed or paid by Dow on behalf of Destec's employees pursuant to the Dow plans have been charged to Destec and are reflected in Destec's

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

16. BENEFIT PLANS (CONTINUED)
consolidated financial statements. Dow satisfied all pension obligations related to these employees and officers prior to the implementation of Destec's own benefit plans and, accordingly, no accrued benefit obligation was transferred to Destec. Deferred defined compensation contracts (the "Agreements") were extended to former Dow employees in order to replace the future value of their then vested interest in the Dow benefit plans. These contracts provide for certain future payments which accrue over various terms of future employment to be made to these employees upon retirement, termination, or in certain cases, a change in the control of Destec, to supplement the Destec deferred tax savings plan which was implemented at the same date and which is outlined below. Should Destec be unable to perform under the Agreements, Dow has guaranteed these payments which were $2,689 and $2,833 as of December 31, 1996 and 1995, respectively. See Note 22 for discussion of the effects the proposed merger of Destec with a wholly owned subsidiary of NGC would have on Dow's guaranty related to these payments.

    The Destec Energy, Inc. Retirement and Savings Plan ("Retirement and Savings Plan") is a deferred tax savings plan which covers all of its full-time employees. Amounts owed to the Retirement and Savings Plan (including amounts withheld from employees and not yet paid to the plan) and included in ACCRUED LIABILITIES for 1996 and 1995, were $6,416 and $3,765, respectively. Destec recorded expenses of $3,204, $3,274 and $2,776 for the years ended 1996, 1995 and 1994, respectively, related to this plan. Additionally, Destec has a non-qualified deferred compensation plan and an executive salary continuation plan pursuant to which certain key officers and/or former employees of Destec participate.

    As a result of operational defects in the administration of the Retirement and Savings Plan since 1991, Destec filed a Voluntary Compliance Report ("VCR") with the Internal Revenue Service ("IRS"). If the VCR application is approved by the IRS, Destec will make a contribution to the Plan of approximately $4,689 (before tax effect) including accrued interest (included in ACCRUED LIABILITIES as discussed above). Destec's management believes that adequate reserves are provided as of December 31, 1996 for this potential liability.

    Effective January 1, 1994, Destec adopted an unfunded defined benefit postretirement plan for continuation of group medical benefits which is accounted for under SFAS No. 106 "Employers' Accounting for Postretirement Benefits other than Pensions." Upon eligible retirement, Destec contributes (with certain caps) 50% of group medical premium cost for employees and dependents. The accumulated postretirement benefit obligation is $1,091 which will be amortized over approximately 10 years. The significant assumptions used in the valuation of this obligation were a 1996 discount rate of 7.5%, an average retirement age of 65 and the 1983 Group Annuity Mortality Table. Destec recorded expenses of $238 and $320 for the years ended December 31, 1996 and 1995, respectively, for service costs and amortization of the accumulated postretirement benefit obligation related to this plan.

    Between May 1994 and September 1996, Destec entered into severance and services agreements (the "Agreements") with certain employees, fourteen of which are remaining as of December 31, 1996. Each Agreement provides that in the event of a change in control of Destec, and the termination of the employee, under certain circumstances the employee is entitled to receive (i) certain severance and/or advisory service payments equal in the aggregate to two times the sum of
(a) annual salary plus (b) average annual bonus over the preceding three years (payment would include a pro rata portion of an employee's current year target bonus if termination occurs during the year), (ii) the continuation of certain benefits for two years, and (iii) reimbursement of certain legal fees that may be incurred (generally not to exceed $25

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

16. BENEFIT PLANS (CONTINUED)
per employee). The terms of the Agreements continue through December 31, 1997, with automatic one-year extensions beginning on January 1, 1997, unless the Company gives notice of non-extension by September 30 of the preceding year. Under the Agreements, a change in control of Destec includes: (i) any change required to be reported under Regulation 14A of the Securities Exchange Act of 1934, (ii) with the exception of The Dow Chemical Company, any entity acquiring 20% or more of the combined voting power of Destec's common stock, (iii) any change in the current Board of Directors during any subsequent two year period which would result in the current Board being less than a majority, or (iv) if all or substantially all of the assets of Destec are sold, liquidated or distributed. Under certain of these Agreements, employees may be required to provide advisory services to the Company for up to one year after termination of employment in the event of a change of control. The Company's maximum contingent liability for these severance and advisory service payments is estimated to be approximately $12,000 at December 31, 1996. The proposed merger of Destec with a wholly owned subsidiary of NGC (see Note 22) constitutes a change in control under the Agreements.

17. STOCK COMPENSATION PLANS

    At December 31, 1996, Destec has stock-based compensation plans under which shares or options could be granted to employees. Destec measures compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees." Given the terms of the plans, no compensation cost has been recognized for the fixed stock option plans or the stock purchase plan.

    Destec's reported net income and earnings per share would have been reduced had compensation cost for Destec's stock-based compensation plans been determined using the fair value method of accounting as set forth in SFAS No. 123 "Accounting for Stock-Based Compensation." For purposes of estimating the fair value disclosures below, the fair value of each stock option has been estimated on the grant date with a Black-Scholes option-pricing model using the following weighted-average assumptions: dividend yield of 0%; expected volatility of 29.69%; risk-free interest rate of 6.35%; and expected lives of 10 years for fixed stock option plans and 0.83 years for the Stock Purchase Plan. The effects of using the fair value method of accounting on net income and earnings per share are indicated in the pro forma amounts below:

                                                                   1996       1995        1994
                                                                 ---------  ---------  ----------
Net Income                 As Reported.........................  $  42,756  $  34,700  $  110,481
                           Pro Forma...........................  $  39,123  $  32,758  $  106,208
Net Income per Share       As Reported.........................  $    0.75  $    0.59  $     1.84
                           Pro Forma...........................  $    0.69  $    0.56  $     1.77

FIXED STOCK OPTION PLAN

    Under the Amended and Restated 1990 Award and Option Plan (the "1990 Plan"), Destec may grant up to 1% of the total outstanding shares of common stock on the first day of such year, increased in any year by 25% of the shares available. As of December 31, 1996, there were 56,079,260 shares outstanding. The option price per share may not be less than the fair market value on the date the option is granted and

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

17. STOCK COMPENSATION PLANS (CONTINUED) each option is exercisable into one share of common stock. The options under the 1990 Plan are exercisable from one to three years after the grant date according to individual agreements set forth at the time of the award. All options expire between the sixth and thirteenth anniversary of their respective vesting dates according to individual agreements.

    The following tables summarize information about fixed stock options outstanding at December 31, 1996:

                                                                               1995                     1994
                                                                      -----------------------  -----------------------
                                                                                   WEIGHTED                 WEIGHTED
                                                      1996                          AVERAGE                  AVERAGE
                                             -----------------------               EXERCISE                 EXERCISE
FIXED OPTIONS                                  SHARES                   SHARES       PRICE       SHARES       PRICE
-------------------------------------------  ----------               ----------  -----------  ----------  -----------
                                                          WEIGHTED
                                                           AVERAGE
                                                          EXERCISE
                                                            PRICE
                                                         -----------
Outstanding at beginning of the year.......   2,131,408   $   14.06    1,968,067   $   14.89    1,134,325   $   17.77
Granted....................................     683,350   $   12.44      411,264   $    9.63      895,112   $   11.31
Exercised..................................     (17,659)  $   10.46      (12,846)  $   12.03       --          --
Forfeited..................................     (12,103)  $   14.44     (235,077)  $   13.36      (61,370)  $   16.10
                                             ----------  -----------  ----------  -----------  ----------  -----------
Outstanding at end of year.................   2,784,996   $   13.68    2,131,408   $   14.06    1,968,067   $   14.89
                                             ----------  -----------  ----------  -----------  ----------  -----------
Options exercisable at end of year.........   1,789,763   $   14.56    1,277,314   $   16.22    1,005,525   $   18.03
Weighted-average fair value of options
  granted during the year..................               $    6.96                $    5.39                $    6.33

                                  OPTIONS OUTSTANDING
                    -----------------------------------------------       OPTIONS EXERCISABLE
                                          WEIGHTED                   ------------------------------
                                           AVERAGE       WEIGHTED                        WEIGHTED
                         NUMBER           REMAINING       AVERAGE         NUMBER          AVERAGE
     RANGE OF        OUTSTANDING AT      CONTRACTUAL    EXERCISABLE   EXERCISABLE AT    EXERCISABLE
EXERCISABLE PRICES  DECEMBER 31, 1996       LIFE           PRICE     DECEMBER 31, 1996     PRICE
------------------  -----------------  ---------------  -----------  -----------------  -----------
$   9.63 to $14.94       1,806,271         7.22 years    $   11.41         811,038       $   10.57
$  15.00 to $18.69         769,600         6.01 years    $   16.12         769,600       $   16.12
$  19.56 to $24.44         209,125         6.34 years    $   24.35         209,125       $   24.35

STOCK PURCHASE PLANS

    Destec has an Employees' Stock Purchase Plan (the "Purchase Plan") which offers employees of Destec the right to purchase shares of the Company's common stock. The employees are eligible to subscribe for shares at a price set by the Company's Stock Award Committee up to 10% of each employee's gross annual salary as of the beginning of the plan year. The purchase price of the stock is 85% of the market price at the measurement date. Approximately 36% to 57% of the eligible employees have participated in the Purchase Plan in the last three years.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

17. STOCK COMPENSATION PLANS (CONTINUED)
    A summary of the status of Destec's stock purchase plan as of December 31, 1996, 1995 and 1994 and changes during the years then ended is presented below:

                                                                                  1995                     1994
                                                                         -----------------------  ----------------------
                                                                                      WEIGHTED                WEIGHTED
                                                          1996                         AVERAGE                 AVERAGE
                                                 ----------------------               EXERCISE                EXERCISE
STOCK PURCHASE PLAN                               SHARES                   SHARES       PRICE      SHARES       PRICE
-----------------------------------------------  ---------               ----------  -----------  ---------  -----------
                                                             WEIGHTED
                                                              AVERAGE
                                                             EXERCISE
                                                               PRICE
                                                            -----------
Outstanding at beginning of the year...........    100,529   $   11.85      186,925   $    8.15      64,041   $   15.00
Granted........................................     72,503   $   11.25      103,422   $   11.85     187,051   $    8.15
Exercised......................................    (83,505)  $   11.84     (178,651)  $    8.18     (37,647)  $   14.99
Forfeited......................................    (17,804)  $   11.85      (11,167)  $    8.63     (26,520)  $   14.99
                                                 ---------  -----------  ----------  -----------  ---------  -----------
Outstanding at end of year.....................     71,723   $   11.25      100,529   $   11.85     186,925   $    8.15
                                                 ---------  -----------  ----------  -----------  ---------  -----------
Options exercisable at end of year.............     --          --           --          --          --          --
Weighted-average fair value of options granted
  during the year..............................              $    2.94                $    3.10               $    2.13

DEFERRED STOCK PLANS

    Under the 1990 Plan, Destec grants deferred stock to certain employees. The vesting period for such grants is generally 5 years. After the vesting period, the shares are issued to the employee. The number of deferred stock awards granted prior to 1993, in February 1993 and in February 1996 were 71,600, 38,900 and 16,100, respectively. Total awards exercised and forfeited as of December 31, 1996 were 17,600 and 37,850, respectively. Compensation expense equal to the fair market value of the shares on the date of the grant is recognized in the period of the grant and amounted to $207, $369 and $310 for 1996, 1995 and 1994, respectively. The number of deferred shares outstanding were 71,150, 77,300 and 90,800 as of December 31, 1996, 1995 and 1994, respectively.

1995 VARIABLE PAY PLAN

    In 1995, as part of Destec's variable pay plan, Destec offered all full-time employees the opportunity to take a portion of their individual cash awards in restricted stock. The restricted stock would vest at the end of each of the next three years. In addition, if Destec achieved certain thresholds, as defined by the Compensation Committee, the Company would match each restricted share with a deferred share. Destec expensed $779 and $1,425 in 1996 and 1995, respectively. During 1996, 219,556 shares were issued; of this amount, 92,183 shares were vested and 4,195 shares were canceled, leaving 123,178 shares outstanding as of December 31, 1996.

    See Note 22 for discussion of the effects the proposed merger of Destec with a wholly owned subsidiary of NGC would have on the stock-based compensation plans.

18. RESTRUCTURING CHARGES

    In September 1994, Destec's management finalized a study to refocus its business development efforts from domestic to international markets and to de-emphasize vertical integration. In order to implement

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

18. RESTRUCTURING CHARGES (CONTINUED)
this shift in focus, management developed a restructuring plan to reduce and realign the current work force and reduce overhead. In order to fully implement this plan, Destec recorded a restructuring charge of $10,000 in 1994 as a component of operating costs. Components of the charge were approximately $5,500 for termination pay and benefits, $3,100 for vacated lease space (net of revenues from potential sublease) and $1,400 related to the write-off of leasehold improvements and office equipment. Destec's remaining accruals relating to this charge were $1,812 and $3,400 as of December 31, 1996 and 1995, respectively. Destec's charges against the restructuring accrual were $1,588 and $4,520 for 1996 and 1995, respectively. The balance remaining at the end of 1996 is for vacated lease space net of sublease revenues.

19. COMMITMENTS AND CONTINGENCIES

    Destec is a defendant in certain lawsuits in which legal and financial responsibility cannot be determined at this time. Management believes that resolution of these matters will not materially affect Destec's Consolidated Financial Statements.

    At December 31, 1996 and 1995, respectively, Destec had outstanding irrevocable letters of credit from banks totaling $35,401 and $30,996. These letters of credit are pledged to support certain Destec equity commitments and other development activities.

    See Note 4 for discussion of the LYO Partnership Agreement.

    See Note 12 for discussion of the Wabash operating penalty.

    See Note 15 for discussion of lease commitments related to the Wabash and CLI facilities.

    Destec contracted in 1993 to design, engineer, build and operate a cogeneration facility in Polk County, Florida to be owned by a Delaware limited partnership ("Tiger Bay") in which Destec has an approximate 50% non-controlling equity interest. Destec has a commitment to loan up to an additional $10,000 (subordinated to the partnership's senior lenders) to the Tiger Bay project based on the project steam host's ability to contractually perform. In December 1993, Destec entered into a 20 year firm transportation agreement, effective in March 1995, with Florida Gas Transmission to maintain firm gas transportation capacity. Destec is required to pay approximately $3,500 per year over the contract life to maintain transportation capacity. During 1996, Destec sold the excess capacity which the Tiger Bay project was unable to utilize. Because the current market rate for natural gas transportation capacity was less than Destec's contracted cost, a resulting net fuel expense of $2,867 and $2,124 was incurred in 1996 and 1995, respectively.

    Pursuant to an agreement dated September 6, 1996, Destec has agreed to pay the investment banking firm of Morgan Stanley & Co. Incorporated ("Morgan Stanley") to assist Destec in exploring strategic alternatives to maximize shareholder value. If the Merger discussed in Note 22 is consummated, Destec will pay a total fee of approximately $5,100 (against which any previously paid fees would be credited) for services performed. If the Merger is not consummated the fee would be between $200 and $450. In addition to the foregoing compensation, Destec has agreed to reimburse Morgan Stanley for its expenses, including reasonable fees and expenses of its counsel, and to indemnify Morgan Stanley for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

19. COMMITTMENTS AND CONTINGENCIES (CONTINUED)

    In January 1997, Tiger Bay Limited Partnership, in which Destec holds an equity interest of approximately 50%, executed an agreement for the sale of the Tiger Bay cogeneration facility, located in Fort Meade, Florida to a wholly owned subsidiary of Florida Power Corporation for $445,000. Destec's estimated share of the proceeds after repayment of partnership debt and the net settlement of other partnership obligations is anticipated to be approximately $140,000. The sale is subject to certain conditions, including regulatory approvals and the closing of the proposed merger of Destec and NGC (see Note 22).

    Destec has entered into a long-term gas supply agreement for approximately 30 Mmcf per day of natural gas to be supplied at market prices to seven of the California cogeneration facilities in which Destec owns an equity interest. The term of this agreement is for a 10-year period, expiring in 2002, with provisions for a 5-year renegotiated extension.

20. MAJOR CUSTOMERS

    The following represents the percentages of revenue from individual sources which exceed 10% of Destec's total revenue:

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                            -------------------------------------
                                                               1996         1995         1994
                                                            -----------  -----------  -----------
Electric Utilities(1).....................................         21%          10%          --
Foreign Governments(2)....................................         10%          --           --
Guaranteed Payments.......................................         --           10%          11%
Dow.......................................................         --           --           19%
Elsta project(3)..........................................         37%          16%          --
Kingston project(3).......................................         --           11%          --
Michigan Power project(3).................................         --           10%          --
Tiger Bay project(3)......................................         --           --           11%
Wabash River project(3)...................................         --           18%          17%

------------------------

(1) Destec's sales to electric utilities increased significantly in 1996. The CLI facility, which contributed approximately 16% of Destec's total revenue, is currently operating slightly above a break-even point. The majority of the CLI facility's sales are to HL&P at tariff prices approved by the Public Utilities Commission of Texas for cogenerators. During 1996, DPS sold power on behalf of CLI to various utility customers. The Wabash facility began operating in November 1995 and contributed approximately 5% of Destec's total revenue through sales to PSI (see Note 12). The remainder of sales to Electric Utilities resulted from DPS marketing power from various sources to a number of different electric utilities.

(2) The Los Mina facility, located in the Dominican Republic, commenced commercial operations in the second quarter of 1996 and sells power to Corporacion Dominicana de Electricidad which is a government owned utility in the Dominican Republic.

(3) Revenues related to the Elsta, Kingston, Michigan Power, Tiger Bay and Wabash projects result from development, engineering and operating activities necessary to construct and operate these facilities.

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

21. FOREIGN OPERATIONS

                                                                       UNITED      FOREIGN
                                                                       STATES    OPERATIONS     TOTAL
                                                                     ----------  -----------  ----------
1996
Total revenue--affiliates..........................................  $  324,116   $  --       $  324,116
Total revenue--nonaffiliates.......................................     196,468      57,328      253,796
Operating income...................................................      15,111       6,224       21,335
Investments in and advances to unconsolidated subsidiaries.........     157,747     165,503      323,250
Other identifiable assets..........................................     600,184      87,681      687,865
Gross plant properties.............................................     107,050      76,295      183,345
Plant depreciation.................................................     (45,465)     (3,849)     (49,314)
Capital expenditures...............................................  $   25,123   $ 111,073   $  136,196
--------------------------------------------------------------------------------------------------------
1995
Total revenue--affiliates..........................................  $  466,404      --       $  466,404
Total revenue--nonaffiliates.......................................     175,092      --          175,092
Operating income...................................................      (9,915)     --           (9,915)
Investments in and advances to unconsolidated subsidiaries.........     139,758          26      139,784
Other identifiable assets..........................................     821,516      20,924      842,440
Gross plant properties.............................................     104,491      --          104,491
Plant depreciation.................................................     (38,903)     --          (38,903)
Capital expenditures...............................................  $   13,456   $  19,647   $   33,103
--------------------------------------------------------------------------------------------------------
1994
Total revenue--affiliates..........................................  $  524,723      --       $  524,723
Total revenue--nonaffiliates.......................................     201,970      --          201,970
Operating income...................................................     113,672      --          113,672
Investments in and advances to unconsolidated subsidiaries.........      80,864      --           80,864
Other identifiable assets..........................................     862,653      --          862,653
Gross plant properties.............................................      68,868      --           68,868
Plant depreciation.................................................     (34,850)     --          (34,850)
Capital expenditures...............................................  $   39,075   $  --       $   39,075
--------------------------------------------------------------------------------------------------------

    Destec currently has interest in the following foreign projects:

PROJECT NAME                              MW                      LOCATION                     % OWNERSHIP
-------------------------------------  ---------  -----------------------------------------  ---------------
Los Mina.............................        236  Santo Domingo, Dominican Republic                   100
Indian Queens........................        140  Cornwall, United Kingdom                            100
Kingston.............................        110  Ontario, Canada                                      50
Hazelwood............................      1,600  Victoria, Australia                                  20
Elsta (start-up est. 1997)...........        405  Terneuzen, The Netherlands                           50

    The Los Mina facility commenced commercial operations in May 1996, and the Indian Queens and Kingston projects both reached substantial completion in December 1996 and made a limited number of

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

21. FOREIGN OPERATIONS (CONTINUED)
sales to outside parties. In September 1996, Destec acquired a 20% interest in the Hazelwood project which was operational at the time it was purchased. Because the Los Mina facility began operating in May 1996, it is the only foreign project which contributed significant operating revenue during 1996 (see
Note 20).

22. EVENTS SUBSEQUENT TO DECEMBER 31, 1996

    On January 17, 1997, Tiger Bay Limited Partnership, in which Destec holds an equity interest of approximately 50%, executed an agreement for the sale of the nominally rated 220 MW Tiger Bay cogeneration facility, located in Fort Meade, Florida, to a wholly owned subsidiary of Florida Power Corporation for approximately $445,000. Destec's estimated share of the proceeds after repayment of partnership debt and the net settlement of other partnership obligations is anticipated to be approximately $140,000. The sale is subject to certain conditions, including, without limitation, regulatory approvals and the sale of Destec.

    On February 17, 1997, Destec executed an Agreement and Plan of Merger (the "Merger Agreement"), by and among Destec, Dow, NGC Corporation ("NGC") and NGC Acquisition Corporation II, a wholly owned subsidiary of NGC ("Purchaser"), pursuant to which, among other things, Purchaser will merge with and into Destec (the "Merger"). The surviving corporation after the Merger will be a wholly owned subsidiary of NGC. Pursuant to the Merger Agreement, among other things, each outstanding share of common stock of Destec will be converted into the right to receive $21.65 in cash (the "Merger Consideration"), or approximately $1,270,000 in the aggregate. The consummation of the Merger is subject to certain conditions, including the approval by the affirmative vote of at least 66% of the outstanding shares of Destec common stock entitled to vote, as well as the approval by federal antitrust authorities and the Federal Energy Regulatory Commission. Dow, which owns 80% of the outstanding common stock, has agreed to vote its shares of common stock for approval and adoption of the Merger Agreement.

    Destec has various agreements with its principal stockholder, Dow and its subsidiaries and affiliates (the "Dow Agreements"). Certain of the Dow Agreements and certain agreements among Destec, Dow and NGC entered into on February 17, 1997, will be affected by the consummation of the Merger Agreement and the transactions contemplated thereby, as described below.

    The Merger Agreement provides that, upon the consummation of the Merger, NGC and Purchaser will cause Dow to be released as an obligor under the following agreements: (i) Guaranty, dated as of August 11, 1995, by Dow for the benefit of CoGen Funding, Limited Partnership relating to Dow's guarantee of the payment of the lease obligations of CLI (the "CLI Guaranty"); and (ii) Guaranty, dated as of December 18, 1991, by Dow in favor of Destec and certain identified individuals, relating to Dow's guarantee of the performance of Destec of its obligations under certain compensation adjustment agreements with Destec employees formerly employed by Dow (the "Compensation Guaranty").

    In connection with the release of Dow as obligor under the CLI Guaranty, NGC and Dow have entered into an Indemnity Agreement, dated as of February 17, 1997, whereby NGC has agreed to use its reasonable best efforts to terminate the CLI Guaranty or substitute NGC in Dow's stead under the CLI Guaranty; and in any event, indemnify Dow against any losses arising out of the CLI Guaranty. In connection with the release of Dow as obligor under the Compensation Guaranty, Destec, Dow, and NGC

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

22. EVENTS SUBSEQUENT TO DECEMBER 31, 1996 (CONTINUED) have entered into a Waiver, Release and Substitution agreement, dated as of February 17, 1997, whereby (i) NGC has agreed to be substituted in Dow's stead and to assume all of Dow's rights and obligations under or in connection with the Compensation Guaranty, (ii) NGC has agreed to indemnify Dow for any and all liability which may arise under or in connection with Compensation Guaranty,
(iii) Destec has consented to such substitution, and (iv) Destec and NGC have released and discharged Dow from any and all claims or liabilities based upon any duty or obligation to Destec or the individuals covered by the compensation adjustment agreements in connection with the Compensation Guaranty.

    Destec and Dow have entered into a First Amendment to the Tax Sharing Agreement, dated February 17, 1997 pursuant to which the most recent tax sharing agreement between Dow and Destec was amended to provide, among other things, (i) the provisions of such tax sharing agreement apply to this deconsolidation of Destec from the consolidated group of corporations for which Dow files tax returns for U.S. Federal income tax purposes; (ii) on the Closing Date of the Merger Agreement, Dow will pay to Destec $10,000 as an advance payment of amounts expected to be paid to Destec under such tax sharing agreement with respect to the 1997 tax year; (iii) Dow will be treated as having actually utilized all deduction, losses, credits and other tax attributes of Destec prior to Destec's deconsolidation, with the effect that Destec will be entitled to payments for such items by Dow pursuant to such tax sharing agreement; and (iv) Destec will not be liable to Dow for taxes with respect to certain transactions. The First Amendment to the Tax Sharing Agreement will be effective as of the Effective Time of the Merger Agreement.

    Pursuant to the First Amended Lease Agreement, dated as of January 1, 1990, as amended between Destec Properties Limited Partnership, a wholly owned subsidiary of Destec ("Destec Properties"), and Dow, Dow has given notice that it is exercising its option to purchase all of Destec's interest in certain specific lignite reserves. The exercise price of approximately $44,000 will be paid to Destec immediately prior to the effective time of the Merger. Consequently, Destec Properties and Dow have entered into (i) a Termination Agreement Concerning the First Amended Lease Agreement, entered into February 17, 1997, to become effective as of the effective time of the Merger and (ii) a Termination Agreement concerning the First Amended Lignite Properties Maintenance Agreement, entered into February 17, 1997, to become effective at the effective time of the Merger, pursuant to which Destec will provide limited consulting and training with respect to the management and maintenance of the lignite reserves to Dow at no additional cost.

    Pursuant to the Oyster Creek Agreement, dated February 17, 1997, by and among Destec, Dow and NGC, Dow has obtained a right of first refusal with respect to the stock of certain Destec subsidiaries related to the Oyster Creek cogeneration facility and waived its right to exercise an option to purchase the partnership interests of such company subsidiaries in Oyster Creek Limited that would become exercisable in the event Dow no longer holds a majority interest of the common stock of Destec.

    Pursuant to a Site Development Agreement, dated February 17, 1997, by and between Dow and Destec, for five years, Dow will include Destec in the Dow notification to potential third party (power company) bidders with respect to energy generation facility projects at certain Dow sites put to bid and invite the Company to participate in the bid process. In the event that Dow does not provide such notification and an invitation to bid, Dow will pay the Company the amount of damages which the Company shows it suffered up to a cap of $25 per project.

    Dow and Destec have entered into a First Amendment to Research & Development Agreement, effective December 31, 1996. Pursuant to the Research & Development Agreement, dated March 1, 1990,

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

22. EVENTS SUBSEQUENT TO DECEMBER 31, 1996 (CONTINUED)
Destec engaged Dow to provide certain research and development services with respect to intellectual property relating to gasification of carbonaceous materials and to lignite beneficiation, which intellectual property was assigned to Destec by Dow pursuant to an Assignment Agreement, dated March 1, 1990. The First Amendment to Research & Development Agreement provides, in pertinent part, the term of the Research & Development Agreement will continue through December 31, 1997, unless the parties otherwise agree to in writing, and further identifies three individual Dow employees that will continue to provide research and development support services pursuant to such agreement, with Dow receiving $125 per man year of effort (for a total of 2 1/2 man years) as compensation for such services. In addition, the amendment deleted the parties' undertaking relative to further joint technology development made in the Research & Development Agreement. Pursuant to the Assignment Agreement, Dow assigned to Destec certain patents and technology. The First Amendment to Assignment Agreement modifies the license granted to Dow and its subsidiaries to practice the technology pertaining to gasification of carbonaceous materials and to lignite beneficiation and any improvements to such technology so as to apply only to improvements made prior to December 31, 1997 (or prior to any extension of the term of such agreement). In addition, the First Amendment to Assignment Agreement terminates Dow's license to Destec to use certain hardware and software and also terminated Destec's right of refusal to perform design, engineering and construction services to any coal gasification facility Dow desired to construct and operate.

    Certain of Destec's stock compensation plans discussed in Note 17 will be affected by the consummation of the Merger Agreement and the transaction contemplated thereby, as described below:

    Pursuant to the Destec Energy, Inc. Amended and Restated 1990 Award and Option Plan, as amended on February 14, 1997, and related stock option agreements, immediately prior to a change in control, (i) all options outstanding (whether or not then exercisable) shall be cashed-out and each grantee shall be entitled to receive (in lieu of shares of Destec's Common Stock otherwise deliverable in respect of such option) cash in an amount (subject to applicable withholding) equal to the spread between the exercise price of the options and the Merger Consideration and (ii) each outstanding award of Deferred Stock and Restricted Stock (whether or not then vested) will be cashed-out and each awardee will be entitled to receive (in lieu of shares of Destec's Common Stock otherwise deliverable in respect of such awards) an amount (subject to applicable withholding) equal to the Merger Consideration multiplied by the aggregate number of shares of Deferred Stock or Restricted Stock awarded to such awardee.

    Pursuant to the Destec Energy, Inc. Employees' Stock Purchase Plan, as amended February 14, 1997 (the "Stock Purchase Plan"), upon the occurrence of a change in control (i) all payroll deductions under the Stock Purchase Plan will cease and each subscriber will receive a cash payment in an amount equal to the cash amounts previously deducted from such subscriber's pay in respect to the Plan Year during which such change in control occurs and (ii) each subscriber who is employed by Destec on the date of such change in control will be entitled to receive, in respect of such Plan Year, a cash payment (subject to applicable withholding) for each share of Destec's Common Stock subscribed to equal to the spread between the Merger Consideration and the lower of the subscription price or the Market Price.

    Under the terms of the Destec Energy, Inc. 1995 Variable Pay Plan, as amended November 14, 1995 and as further amended February 14, 1997 (the "Variable Pay Plan"), and related award agreements, each outstanding share of Restricted Stock or Deferred Stock awarded under the Variable Pay Plan will be cashed-out and each awardee will be entitled to receive, in cancellation of all then outstanding awards of Restricted Stock or Deferred Stock (whether or not vested) and in lieu of shares of Destec Common Stock

                      DESTEC ENERGY, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             (IN THOUSANDS OF DOLLARS, UNLESS OTHERWISE INDICATED)

22. EVENTS SUBSEQUENT TO DECEMBER 31, 1996 (CONTINUED) otherwise deliverable in respect of such awards, an amount in cash (subject to applicable withholding) equal to the Merger Consideration multiplied by the aggregate number of shares of Restricted Stock and Deferred Stock subject to such award.

    Effective February 17, 1997, the date all stock plans were frozen pending the consummation of the Merger, the total amount to be paid related to the cash-out of the stock plans discussed above was approximately $27,300.

23. QUARTERLY STATISTICS (UNAUDITED)

    The following table summarizes the unaudited quarterly statistics for the years ended December 31, 1996 and 1995. In the opinion of management, all adjustments necessary for a fair presentation of the unaudited results for the periods are included.

                                                          1ST         2ND        3RD(1)       4TH         YEAR
                                                       ----------  ----------  ----------  ----------  ----------
                                                          (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
1996
Revenues.............................................  $  157,761  $  127,982  $  147,338  $  144,831  $  577,912
Operating income.....................................       5,599       2,067      11,469       2,200      21,335
Income before provision for taxes....................      13,886      11,214      22,122      11,267      58,489
Net Income...........................................  $    9,433  $    7,639  $   18,263  $    7,421  $   42,756
Net Income Per Share.................................  $     0.16  $    0 .13  $     0.33  $     0.13  $     0.75
Market Price Range of common stock(4):
High.................................................  $    13.75  $    13.88  $    14.38  $    16.25
Low..................................................  $    11.50  $    11.50  $    11.88  $    12.50


                                                          1ST        2ND(2)      3RD(3)       4TH         YEAR
                                                       ----------  ----------  ----------  ----------  ----------
                                                          (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
1995
Revenues.............................................  $  164,925  $  207,594  $  100,545  $  168,432  $  641,496
Operating income (loss)..............................       2,462        (673)     (6,050)     (5,654)     (9,915)
Income before provision for taxes....................      10,335      11,085      18,402       5,523      45,345
Net Income...........................................  $    7,234  $    7,759  $   14,684  $    5,023  $   34,700
Net Income Per Share.................................  $     0.12  $    0 .13  $     0.25  $     0.09  $     0.59
Market Price Range of common stock(4):
High.................................................  $    11.00  $    14.38  $    16.13  $    15.38
Low..................................................  $     9.38  $     9.88  $    12.88  $    13.00

------------------------

(1) The net income for the third quarter of 1996 increased as a result of the sale of the 150 MW Blue Mountain Power Project (See Note 7).

(2) The second quarter of 1995 revenue increase resulted primarily from the commencement of engineering revenue recognition on the Elsta project.

(3) The net income increased in the 3rd quarter of 1995 due to the sale of oil and gas properties.

(4) As reported by the New York Stock Exchange.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              DESTEC ENERGY, INC.,
                           THE DOW CHEMICAL COMPANY,
                                NGC CORPORATION

                                      AND

                         NGC ACQUISITION CORPORATION II
                                  DATED AS OF
                               FEBRUARY 17, 1997

                               TABLE OF CONTENTS

ARTICLE I           THE MERGER
Section 1.1         The Merger........................................................        A-1
Section 1.2         Closing...........................................................        A-1
Section 1.3         Effective Time....................................................        A-1
Section 1.4         Certificate of Incorporation; By-Laws.............................        A-1
Section 1.5         Directors and Officers of the Surviving Corporation...............        A-2

ARTICLE II          CONVERSION OF SHARES
Section 2.1         Conversion of Capital Stock.......................................        A-2
Section 2.2         Exchange of Certificates..........................................        A-2
Section 2.3         Company Equity-Based Awards.......................................        A-4
Section 2.4         Dissenter's Rights................................................        A-4

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1         Organization......................................................        A-5
Section 3.2         Capitalization....................................................        A-5
Section 3.3         Authorization; Validity of Agreement..............................        A-6
Section 3.4         No Violations; Consents and Approvals.............................        A-6
Section 3.5         SEC Reports and Financial Statements..............................        A-7
Section 3.6         Absence of Certain Changes........................................        A-7
Section 3.7         Absence of Undisclosed Liabilities................................        A-8
Section 3.8         Proxy Statement...................................................        A-8
Section 3.9         Employee Benefit Plans; ERISA.....................................        A-8
Section 3.10        Litigation; Compliance with Law...................................       A-10
Section 3.11        Intellectual Property.............................................       A-11
Section 3.12        Significant Agreements............................................       A-11
Section 3.13        Taxes.............................................................       A-12
Section 3.14        Environmental Matters.............................................       A-12
Section 3.15        Required Vote by Company Stockholders.............................       A-13
Section 3.16        Brokers...........................................................       A-13
Section 3.17        Public Utility Company; Public Utility Regulatory Policies Act....       A-13
Section 3.18        Fairness Opinion..................................................       A-14
Section 3.19        Excluded Subsidiaries.............................................       A-14
Section 3.20        No Other Representations or Warranties............................       A-14

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF DOW
Section 4.1         Organization......................................................       A-14
Section 4.2         Authorization; Validity of Agreement..............................       A-14
Section 4.3         No Violations; Consents and Approvals.............................       A-14
Section 4.4         Title to Shares...................................................       A-15
Section 4.5         Brokers...........................................................       A-15
Section 4.6         No Other Representations or Warranties............................       A-15

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
Section 5.1         Organization......................................................       A-15
Section 5.2         Authorization; Validity of Agreement..............................       A-15
Section 5.3         No Violations; Consents and Approvals.............................       A-16
Section 5.4         Proxy Statement...................................................       A-16
Section 5.5         Interim Financial Condition.......................................       A-16
Section 5.6         Financing.........................................................       A-16
Section 5.7         Surviving Corporation After the Merger............................       A-16

Section 5.8         Beneficial Ownership of Shares; Interested Stockholder............       A-17
Section 5.9         Brokers...........................................................       A-17
Section 5.10        Public Utility Company; Public Utility Regulatory Policies Act....       A-17
Section 5.11        Absence of Litigation.............................................       A-17
Section 5.12        No Prior Activities...............................................       A-17
Section 5.13        No Other Representations or Warranties............................       A-17

ARTICLE VI          COVENANTS
Section 6.1         Interim Operations of the Company.................................       A-17
Section 6.2         Acquisition Proposals.............................................       A-18
Section 6.3         Audited Financial Statements......................................       A-19
Section 6.4         Access to Information.............................................       A-19
Section 6.5         Further Action; Reasonable Best Efforts...........................       A-20
Section 6.6         Employee Benefits.................................................       A-21
Section 6.7         Stockholders' Meeting; Proxy Statement............................       A-21
Section 6.8         Directors' and Officers' Insurance and Indemnification............       A-22
Section 6.9         Publicity.........................................................       A-23
Section 6.10        No Solicitation...................................................       A-23
Section 6.11        Certain Arrangements..............................................       A-23
Section 6.12        Voting Agreement..................................................       A-24
Section 6.13        Employee Benefits Indemnification.................................       A-24
Section 6.14        The Dow Shares....................................................       A-24
Section 6.15        Acquisition Proposals.............................................       A-24
Section 6.16        Tax Matters.......................................................       A-25

ARTICLE VII         CONDITIONS
Section 7.1         Conditions to Each Party's Obligation To Effect the Merger........       A-27
Section 7.2         Conditions to Parent and Purchaser's Obligations to Effect the           A-27
                      Merger..........................................................
Section 7.3         Conditions to the Company's Obligation to Effect the Merger.......       A-28

ARTICLE VIII        TERMINATION
Section 8.1         Termination.......................................................       A-28
Section 8.2         Effect of Termination.............................................       A-28
Section 8.3         Fee...............................................................       A-28

ARTICLE IX          MISCELLANEOUS
Section 9.1         Fees and Expenses.................................................       A-28
Section 9.2         Specific Performance..............................................       A-29
Section 9.3         Amendment; Waiver.................................................       A-29
Section 9.4         Survival..........................................................       A-29
Section 9.5         Notices...........................................................       A-29
Section 9.6         Interpretation....................................................       A-30
Section 9.7         Headings; Schedules...............................................       A-30
Section 9.8         Counterparts......................................................       A-31
Section 9.9         Entire Agreement..................................................       A-31
Section 9.10        Severability......................................................       A-31
Section 9.11        Governing Law.....................................................       A-31
Section 9.12        Assignment........................................................       A-31
Section 9.13        Consent to Jurisdiction...........................................       A-31

                             TABLE OF DEFINED TERMS

                                            TERM                                                     SECTION
---------------------------------------------------------------------------------------------  -------------------
Acquisition Proposal.........................................................................               6.2(d)
AES..........................................................................................               6.2(a)
affiliates...................................................................................                  9.6
Allocation Schedule..........................................................................              6.16(a)
Antitrust Division...........................................................................               6.5(c)
associates...................................................................................                  9.6
Assertion....................................................................................               6.8(c)
Balance Sheet................................................................................                  3.5
beneficial ownership.........................................................................                  9.6
Board........................................................................................               3.3(a)
Certificate of Merger........................................................................                  1.3
Certificates.................................................................................               2.2(b)
Change in Control............................................................................               6.6(a)
Closing......................................................................................                  1.2
Closing Date.................................................................................                  1.2
Code.........................................................................................   3.9(b)(v), 6.16(a)
Company......................................................................................             Recitals
Company Common Stock.........................................................................             Recitals
Company Employees............................................................................               6.6(c)
Company SEC Documents........................................................................                  3.5
Competition Laws.............................................................................               6.5(c)
Confidentiality Agreements...................................................................                  6.4
Delaware Courts..............................................................................                 9.13
DGCL.........................................................................................             Recitals
Disclosure Schedule..........................................................................               3.1(b)
Dissenting Shares............................................................................                  2.4
Dow..........................................................................................             Recitals
Dow Agreements...............................................................................              3.12(a)
Dow Shares...................................................................................             Recitals
Effective Time...............................................................................                  1.3
Environmental Claim..........................................................................           3.14(e)(i)
Environmental Laws...........................................................................          3.14(e)(ii)
ERISA........................................................................................               3.9(a)
ERISA Plans..................................................................................               3.9(a)
EWG Projects.................................................................................              3.17(c)
Exchange Act.................................................................................               3.4(b)
Exchange Fund................................................................................               2.2(a)
Excluded Subsidiaries........................................................................               3.1(a)
FERC.........................................................................................              3.17(b)
Forms........................................................................................              6.16(a)
FPA..........................................................................................              3.17(a)
FTC..........................................................................................               6.5(c)
FUCO Projects................................................................................              3.17(d)
GAAP.........................................................................................                  3.5
Governmental Entity..........................................................................               3.4(b)
Hazardous Substances.........................................................................         3.14(c)(iii)
HSR Act......................................................................................               6.5(c)
Immaterial Subsidiaries......................................................................               3.1(a)

                                            TERM                                                     SECTION
---------------------------------------------------------------------------------------------  -------------------
include[s]/[ing].............................................................................                  9.6
Indemnified Liability........................................................................               6.8(b)
Indemnified Parties..........................................................................               6.8(b)
Indemnified Party............................................................................               6.8(b)
Indemnitors..................................................................................               6.8(c)
Intellectual Property........................................................................                 3.11
made available...............................................................................                  9.6
Material Adverse Effect......................................................................               3.1(a)
Merger.......................................................................................                  1.1
Merger Consideration.........................................................................               2.1(a)
Parent.......................................................................................             Recitals
Parent Plans.................................................................................               6.6(b)
Paying Agent.................................................................................               2.2(a)
Person.......................................................................................               3.1(a)
Plans........................................................................................               3.9(a)
Preferred Stock..............................................................................               3.2(a)
Proceeding...................................................................................              6.16(g)
Proxy Statement..............................................................................               6.7(b)
PUHCA........................................................................................              3.17(a)
Purchaser....................................................................................             Recitals
Purchaser Common Stock.......................................................................                  2.1
QF Projects..................................................................................              3.17(b)
Section 338(h)(10) Elections.................................................................              6.14(a)
Securities Act...............................................................................                  3.5
SEC..........................................................................................                  3.5
Secretary of State...........................................................................                  1.3
Shares.......................................................................................             Recitals
Significant Agreements.......................................................................              3.12(a)
Special Meeting..............................................................................               6.7(a)
Stock Plan...................................................................................               2.3(a)
Stock Purchase Agreement.....................................................................             Recitals
Stock Purchase Plan..........................................................................               2.3(c)
Subscriber...................................................................................               2.3(c)
Subsidiary...................................................................................               3.1(a)
Surviving Corporation........................................................................                  1.1
Taxes........................................................................................                 3.13
Tax Claim....................................................................................              6.16(f)
Tax Return...................................................................................                 3.13
Tax Sharing Agreement........................................................................              6.16(b)
Transfer Taxes...............................................................................         6.16(c)(iii)
Variable Pay Plan............................................................................               2.3(b)

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of February 17, 1997, by and among Destec Energy, Inc., a Delaware corporation (the "Company"), The Dow Chemical Company, a Delaware corporation ("Dow"), NGC Corporation, a Delaware corporation ("Parent"), and NGC Acquisition Corporation II, a wholly owned subsidiary of Parent and a Delaware corporation ("Purchaser").

    WHEREAS, the Boards of Directors of Parent, Purchaser, Dow and the Company have each approved, and the Boards of Directors of Parent, Purchaser and the Company deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved this Agreement and the merger of Purchaser with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

    WHEREAS, the number of shares of common stock, $.01 par value of the Company (referred to herein as "Shares" or "Company Common Stock") owned by Dow is set forth on Schedule A hereto (the "Dow Shares") and Dow has agreed to vote all of the Dow Shares in favor of the approval of this Agreement and the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1. THE MERGER. Upon the terms and subject to conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3 hereof), Purchaser shall be merged (the "Merger") with and into the Company and the separate corporate existence of Purchaser shall cease. After the Merger, the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company and Purchaser shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

    Section 1.2. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the second business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless an earlier date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

    Section 1.3. EFFECTIVE TIME.On or as promptly as practicable following the Closing Date, Purchaser and the Company will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") in such form and executed as provided in the DGCL. The Merger shall become effective on the date and time on which the Certificate of Merger has been duly filed with the Secretary of State, or such later date and time as shall be agreed upon by Purchaser, Dow and the Company and set forth therein, and such time is hereinafter referred to as the "Effective Time."

    Section 1.4. CERTIFICATE OF INCORPORATION; BY-LAWS. Pursuant to the Merger,
(x) the Amended and Restated Certificate of Incorporation of the Company shall be amended in the form of the Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, and shall be the

Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Amended and Restated Certificate of Incorporation, and (y) the By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Amended and Restated Certificate of Incorporation and such By-laws.

    Section 1.5. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

    (a) The directors of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

    (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                   ARTICLE II
                              CONVERSION OF SHARES

    Section 2.1. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Purchaser or the holders of any shares of Company Common Stock or the common stock, par value $.01 per share, of Purchaser (the "Purchaser Common Stock"):

    (a) Each issued and outstanding share of Company Common Stock (other than Shares to be cancelled in accordance with Section 2.1(c) and other than Dissenting Shares (as defined herein) covered by Section 2.4) shall be converted into the right to receive $21.65 per share in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2. Any payment made pursuant to this Section 2.1(a) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

    (b) Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

    (c) Each share of Company Common Stock that is held by the Company as treasury stock and each share of Company Common Stock owned by Parent, Purchaser or any other Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

    Section 2.2. EXCHANGE OF CERTIFICATES.

    (a) Prior to the Effective Time, Parent shall designate the Company's registrar and transfer agent, or such other bank or trust company as agreed in writing by the parties, to act as paying agent for the holders of Shares in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 2.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to the Company (the "Paying Agent"), to receive the funds to which holders of Shares shall become entitled pursuant to Sections 2.1(a) and 2.3. Prior to the Effective Time, Parent will deposit or cause to be deposited in trust with the Paying Agent for the benefit of holders of Company Common Stock the funds necessary to complete the payments contemplated by Section 2.1(a) (the "Exchange Fund") on a timely basis; provided, that no such deposit shall relieve Parent of its obligation to pay the Merger

Consideration pursuant to Section 2.1(a). Notwithstanding anything to the contrary in this Section 2.2, Parent and the Company will make arrangements with the Paying Agent to the reasonable satisfaction of Dow such that Dow, and any other stockholder of the Company that is present at the office of the Paying Agent in person or through a personal representative (it being understood that Dow need not be present at the office of the Paying Agent because it will be present at the Closing) and gives the Company at least two days prior written notice that it will be present at that office, will receive, as soon as possible after the Effective Time (but in any event on the same date as the Effective
Time) in same day funds by wire transfer to such accounts as Dow or such stockholders shall specify with at least two days prior written notice, the Merger Consideration (in the case of Dow without any deduction or offset whatsoever for any purpose, including deductions for withholding taxes so long as Dow has complied with applicable tax law in completing and delivering any required forms) for each of its or their shares of Company Common Stock (provided that Dow and any such stockholders have surrendered the Certificates (as defined below) for their shares of Company Common Stock to the Paying Agent and, with respect to stockholders other than Dow, complied with the terms and conditions of Section 2.2(b) hereof).

    (b) At the Effective Time, Parent will instruct the Paying Agent to promptly, and in any event not later than five business days following the Effective Time, mail to each holder of record of a certificate or certificates (other than holders who are paid on the Closing Date pursuant to the last sentence of Section 2.2(a)), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose Shares were converted pursuant to Section 2.1(a) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three business days of receipt thereof, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Paying Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Company Common Stock held by Parent or Purchaser, or any Subsidiary of Parent or Purchaser, or Dissenting Shares (as defined in Section 2.4)) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. Any portion of the Exchange Fund which remains unclaimed by the former holders of Shares for twelve months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former holders of Shares shall thereafter look only to the Surviving Corporation for any cash to which they are entitled as a result of the Merger. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares pursuant to this Agreement such amounts as the Surviving Corporation is required to deduct and withhold with respect to making such payment under the Code (as hereinafter defined), or any provision of state, local or foreign tax law. To the extent that such amounts are withheld by or on behalf of the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

    (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; PROVIDED that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

    (d) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

    Section 2.3. COMPANY EQUITY-BASED AWARDS.

    (a) Immediately prior to the Effective Time, each option granted by the Company pursuant to the Destec Energy, Inc. 1990 Award and Option Plan, as amended on February 14, 1997 (the "Stock Plan") to purchase shares of Company Common Stock, whether or not exercisable, which is outstanding and unexercised at such time, shall be cancelled to the Company and each grantee thereof shall be entitled to receive immediately prior to the Effective Time, in lieu of the shares of Company Common Stock that would otherwise have been issuable upon exercise, an amount in cash computed by multiplying (i) the excess, if any, of
(x) the Merger Consideration over (y) the per share exercise price applicable to such option by (ii) the number of such shares of Company Common Stock then subject to such option. Prior to the Closing, the Company will use its reasonable best efforts to obtain a written acknowledgement by any holder of an option whose per share exercise price is greater than the Merger Consideration that the payment made pursuant to this section 2.3(a) is being made in consideration of the cancellation of such recipient's award and other rights under the Stock Plan.

    (b) Immediately prior to the Effective Time, each share of Deferred Stock and Restricted Stock awarded under the Stock Plan or awarded or subject to award under the Destec Energy, Inc. 1995 Variable Pay Plan, as amended through February 14, 1997 (the "Variable Pay Plan"), shall become fully vested and nonforfeitable, and shall be cancelled to the Company and each grantee thereof shall be entitled to receive immediately prior to the Effective Time, in lieu of the shares of Company Common Stock that would otherwise have been deliverable, an amount in cash computed by multiplying (i) the Merger Consideration and (ii) the number of such shares of Deferred Stock or Restricted Stock.

    (c) In accordance with the terms of the Destec Energy, Inc. Employees' Stock Purchase Plan, as amended on February 14, 1997 (the "Stock Purchase Plan"), immediately prior to the Effective Time, (i) each participant (a "Subscriber") in the Stock Purchase Plan shall be entitled to receive a cash lump sum in an amount equal to the cash amounts previously deducted from such Subscriber in respect of the current Plan Year (as defined in the Stock Purchase Plan) and
(ii) each Subscriber who is a Subscriber as of the Change in Control Date (as defined in the Stock Purchase Plan) shall be entitled to receive an amount in cash equal to the product of (x) the number of shares subscribed for by such Subscriber in respect of the Plan Year (as defined in the Stock Purchase Plan) and (y) the excess, if any, of the Merger Consideration over the lower of the Plan Price or the Market Price for such Plan Year (as such terms are defined in the Stock Purchase Plan).

    (d) All payments made pursuant to this Section 2.3 shall be subject to applicable withholding taxes.

    Section 2.4. DISSENTER'S RIGHTS. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, as provided in Section 2.1(a) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest or dividends thereon. Dow hereby waives any and all rights under the DGCL to make a demand for appraisal in connection with the Merger and covenants and agrees with Parent and Purchaser not to take any action under Section 262 of the DGCL or otherwise that would be inconsistent with
Section 6.12 hereof.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Purchaser that:

    Section 3.1. ORGANIZATION. (a) The Company and each of its Subsidiaries (as hereinafter defined) is a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation or Person (as hereinafter defined) and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole, but excluding any such effect resulting from general economic conditions and any occurrence or condition affecting generally the independent power industry. The Company has previously delivered to Parent a complete and correct copy of each of its Amended and Restated Certificate of Incorporation and By-Laws, as currently in effect. "Subsidiary" shall mean with respect to any Person, any corporation or other entity of which 50% or more of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such entity is directly or indirectly owned by such Person, other than immaterial or inactive corporations or other entities (together, the "Immaterial Subsidiaries") and, with respect to the Company, other than Hartwell Energy Limited Partnership, Commonwealth Atlantic Limited Partnership and Nevada Cogeneration Associates No. 2 (collectively, the "Excluded Subsidiaries"). "Person" shall mean an individual, partnership, joint venture, trust, corporation, limited liability company or other legal entity or Governmental Entity.

    (b) Schedule 3.1 of the disclosure schedule delivered by the Company to Parent prior to the date hereof (the "Disclosure Schedule") lists each of the Company's Subsidiaries, together with the jurisdiction of incorporation or organization of each such Subsidiary.

    (c) None of the Immaterial Subsidiaries have liabilities or obligations that would result in a Material Adverse Effect.

    Section 3.2. CAPITALIZATION.

    (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 50,000,000 preferred shares, par value $1.00 per share (the "Preferred Stock"). As of December 31, 1996, (i) 56,079,260 shares of Company Common Stock were issued and outstanding, (ii) 6,170,740 shares of Company Common Stock were issued and held in the treasury of the Company and (iii) there were no shares of Preferred Stock issued and outstanding. Since December 31, 1996, the Company has not issued any shares of capital stock of any class of the Company other than issuances of shares of Company Common Stock pursuant to awards under the Stock Plan, the Variable Pay Plan or the Stock Purchase Plan outstanding as of such date. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.2(a) of the Disclosure Schedule, as of the date hereof, there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary of the Company or
(iii) voting trusts or voting or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company. As of the date hereof, there are no existing awards of stock appreciation rights under the Stock Plan or the Variable Pay Plan.

    (b) Except as set forth in Schedule 3.2(b) of the Disclosure Schedule and except for directors qualifying shares or shares issued under similar arrangements, all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company's Subsidiaries are beneficially owned, directly or indirectly, by the Company.

    (c) Australian Power Partners B.V. owns a 20% partnership interest in the Hazelwood Power Partnership and Destec Australia Energy Finance Pty. Ltd. owns a 12.55% limited partnership interest in Hazelwood Finance Limited Partnership.

    Section 3.3. AUTHORIZATION; VALIDITY OF AGREEMENT.

    (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of its stockholders as contemplated by Section 6.7 hereof, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company (the "Board") and, other than approval and adoption of this Agreement by the holders of at least 66 2/3% of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent, Dow and Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

    (b) The Board has duly approved the transactions contemplated by this Agreement for the purposes of Section 203 of the DGCL such that the provisions of Section 203 of the DGCL will not apply to the transactions contemplated by this Agreement.

    Section 3.4. NO VIOLATIONS; CONSENTS AND APPROVALS.

    (a) Except as set forth in Schedule 3.4(a) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) assuming stockholder approval as contemplated by Section 6.7 hereof has been obtained, violate any provision of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or the equivalent organizational documents of its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, the provisions of any note, mortgage, indenture, guarantee, lease, license, contract, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) assuming that all consents, authorizations and approvals contemplated by Section 3.4(b) have been obtained and all filings contemplated thereby have been made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their assets; in each case, except for such violations, breaches, defaults, terminations, amendments, cancellations or accelerations which (x) would not prevent the Merger, (y) would not result in a Material Adverse Effect or (z) result from the regulatory status of Parent or Purchaser.

    (b) Except as disclosed in Schedule 3.4(b) of the Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of, any U.S., state, local or foreign court, legislative, executive or regulatory authority or agency (a "Governmental Entity") is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except
(i) applicable requirements under Competition Laws (as defined in Section 6.5(b)), (ii) applicable requirements under the Securities Exchange Act of 1934, as amended and the regulations thereunder (the "Exchange Act"), (iii) the filing of the Certificate of Merger with the Secretary of State, (iv) applicable requirements under state securities or "blue sky" laws of various states or non-United States change-in-control or investment laws or regulations, and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) the failure of which to be obtained or made would not prevent the Merger or result in a Material Adverse Effect or
(y) required as a result of the regulatory status of Parent or Purchaser.

    Section 3.5. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports, forms and documents required to be filed by it since January 1, 1994 under the Exchange Act and has heretofore made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 and December 31, 1995, respectively, and its Amendment to its Annual Report on Form 10-K/A for the year ended December 31, 1995, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1996, respectively, (iii) all proxy statements relating to meetings of stockholders of the Company since January 1, 1994 (in the form mailed to stockholders), (iv) all other forms, reports and registration statements filed by the Company with the SEC since January 1, 1994 (other than registration statements on Form S-8 or Form 8-A, filings on Form T-1 or preliminary materials and registration statements in forms not declared effective) and (v) the unaudited consolidated balance sheet as of December 31, 1996 (the "Balance Sheet"). The documents described in clauses (i)-(iv) above are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933 (the "Securities Act"), as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Company SEC Documents and the Balance Sheet have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the interim financial statements and the Balance Sheet are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. No variation in the balance sheet included in the audited financial statements for the year ended December 31, 1996 delivered to Parent pursuant to
Section 6.3 hereof from the Balance Sheet will result in a Material Adverse Effect.

    Section 3.6. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents or as disclosed in Schedule 3.6 to the Disclosure Schedule, from December 31, 1996 until the date of this Agreement, (i) there has not been a Material Adverse Effect and (ii)(a) the Company has not declared, set aside or paid any dividend or other distribution with respect to its capital stock, (b) neither the Company nor any of its Subsidiaries has issued or disposed of any additional shares of, or securities convertible into or exchangeable for, or options, warrants, or rights of any kind to acquire, any shares of its capital stock of any class or any other ownership interest, other than issuances of shares of the Company in respect of the exercise of options, warrants or rights outstanding as of such date and other than the issuance of shares or ownership interests in the Company or any wholly owned Subsidiary, (c) the Company and its Subsidiaries have not incurred any material indebtedness for borrowed money other than short term indebtedness incurred in the ordinary course of business and indebtedness of Subsidiaries incurred in connection with the acquisition, development, construction or operation of power generation or energy producing facilities, which indebtedness is without recourse to the Company or its assets (other than the assets or earnings of such Subsidiary or such facility), and (d) the Company has not changed any of the accounting principles or practices used by the Company or its Subsidiaries, except as required as a result of a change in law, SEC guidelines or GAAP (or, if applicable with respect to Subsidiaries, applicable foreign generally accepted accounting principles).

    Section 3.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent disclosed in the Company SEC Documents or as disclosed in Schedule 3.7 to the Disclosure Schedule, since the date of the Balance Sheet, the Company and its Subsidiaries have not incurred any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for such liabilities as would not result in a Material Adverse Effect and except for liabilities and obligations resulting from the execution and delivery of this Agreement or relating to the transactions contemplated hereby.

    Section 3.8. PROXY STATEMENT. The Proxy Statement (as defined in Section 6.7(b)) (and any amendment thereof or supplement thereto) at the date mailed to Company stockholders and at the time of the Special Meeting (as defined in Section 6.7(a)), (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or Purchaser for inclusion in the Proxy Statement.

    Section 3.9. EMPLOYEE BENEFIT PLANS; ERISA.

    (a) Schedule 3.9(a) of the Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, deferred stock, stock appreciation right, vacation policy, superannuation, severance or termination pay, hospitalization or other medical, life or other insurance, flexible benefit, cafeteria plan, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by the Company or its Subsidiaries, for the benefit of any employee or former employee of the Company or any of its Subsidiaries employed in the United States (the "Plans"). Schedule 3.9(a) identifies each of the Plans (collectively, the "ERISA Plans") that is an "employee benefit plan," as defined in section 3(3) of the Employee Retirement Security Income Plan of 1974, as amended ("ERISA").

    (b) With respect to each Plan, the Company has heretofore delivered or made available to Purchaser a true and complete copy of each of the following documents:

        (i) the Plan (including all amendments thereto);

        (ii) the most recent annual report and actuarial report with respect to each such Plan, if required under ERISA;

       (iii) the most recent report on Form 5500 and Summary Plan Description, together with each Summary of Material Modifications required under ERISA with respect thereto;

        (iv) if the Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

        (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    (c) Neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or has any obligation with respect to a Plan which is either a defined benefit plan or a money purchase plan or which is subject to Title IV of ERISA.

    (d) No direct or indirect liability under Title IV of ERISA has been incurred by the Company or any of its Subsidiaries with respect to any Plan and the Company does not reasonably expect that it or any of its Subsidiaries will incur liabilities under such Title, other than liabilities that would not have a Material Adverse Effect.

    (e) No ERISA Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any ERISA Plan a plan described in section 4063(a) of ERISA.

    (f) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date. Each ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified (or timely application has been made therefor); to the knowledge of the Company, no event has occurred since the date of such determination that would adversely affect such qualification; and each trust maintained thereunder has been determined by the Internal Revenue Service to be exempt from taxation under section 501(a) of the Code. Except as disclosed in Schedule 3.9(f) of the Disclosure Schedule, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, the Company and its Subsidiaries have substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Plans, each employee benefit plan, policy and arrangement applicable to employees of the Company and its Subsidiaries who are employed outside of the United States has been operated and administered in all material respects in accordance with its terms and applicable law and the Company and its Subsidiaries have substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with each such plan, policy and arrangement, except where a failure to so operate or administer or to perform such obligations would not result in a Material Adverse Effect. There are no pending, or to the actual knowledge of the Company, threatened, material claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits). Except as disclosed in Schedule 3.9(f) of the Disclosure Schedule, as of the date hereof, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans before any Governmental Entity, other than matters that could not reasonably be expected to have a Material Adverse Effect.

    (g) Neither the Company nor any of its Subsidiaries, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any of its Subsidiaries, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either (i) breach of fiduciary duty liability damages under section 409 of ERISA, (ii) a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or (iii) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, except where such damages, penalty or tax would not reasonably be expected to have a Material Adverse Effect.

    (h) Except as set forth in Schedule 3.9(h) to the Disclosure Schedule, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or its Subsidiaries beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

    (i) Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status.

    (j) Except as disclosed in Schedule 3.9(j)(i) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (1) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Plan or (2) create or give rise to any additional vested rights or service credits under any Plan. Except as disclosed in Schedule 3.9(j)(ii) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, nor has the Company or any of its Subsidiaries established any policy or practice, requiring any such entity to make a payment or provide any other form of compensation or benefit to any person performing services for the Company or any of its Subsidiaries upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement. In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made hereunder, under the Plans, or under any other agreement (including, without limitation, the employment and severance agreements listed in Schedule 3.9(j)(iii) of the Disclosure Schedule) which, in the aggregate, would result in imposition of the sanctions imposed under sections 280G and 4999 of the Code.

    (k) Schedule 3.9(k)(i) of the Disclosure Schedule contains a true and complete list of each employment or severance agreement and, to the actual knowledge of the Management Committee and the General Counsel, each consulting agreement with an individual providing for payment obligations in excess of $350,000, pertaining to any employee of the Company or any of its Subsidiaries. The Company has heretofore delivered or made available to Purchaser a true and complete copy of each such employment and severance agreement. Schedule 3.9(k)(ii) of the Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by the Company and its Subsidiaries as of the date of this Agreement. None of said employees are subject to union or collective bargaining agreements with the Company or any of its Subsidiaries.

    Section 3.10. LITIGATION; COMPLIANCE WITH LAW.

    (a) Except as set forth in Schedule 3.10 of the Disclosure Schedule or as disclosed in the Company SEC Documents and except for claims under Environmental Laws (which are the subject of Section 3.14), there is no (i) suit, claim, action, proceeding or investigation (A) pending or, to the actual knowledge of the Company, threatened, against the Company or any of its Subsidiaries which if determined adversely to the Company or such Subsidiaries would have a Material Adverse Effect or (B) as of the date hereof, pending or, to the actual knowledge of the Company, threatened, against the Company or any of its Subsidiaries which if determined ADVERSELY to the Company or such Subsidiaries would prevent the Merger or (ii) judgment, decree, injunction, rule or order of a Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries
(x) which would have a Material Adverse Effect or (y) in effect as of the date hereof which would prevent the Merger.

    (b) Except as disclosed in the Company SEC Documents and except for Environmental Laws (which are the subject of Section 3.14), the operations of the Company and its Subsidiaries are not being conducted in violation of any law, statute, regulation, and judgment, decree, order or injunction of any Governmental Entity, except where such violations would not have a Material Adverse Effect.

    (c) The Company and its Subsidiaries hold all licenses, permits, variances and approvals of Governmental Entities necessary for the lawful conduct of their respective businesses as currently conducted except for licenses, permits, variances or approvals under Environmental Laws (which are the subject of Section 3.14) and except where the failure to hold such licenses, permits, variances or approvals would not have a Material Adverse Effect.

    Section 3.11. INTELLECTUAL PROPERTY. Except as set forth on Schedule 3.11 of the Disclosure Schedule, the Company and its Subsidiaries own, or possess licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information (collectively, "Intellectual Property") necessary in connection with the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess such rights or licenses or valid rights to use would not have a Material Adverse Effect. To the actual knowledge of the Company, except as disclosed in Schedule 3.11 of the Disclosure Schedule,
(i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon any Intellectual Property of any third party except where such infringement would not result in a Material Adverse Effect and
(ii) no Person is infringing upon any Intellectual Property of the Company or its Subsidiaries except where such infringement would not result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of the Company or any Subsidiary with respect to the Intellectual Property owned or used by them, except where such loss or encumbrance would not have a Material Adverse Effect.

    Section 3.12. SIGNIFICANT AGREEMENTS.

    (a) Schedule 3.12(a) of the Disclosure Schedule lists all contracts, agreements and commitments between the Company or any of its Subsidiaries, on the one hand, and on the other hand Dow or any of its affiliates (other than the Company and its Subsidiaries) that will survive the consummation of the Merger, excluding contracts, agreements and commitments which collectively are immaterial to the Company and except for this Agreement and the other agreements entered into in connection with this Agreement (the "Dow Agreements"). The Company has heretofore made available to Parent complete and correct copies of the Dow Agreements and the contracts or agreements of the Company included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by the Company's Form 10-K/A (the Dow Agreements and such other agreements and contracts being referred to herein as the "Significant Agreements").

    (b) Except as set forth in Schedule 3.12(b) of the Disclosure Schedule, to the knowledge of the Company each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms; neither the Company nor any of its Subsidiaries has received written notice of cancellation or termination of any Significant Agreement; and there exists no event of default or occurrence, condition or act on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, on the part of the other parties to the Significant Agreements which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Significant Agreements; except where the failure to be in full force and effect would not have, and such breaches and defaults as would not result in, a Material Adverse Effect.

    (c) Except as disclosed on Schedules 3.4(a) and Schedule 3.12(c) of the Disclosure Schedule, no consents from any third parties under any Significant Agreements are required in connection with the consummation of the Merger, except for such consents, which if not received, would not result in a Material Adverse Effect or prevent the consummation of the Merger.

    (d) Other than the Significant Agreements, and any contract, agreement or commitment previously provided or made available to Parent or Purchaser, there are no contracts or agreements, the performance of which would result in a Material Adverse Effect.

    Section 3.13. TAXES. (a) The Company and its Subsidiaries have (i) filed (or there have been filed on their behalf) with the appropriate governmental authorities all material Tax Returns (as hereinafter defined) required to be filed by them and such Tax Returns are true, correct and complete, and (ii) paid or withheld or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes (as hereinafter defined) that are due and payable or required to be withheld for all taxable periods and portions thereof through the date hereof; (b) except as set forth on Schedule 3.13 of the Disclosure Schedule, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes of the Company or its Subsidiaries, and no assessment, deficiency or adjustment has been asserted with regard to any such Taxes that the Company and its Subsidiaries have not paid or have not made provision for in accordance with GAAP or are contesting in good faith; (c) there are no material liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith; and (d) except as set forth on Schedule 3.13 of the Disclosure Schedule there is not in force any extension of time for the assessment or payment of any Tax with respect to the Company or any Subsidiary of the Company.

    For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental Entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    Section 3.14. ENVIRONMENTAL MATTERS.

    (a) Except as disclosed in the Company SEC Documents or as disclosed in
Schedule 3.14(a) of the Disclosure Schedule, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes the possession of permits and governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except where such non-compliance would not result in a Material Adverse Effect.

    (b) Except as disclosed in the Company SEC Documents or as disclosed in
Schedule 3.14(b) of the Disclosure Schedule, there are no Environmental Claims (as hereinafter defined) pending or, to the actual knowledge of the Company, threatened, against the Company or its Subsidiaries that would result in a Material Adverse Effect.

    (c) As of the date hereof, to the actual knowledge of the Management Committee and the General Counsel of the Company, except as previously disclosed or contained in materials previously provided or made available to Parent or Purchaser, the Company and its Subsidiaries are not subject to any remedial obligations required under Environmental Laws that would result in a Material Adverse Effect.

    (d) Parent and Purchaser acknowledge that the representations and warranties contained in this Section 3.14 are the only representations and warranties being made by the Company with respect to compliance with, or liability or claims under, Environmental Laws or with respect to permits issued or required under Environmental Laws, that no other representation by the Company contained in this Agreement shall apply to any such matters and that no other representation or warranty, express or implied, is being made with respect thereto.

    (e) As used in this Agreement:

        (i) the term "Environmental Claim" means any claim, action, investigation or written notice to the Company or its Subsidiaries by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from (a) the presence, or release into the environment, of any Hazardous Substance (as hereinafter defined) at any location, whether or not owned or operated by the Company or its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation of any applicable Environmental Law;

        (ii) the term "Environmental Laws" means all federal, state, local and foreign laws and regulations, decrees and legal requirements including judicial and administrative decrees, as in effect and as interpreted as of the date hereof, relating to pollution or protection of the environment, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and

       (iii) the term "Hazardous Substance" means chemicals, pollutants, contaminants, solid and hazardous wastes, hazardous and toxic substances, and oil and petroleum products.

    Section 3.15. REQUIRED VOTE BY COMPANY STOCKHOLDERS. The affirmative vote of the holders of at least 66 2/3% of the outstanding Shares entitled to vote hereon is the only vote of any class of capital stock of the Company required by the DGCL, the Amended and Restated Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement and approve the transactions contemplated hereby.

    Section 3.16. BROKERS. Except for Morgan Stanley & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company is solely responsible for the fees and expenses of Morgan Stanley & Co. Incorporated, the amount of which has been previously disclosed to Parent.

    Section 3.17. PUBLIC UTILITY COMPANY; PUBLIC UTILITY REGULATORY POLICIES
ACT.

    (a) Neither the Company nor any of its Subsidiaries is (i) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA"), (ii) except with respect to the Company's Subsidiaries that are "exempt wholesale generators" (as such term is defined in Section 32 of PUHCA) or engaged in power marketing activities, subject to regulation under the Federal Power Act, as amended ("FPA"), other than as contemplated by 18 C.F.R. Section 292.601(c) or 18 C.F.R. Section 35.12 or (iii) except with respect to the Company's Subsidiaries that are "exempt wholesale generators" (as such term is defined in Section 32 of PUHCA) or engaged in power marketing activities, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

    (b) Each of the power generation projects in which the Company or its Subsidiaries has an interest which is subject to the requirements under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.S.C. Section 796, et seq.), and the regulations of the Federal Energy Regulatory Commission ("FERC") promulgated thereunder, as amended from time to time, necessary to be a "qualifying cogeneration facility" and/or a "qualifying small power production facility" (the "QF Projects") meets such requirements. Schedule 3.17(b) sets forth a complete list of the QF Projects.

    (c) Each of the power generation projects in which the Company or its Subsidiaries has an interest which is subject to regulation as an "exempt wholesale generator" (as such term is defined in Section 32 of PUHCA) ("EWG Projects") as of the date hereof meets the requirements to maintain "exempt wholesale generator" status. A complete list of the Company's EWG Projects is disclosed in Schedule 3.17(c) of the Disclosure Schedule.

    (d) Each of the power generation projects in which the Company or its Subsidiaries has an interest which is subject to regulation as a "foreign utility company" (as such term is defined in Section 33 of PUHCA) ("FUCO Projects") as of the date hereof meets the requirements to maintain "foreign utility company" status. A complete list of the Company's FUCO Projects is disclosed in Schedule 3.17(d) of the Disclosure Schedule.

    Section 3.18. FAIRNESS OPINION. The Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view.

    Section 3.19. EXCLUDED SUBSIDIARIES. To the actual knowledge of the Management Committee and the General Counsel of the Company, there is no event or condition with respect to any Excluded Subsidiary that, if the Excluded Subsidiaries were included in the definition of Subsidiaries, would result in a breach of any representation or warranty set forth in this Article III.

    Section 3.20. NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF DOW

    Dow represents and warrants to Parent and Purchaser as follows:

    Section 4.1. ORGANIZATION. Dow is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    Section 4.2. AUTHORIZATION; VALIDITY OF AGREEMENT. Dow has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (which, for purposes of this Agreement shall include all of Dow's obligations under Section 6.12 hereof). The execution and delivery by Dow of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Dow and no other corporate proceedings on the part of Dow are necessary to authorize the execution and delivery of this Agreement by Dow and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Dow and, assuming due authorization, execution and delivery of this Agreement by the Company, Parent and Purchaser, is a valid and binding obligation of Dow enforceable against Dow in accordance with its terms.

    Section 4.3. NO VIOLATIONS; CONSENTS AND APPROVALS.

    (a) Neither the execution and delivery of this Agreement by Dow nor the consummation by Dow of the transactions contemplated hereby will (i) violate any provision of the Certificate of Incorporation or By-Laws of Dow; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Dow is a party or by which its assets may be bound; or (iii) assuming that all consents, authorizations and approvals contemplated by Section 4.3(b) below have been obtained and all filings contemplated thereby have been made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Dow or any of its properties or assets; in each case, except for any such violations, breaches, defaults, terminations, amendments, cancellations or accelerations which would not individually or in the aggregate be reasonably expected to prevent the consummation by Dow of the transactions contemplated by this Agreement.

    (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Dow or the consummation by Dow of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws; (ii) applicable requirements under the Exchange Act;
(iii) applicable requirements under state securities and Blue Sky laws; (iv) applicable requirements pursuant to Section 203 of the FPA; and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings, the failure of which to be obtained or made would not prevent the consummation by Dow of the transactions contemplated by this Agreement.

    (c) As of the date hereof, neither Dow, nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent the consummation by Dow of the transactions contemplated hereby.

    Section 4.4. TITLE TO SHARES.

    (a) The Dow Shares described in Schedule A represent all of the Shares beneficially owned by Dow. Dow is the sole record and beneficial owner of the Dow Shares.

    (b) There are no options or rights to acquire, or any agreements to which Dow is a party relating to, the Dow Shares, other than this Agreement.

    Section 4.5. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Dow (it being understood that Morgan Stanley & Co. Incorporated is acting as investment banker for the Company and is entitled to a fee from the Company in connection with the transactions contemplated by this Agreement).

    Section 4.6. NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither Dow nor any other Person makes any other express or implied representation or warranty on behalf of Dow.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

    Parent and Purchaser represent and warrant to the Company as follows:

    Section 5.1. ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not have a material adverse effect on the business or financial condition of Parent and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement. Parent has previously delivered to the Company complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Purchaser, in each case as currently in effect.

    Section 5.2. AUTHORIZATION; VALIDITY OF AGREEMENT. Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize the execution and delivery of this Agreement by Parent and

Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery of this Agreement by the Company and Dow, is a valid and binding obligation of each of Parent and Purchaser enforceable against each of them in accordance with its terms.

    Section 5.3. NO VIOLATIONS; CONSENTS AND APPROVALS.

    (a) Neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation by Parent and Purchaser of the transactions contemplated hereby will (i) violate any provision of the respective certificate of incorporation or by-laws of Parent or Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) assuming that all consents, authorizations and approvals contemplated by Section 5.3(b) have been obtained and all filings contemplated thereby have been made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets; except for such violations, breaches, defaults, terminations, amendments, cancellations or accelerations which would not materially impair or delay the consummation of the transactions contemplated by this Agreement.

    (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws, (ii) applicable requirements under the Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State, (iv) applicable requirements under state securities or "blue sky" laws of various states or non-United States change-in-control laws or regulations, (v) applicable requirements pursuant to Section 203 of the FPA and (vi) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not materially impair or delay the consummation of the transactions contemplated by this Agreement.

    Section 5.4. PROXY STATEMENT. None of the information supplied by Parent or Purchaser for inclusion in the Proxy Statement (including any amendments or supplements thereto) will, at the date mailed to stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 5.5. INTERIM FINANCIAL CONDITION. The unaudited balance sheet of Parent for the interim period ending September 30, 1996 has been prepared in accordance with GAAP (except as otherwise noted therein and except that the unaudited balance sheet is subject to year-end adjustment and does not contain all footnote disclosures required by GAAP) and fairly presents in all material respects the financial position of Parent as of the date thereof. Since such date, there has not been an adverse effect in Parent's financial condition that would materially adversely affect the ability of Parent or Purchaser to consummate the Merger.

    Section 5.6. FINANCING. Parent and Purchaser will have sufficient funds available (through existing credit arrangements or otherwise) at the Closing to pay the Merger Consideration and to perform their obligations hereunder and the obligations of the Surviving Corporation and its Subsidiaries following the Effective Time.

    Section 5.7. SURVIVING CORPORATION AFTER THE MERGER. At and immediately after the Effective Time, and after giving effect to the Merger and the other transactions contemplated in connection therewith (and any changes in the Surviving Corporation's assets and liabilities as a result thereof), the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur indebtedness beyond its ability to pay such debts as they mature.

    Section 5.8. BENEFICIAL OWNERSHIP OF SHARES; INTERESTED STOCKHOLDER. None of Parent, Purchaser or any of their respective affiliates or associates beneficially owns more than 5% of the outstanding shares of Company Common Stock or any securities convertible into or exchangeable for Company Common Stock.

    Section 5.9. BROKERS. Except for Chase Securities Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and Purchaser. Parent and Purchaser are solely responsible for the fees and expenses of Chase Securities Inc.

    Section 5.10. PUBLIC UTILITY COMPANY; PUBLIC UTILITY REGULATORY POLICIES
ACT.

    (a) Neither Parent, Purchaser nor any of their respective Subsidiaries is
(i) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or a "public utility company" under Section 2(a) of the PUHCA,
(ii) except with respect to their power marketing activities, subject to regulation under the FPA, other than as contemplated by 18 C.F.R. Section 292.601(c) or (iii) subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

    (b) Neither Parent, Purchaser nor any of their respective Subsidiaries is engaged in any activities that would require any filing with, or receipt of regulatory approvals from, the Federal Energy Regulatory Commission under Sections 203 (except with respect to their power marketing activities), 204 or 205 of the FPA in connection with the consummation of the transactions contemplated by this Agreement.

    Section 5.11. ABSENCE OF LITIGATION. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending against, or to the actual knowledge of Parent and Purchaser, threatened against, Parent or Purchaser or any of their respective properties before any Governmental Entity or arbitrator which challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement. As of the date hereof, neither Parent nor Purchaser nor any of their respective properties is subject to any judgment, decree, order or injunction of any Governmental Entity or arbitrator which would prevent or delay the consummation of the transactions contemplated hereby.

    Section 5.12. NO PRIOR ACTIVITIES. Since the date of its incorporation, Purchaser has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

    Section 5.13. NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article V, neither Parent, Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Parent or Purchaser.

                                   ARTICLE VI
                                   COVENANTS

    Section 6.1. INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that after the date hereof and prior to the Effective Time, except as (i) contemplated by this Agreement, (ii) required by applicable law, by any Significant Agreement or by any Plan disclosed on Schedule 3.9(a) of the Disclosure Schedule or (iii) agreed to in writing by Parent:

    (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course and, to the extent consistent therewith, the Company shall use its reasonable best efforts to preserve its business organization and the business organization of its Subsidiaries intact and maintain existing relations with customers, suppliers and employees;

    (b) the Company shall not amend its Amended and Restated Certificate of Incorporation or By-Laws and shall not authorize or vote in favor of, directly or indirectly, any amendment by its Subsidiaries of their respective organizational documents;

    (c) the Company shall not declare, set aside or pay any dividend or other distribution with respect to its capital stock; and neither the Company nor its Subsidiaries shall (i) issue or dispose of any additional shares of, or securities convertible into or exchangeable for, or options, warrants, or rights to acquire, any shares of capital stock of any class of the Company or its Subsidiaries other than issuances of shares of Company Common Stock pursuant to securities, options, warrants, calls, commitments or rights existing at the date hereof and disclosed to Purchaser in writing (including as disclosed in the Company SEC Documents); or (ii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

    (d) neither the Company nor its Subsidiaries shall incur any indebtedness for borrowed money other than (i) short term indebtedness incurred in the ordinary course of business (ii) indebtedness of Subsidiaries incurred in connection with the acquisition, development, construction or operation of power generation or energy producing facilities, which indebtedness is without recourse to the Company or its assets (other than the assets or earnings of such Subsidiary or such facility), and (iii) other indebtedness not in excess of $15 million in the aggregate;

    (e) except as set forth in Schedule 6.1(e) of the Disclosure Schedule, neither the Company nor its Subsidiaries shall (i) except for increases in the ordinary course of business consistent with past practice or to reflect promotions, grant any material increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any employee; (ii) adopt or otherwise materially increase, or accelerate the payment or vesting of the amounts payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; or (iii) enter into or amend in any material respect any existing employment or severance agreement or consulting agreement with any individual consultant (which consulting agreement provides for payments in excess of $350,000) or, except in accordance with the existing written policies of the Company, existing contracts or agreements or in the ordinary course of business consistent with past practice, grant any severance or termination pay to any officer, director, employee or individual consultant of the Company or any of its Subsidiaries;

    (f) neither the Company nor its Subsidiaries shall change the accounting principles used by it unless required by law, SEC guidelines or GAAP (or, if applicable with respect to Subsidiaries, applicable foreign generally accepted accounting principles);

    (g) the Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire any material assets except in the ordinary course of business or incur or commit to incur, or consent to the incurrence by any of the Excluded Subsidiaries, of any capital expenditures (as such term is defined under GAAP) not included in the 1997 project financial models previously provided to Parent except for such capital expenditures not in excess of $1 million per project or more than $15 million in the aggregate;

    (h) the Company shall not permit any individual to subscribe for any additional shares of Company Common Stock under the Stock Purchase Plan; and

    (i) neither the Company nor its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

    Section 6.2. ACQUISITION PROPOSALS.

    (a) The Company and its Subsidiaries will not, directly or indirectly through their respective officers, directors, employees, representatives and agents, (i) initiate, facilitate, encourage or solicit the making of any Acquisition Proposal (as hereinafter defined) or (ii) except as permitted below, engage in negotiations or discussions with, or furnish any non-public information to, any third party relating to an Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the approval of the Merger by the Company's stockholders the Company and the Board (i) may participate in negotiations or discussions (including, as a part thereof, making any counterproposal) with or furnish information to any third party that delivers a written Acquisition Proposal to the Company which was not solicited or encouraged after the date hereof if the Board determines in good faith, after consultation with its outside counsel, that the failure to participate in such discussions or negotiations or to furnish such information could reasonably be expected to constitute a breach of the Board's fiduciary duties under applicable law and (ii) without qualifying the obligations of the Company pursuant to Section 6.7(a) hereof, shall be permitted to (x) take and disclose to the Company's stockholders a position with respect to the Merger or another Acquisition Proposal, or amend or withdraw such position, pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (y) make disclosure to the Company's stockholders, in each case if the Board determines in good faith, after consultation with its outside counsel, that the failure to take such action could reasonably be expected to constitute a breach of the Board's fiduciary duties under, or otherwise violate, applicable law. The Company, Dow and their respective Subsidiaries, officers, directors, employees, representatives and agents shall immediately cease all existing activities, discussions and negotiations with any parties other than Parent and The AES Corporation ("AES") conducted heretofore with respect to an Acquisition Proposal.

    (b) The Company shall promptly advise Parent in writing of any inquiries or proposals relating to an Acquisition Proposal and any actions taken pursuant to
Section 6.2(a) (including the material terms thereof and the identity of the other parties involved).

    (c) Any action by the Board pursuant to the second sentence of Section 6.2(a) shall not change the approval of the Board with respect to this Agreement for purposes of Section 203 of the DGCL.

    (d) For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal made by a third party relating to (i) a merger, recapitalization, share exchange, consolidation, business combination, sale of shares of capital stock or securities convertible into or exercisable or exchangeable for capital stock, tender offer or exchange offer or similar transaction involving the Company including, without limitation, any single or multi-step transaction or series of related transactions or, (ii) the acquisition of any material portion of the business or assets of the Company and its Subsidiaries or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing, in each case other than the transactions contemplated by this Agreement and other than the transactions related to the Company's disposition of its interest in the Tiger Bay project partnership to Florida Power Corporation or its affiliates.

    Section 6.3. AUDITED FINANCIAL STATEMENTS. The Company will deliver to Parent a copy of audited financial statements for the year ended December 31, 1996 (and any consolidating financial statements used in the preparation thereof) promptly after such audited financial statements have been made publicly available.

    Section 6.4. ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, the Company shall afford to Parent and its authorized representatives and, solely with respect to the international operations of the Company and its Subsidiaries, to AES and its authorized representatives, reasonable access during normal business hours upon reasonable prior notice to all of its books and records and, during such period, the Company shall furnish promptly to Parent or AES, as applicable, such financial data and other information concerning its business, properties and personnel as Parent or AES may reasonably request. Parent or AES and their respective authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of the Company and its Subsidiaries. Until the Effective Time, Parent and Purchaser and AES will hold any such information in accordance with the provisions of the confidentiality agreement between the Company and Parent, dated as of November 6, 1996, or between the Company and AES, dated as of October 24, 1996,

(as the case may be "Confidentiality Agreements"), and will cause such information to be so held by their Representatives (as defined in the Confidentiality Agreement). Upon a termination of this Agreement pursuant to
Section 8.1, Parent, Purchaser, AES and their respective Representatives shall return (and hold confidential) all information provided pursuant to this Section
6.4 and all other Information (as defined in the Confidentiality Agreements) pursuant to the procedures set forth in the Confidentiality Agreements. The foregoing shall not require the Company to permit any inspection or to disclose any information which in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality if the Company shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure.

    Section 6.5. FURTHER ACTION; REASONABLE BEST EFFORTS.

    (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using reasonable best efforts to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other parties with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, and the transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Surviving Corporation shall take or cause to be taken all such necessary action. In addition, the Company agrees to use its reasonable best efforts to assist AES in obtaining any necessary authorization, consent and approval with respect to a sale after the Effective Time by Parent or Purchaser to AES of any assets relating to the international operations of the Company and its Subsidiaries.

    (b) Parent, Purchaser, Dow and the Company shall use their respective reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity. Without limiting the foregoing, each of the parties shall cooperate in good faith and consult with each other with respect to filings, communications, agreements, arrangements or consents, written or oral, formal or informal, with the FERC and shall further use their reasonable best effort to obtain any approvals required to be received from the FERC in connection with the consummation of the transactions contemplated by this Agreement.

    (c) Without limiting Section 6.5(b), Dow and Parent shall, as soon as practicable, file Notification and Report Forms under the HSR Act (as defined below) with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation; and Parent and Purchaser shall use their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any Competition Law that is required for the consummation of the transactions contemplated by this Agreement, provided, however, that the foregoing shall not obligate Parent or Purchaser to take any action which would have a material adverse effect on the combined businesses of the Company and its Subsidiaries, and Parent and its affiliates, taken as a whole. "Competition Laws" means federal, state, local or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

    Section 6.6. EMPLOYEE BENEFITS.

    (a) Parent and Purchaser hereby agree to honor without modification or contest, and agree to cause the Surviving Corporation to honor without modification or contest, and to make required payments when due under, all Plans and other agreements listed on Schedule 3.9(k) of the Disclosure Schedule in existence as of the date hereof (or as modified to the extent permitted by Section 6.1); PROVIDED, HOWEVER, that nothing herein shall be construed as preventing Parent from amending or terminating any Plan, to the extent permitted under the terms of such Plan. Purchaser and Parent hereby acknowledge that, notwithstanding the terms of any Plan or award or agreement entered into thereunder, the Merger constitutes a "Change in Control" for purposes of such Plans, awards and agreements and agree to abide by the provisions of any Plan which relate to a Change in Control, including the accelerated vesting and/or payment of equity-based awards under the Stock Plan, Variable Pay Plan and the Stock Purchase Plan.

    (b) Parent and Purchaser hereby agree that, for a period of one year immediately following the Effective Time, they shall, or shall cause the Surviving Corporation to either (i) continue to maintain the employee benefit plans, policies and arrangements established, maintained or contributed to by the Company or its Subsidiaries for the benefit of the employees and former employees of the Company and its Subsidiaries (whether employed in the U.S. or outside the U.S.) on terms no less favorable in the aggregate than those provided on the date hereof to such employees and former employees of the Company and its Subsidiaries or (ii) provide that such employees and former employees of the Company and its Subsidiaries may participate in analogous plans of Parent which provide benefits which in the aggregate are substantially similar to those provided to them under such plans on the date hereof (such analogous plans being referred to herein as the "Parent Plans").

    (c) Parent and Purchaser agree that for purposes of all plans referred to in
Section 6.6(b) and Parent Plans (including all policies and employee fringe benefit programs, including vacations, of the Surviving Corporation) under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to individuals employed by the Company and its Subsidiaries as of the Effective Time ("Company Employees") for service previously credited with the Company or its Subsidiaries prior to the Effective Time, PROVIDED, that such crediting of service does not result in duplication of benefits, and PROVIDED that such crediting of service shall not be given for benefit accrual purposes under any defined benefit plan. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the Plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any Parent Plan for which deductibles or co-payments are required. Parent and Purchaser shall also cause each Parent Plan to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Plan immediately prior to the Effective Time or (ii) waiting period limitation which would otherwise be applicable to a Company Employee on or after the Effective Time to the extent such Company Employee had satisfied any similar waiting period limitation under an analogous Plan prior to the Effective Time.

    Section 6.7. STOCKHOLDERS' MEETING; PROXY STATEMENT.

    (a) The Company shall, in accordance with applicable federal securities laws, the DGCL, the Amended and Restated Certificate of Incorporation and the By-laws of the Company, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and such other matters as may be appropriate at the Special Meeting. Notwithstanding anything in this Agreement to the contrary, the Company shall not take any action which interferes with the convening of the Special Meeting or the taking of a stockholders' vote at that meeting.

    (b) The Company shall prepare and file with the SEC, and Parent, Dow and Purchaser shall cooperate with the Company in such preparation and filing, a preliminary proxy statement or information statement relating to this Agreement and the transactions contemplated hereby and use its reasonable best efforts to furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and, promptly after the completion of any SEC review or notification from the SEC that the preliminary proxy materials will not be subject to comment, cause a definitive proxy statement or information statement (the "Proxy Statement") to be mailed to its stockholders. Subject to the fiduciary obligations of the Board under applicable law, the Company shall include in the Proxy Statement the recommendation of the Board that stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby.

    (c) Parent agrees that (i) it will provide the Company with all information concerning Parent or Purchaser necessary or appropriate to be included in the Proxy Statement and (ii) at the Special Meeting or any postponement or adjournment thereof (or at any other meeting at which the Merger or this Agreement are considered by stockholders), it will vote, or cause to be voted, all of the Shares then owned by, or with respect to which proxies are held by it, Purchaser or any of its other Subsidiaries and affiliates, if any, in favor of the approval and adoption of this Agreement.

    (d) The Company, Parent and Purchaser shall cooperate with one another in the preparation and filing of the Proxy Statement and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Proxy Statement and to respond promptly to any comments or requests made by the SEC with respect to the Proxy Statement. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Proxy Statement, and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company, Parent and Purchaser each agree to correct any information provided by it for use in the Proxy Statement which shall have become, or is, false or misleading.

    Section 6.8. DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

    (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions with respect to indemnification set forth in Article VI of the Company's Amended and Restated Certificate of Incorporation and Article VII of the Company's By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved), in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

    (b) Parent agrees that at all times after the Merger it shall indemnify, or shall cause the Surviving Corporation and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, an employee, director or officer of the Company or of any of the Company's Subsidiaries (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the full extent permitted by applicable law, with respect to any claim, liability loss, damage, cost or expense, whenever asserted or claimed ("Indemnified Liability"), based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time; PROVIDED, HOWEVER, that such indemnity for any such employee seeking indemnification in connection with a proceeding (or part thereof) initiated by such employee shall be required only if such proceeding (or part thereof) was authorized by Parent, the Surviving Corporation or a Subsidiary thereof employing such employee; and PROVIDED, FURTHER, that notwithstanding the immediately preceding clause if a written claim received from or on behalf of an indemnified party is not paid in full within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Surviving Corporation or Parent to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time policies of directors' and officers' liability insurance with a coverage amount of $75 million and equivalent in all other material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time.

    (c) Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Parent shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except to the extent that such failure shall have materially and irreversibly prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party unless such separate counsel is required due to a conflict of interest, in which case the Indemnitors shall be responsible for the fees and expenses of separate counsel. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, which shall not be unreasonably withheld, nor shall any Indemnitors settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining an unconditional general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement.

    (d) The provisions of this Section 6.8 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties.

    Section 6.9. PUBLICITY. None of the Company, Parent, Dow, Purchaser nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement, the Merger or the other transactions contemplated hereby or thereby without prior consultation with the other parties, except as may be required by law or by any listing agreement with a national securities exchange after prior notice has been given to, and all reasonable efforts have been made to consult with the other parties.

    Section 6.10. NO SOLICITATION. Dow agrees that, for a period commencing on the date hereof and ending on the first anniversary of the Closing Date, it will not to the knowledge of the elected officers of Dow, directly or indirectly, solicit for employment any employee of the Company or any of its Subsidiaries.

    Section 6.11. CERTAIN ARRANGEMENTS. (a) Upon the Effective Time, the Company and Dow shall cause to be terminated the agreements set forth in Schedule 6.11(a) of the Disclosure Schedule. Except as provided in the immediately preceding sentence or if terminated pursuant to their respective terms, the

Dow Agreements in effect immediately prior to the consummation of the Merger shall continue in full force and effect following the Effective Time, in accordance with their terms.

    (b) Upon the Effective Time, Parent and Purchaser shall cause Dow to be released as an obligor under the arrangements set forth in Schedule 6.11(b) of the Disclosure Schedule including agreeing that Parent shall become liable for or cause another to become liable for such obligation.

    (c) Effective as of the purchase by Purchaser of the Dow Shares, Dow and its Subsidiaries, on the one hand, and the Company and its Subsidiaries, on the other hand, shall settle and repay all outstanding intercompany obligations between them for borrowed money, in accordance with the terms of such obligations.

    Section 6.12. VOTING AGREEMENT.

    (a) For so long as this Agreement is in effect, Dow shall vote, or cause to be voted, all of the Dow Shares in favor of the approval and adoption of this Agreement and the transactions contemplated thereby.

    (b) For so long as this Agreement is in effect, in any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Dow shall vote or cause to be voted all of Dow's Shares against: (i) any Acquisition Proposal; (ii) any other proposed corporate action of the Company requiring stockholder approval that would prevent or materially delay the consummation of the transactions contemplated by this Agreement; or (iii) any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation of the Company or Dow under this Agreement.

    Section 6.13. EMPLOYEE BENEFITS INDEMNIFICATION. With respect to claims made within three years after the Effective Time, from and after the Effective Time, Dow shall be liable for, and shall indemnify the Company and its Subsidiaries for and hold such entities harmless against any obligations arising out of any employee benefit plans (within the meaning of section 3(3) of ERISA) established, maintained or contributed to by Dow or any corporation (other than the Company or any of its Subsidiaries), trade, business, or entity under common control with Dow, within the meaning of Section 414(b), (c), (m) or (o) of the Code or section 4001 of ERISA.

    Section 6.14. THE DOW SHARES. Dow agrees not to (either directly or indirectly): (i) sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of the Dow Shares (including, without limitation, through the disposition or transfer of control of another person);
(ii) grant any proxies with respect to the Dow Shares, deposit the Dow Shares into a voting trust or enter into a voting agreement with respect to any of the Dow Shares; or (iii) take any action which would be reasonably expected to make any representation or warranty of Dow herein untrue or incorrect in any material respect.

    Section 6.15. ACQUISITION PROPOSALS.

    (a) Dow will not, directly or indirectly through any officer, director, employee, representative, or agent (i) initiate, facilitate, encourage or solicit the making of any Acquisition Proposal, (ii) engage in negotiations or discussions with, or furnish any non-public information to, any third party relating to an Acquisition Proposal, or (iii) agree to or approve any Acquisition Proposal; PROVIDED, that Dow shall not be deemed to have breached its obligations contained in this Section 6.15 by reason of any action taken by the Company or its Board permitted by the second sentence of Section 6.2(a) of this Agreement.

    (b) Dow shall immediately advise Parent in writing of the receipt by Dow of any inquiries or proposals relating to an Acquisition Proposal.

    Section 6.16. TAX MATTERS.

    (a) Dow and Parent shall make a joint election for the Company (and all U.S. corporations that are Subsidiaries of the Company) under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") and under any applicable similar provisions of state or local law with respect to the purchase of the Dow Shares or any deemed purchase of such Subsidiaries (collectively, the "Section 338(h)(10) Elections"). On the Closing Date, Dow and Parent shall exchange completed and executed copies of Internal Revenue Service Form 8023-A and any similar state or local forms (collectively, the "Forms"). If any changes are required in the Forms as a result of information which is first available after such Forms are prepared, the parties will promptly agree on such changes. After all required schedules to support the Forms are completed, Dow and Parent shall file the Forms, which filing shall be made within the time period specified under applicable law. Dow, Parent, and the Company shall make all required filings relating to the Section 338(h)(10) Elections in connection with their federal and applicable state and local income tax returns, and shall cooperate fully with each other with respect to such filings.

    Within 180 days following the Closing Date, Parent shall (i) draft a schedule (the "Allocation Schedule") allocating the Modified Adjusted Deemed Sales Price (as defined in Section 1.338(h)(10)-1(f) of the Treasury regulations) and the Adjusted Deemed Sales Price (as defined in Section 1.338-3(d) of the Treasury regulations) for the Company and each Subsidiary for which Section 338(h)(10) Elections or elections under Section 338(g) of the Code will be made, among the assets of the Company and each such Subsidiary and (ii) deliver such Allocation Schedule to Dow. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 338(h)(10) of the Code and the Treasury regulations thereunder. Each of Parent, on the one hand, and Dow (upon its consent to the Allocation Schedule, which consent shall not be unreasonably withheld) on the other hand, shall report the transactions contemplated hereby, and file all Tax Returns, in each case, for federal, state, local and foreign Tax purposes in accordance with the Allocation Schedule.

    (b) Nothing contained herein shall be construed as altering the rights, obligations and duties of Dow, the Company and any Subsidiaries of the Company to each other pursuant to the Tax Sharing Agreement between Dow and the Company and its Subsidiaries dated May 15, 1996 (the "Tax Sharing Agreement") previously disclosed to Parent and Purchaser. The Tax Sharing Agreement shall continue to govern the rights and obligations of the Company and Dow with respect to the taxable periods for which it is effective. The Tax Sharing Agreement shall be amended effective as of the Closing Date in the form of the First Amendment to the Tax Sharing Agreement which has been previously distributed to Parent.

    Parent shall pay or cause the Company to pay to Dow all amounts required to be paid to Dow under the Tax Sharing Agreement. Dow shall pay to the Company all amounts Dow is required to pay to the Company under the Tax Sharing Agreement.

    (c) (i) Dow shall be liable for, and shall indemnify Parent and Purchaser for and hold Parent and Purchaser harmless against (A) all income Taxes imposed for any taxable year on Dow's "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or any other combined or unitary group for state, local or foreign tax purposes that includes Dow and (B) any incremental amount of state and local income Taxes (not including the use of any losses or other Tax attributes) imposed on the Company and its Subsidiaries (other than any amount of state or local Taxes imposed on a combined or unitary group that includes Dow) for the taxable year that includes the Closing Date, to the extent that such amount is incurred as a result of the Section 338(h)(10) Elections or any election under
Section 338(g) of the Code. Dow shall be entitled to any refund of (or credit for) Taxes allocable or attributable to Taxes for which Dow is liable to Purchaser pursuant to this paragraph (c)(i) of this Section 6.16.

    (ii) Parent and Purchaser shall be liable for, and shall indemnify Dow for and hold Dow harmless against, all Taxes of or imposed on the Company or any Subsidiary of the Company for any taxable period other than those Taxes referred to in paragraph (c)(i) of this Section 6.16. Parent shall be entitled to any refund of (or credit for) Taxes allocable or attributable to Taxes for which Parent is liable to Dow pursuant to this paragraph (c)(ii) of Section 6.16.

    (iii) Notwithstanding anything to the contrary contained herein, Parent shall assume and pay all sales, use, privilege, transfer, stock transfer, real property transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred in connection with any of the transactions contemplated by this Agreement (collectively, "Transfer Taxes") except for such Transfer Taxes imposed on Dow with respect to the sale of the Dow Shares, and Parent shall, at its own expense, accurately file all necessary Tax Returns and other documentation with respect to any Transfer Tax other than Tax Returns which Dow is responsible for filing under applicable law. Parent and Dow agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Transfer Taxes.

    (d) (i) Dow shall file or cause to be filed when due all Tax Returns Dow has elected to file pursuant to the Tax Sharing Agreement and Dow shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and Parent shall file or cause to be filed when due all Tax Returns other than those Tax Returns Dow has elected to file pursuant to the Tax Sharing Agreement that are required to be filed by or with respect to the Company and each of its Subsidiaries and Parent shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

    (ii) None of Parent or any affiliate of Parent shall (or shall cause or permit the Company or any of its Subsidiaries to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company or any of its Subsidiaries with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of Dow.

    (iii) Parent shall promptly cause the Company and each Subsidiary to prepare and provide to Dow all Tax information materials, including, without limitation, schedules and work papers which the Company is required to provide Dow pursuant to the Tax Sharing Agreement. Each of Dow and Parent shall (and shall cause their respective affiliates to): (A) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with clause (i) of this Section 6.16(d), (B) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company and each Subsidiary of the Company, and (C) make available to the other party and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary of the Company, PROVIDED, Dow or Parent (or respective affiliates) has access to information, records or personnel concerning such Tax Returns that is not available to the other party.

    (e) Dow or Parent shall pay the other party for the Taxes for which Dow or Parent, respectively, is liable pursuant to paragraph (c) of Section 6.16 upon the written request of the party entitled to the payment, setting forth in detail the nature and the amount of the Taxes to which the payment relates.

    (f) Each of Dow and Parent shall (and shall cause their respective affiliates to): (A) provide timely notice to the other in writing of any notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim ("Tax Claim") delivered, sent, commenced or initiated to or against the Company or any Subsidiary of the Company by any Taxing authority with respect to taxable periods for which the other may have a liability under this Section 6.16, and (B) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

    (g) Dow shall have the sole right to represent the Company's and each of its Subsidiaries' interests in any Tax Claim, Tax audit or administrative or court proceeding ("Proceeding") relating to any Taxes (A) imposed for any taxable year on Dow's "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or any other combined or unitary group of Dow, (B) imposed on the Company or any Subsidiary of the Company as a result of the

Section 338(h)(10) Elections or elections under Section 338(g) of the Code (or similar provision under state, local or foreign law) pursuant to paragraph (a) of Section 6.16. None of Parent, any of its affiliates, the Company or any Subsidiaries of the Company may settle any Proceeding for any taxable year which may be the subject of indemnification by Dow under paragraph (c) of Section 6.16 without the prior written consent of Dow, which consent may not be unreasonably withheld. Parent shall have the sole right to represent the Company's and each of its Subsidiaries' interests in any Proceeding relating to any Taxes for which Parent could be liable to Dow pursuant to Section 6.16(c) of this Agreement. If the resolution of any Proceeding could adversely affect a party other than the party with the sole right to represent the Company's or any Subsidiary's interest in any Tax Claim then such other party shall have the right to participate in such Proceeding at its own cost and expense.

    (h) Any payment by Parent, Purchaser or Dow pursuant to this Section 6.16 shall be an adjustment to the Merger Consideration.

    (i) The obligations set forth in this Section 6.16 shall be unconditional and absolute and shall remain in effect without limitation as to time.

                                  ARTICLE VII
                                   CONDITIONS

    Section 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

    (a) Any approval required under the FPA to consummate the Merger shall have been obtained;

    (b) Any waiting period applicable to the Merger under the HSR Act and under any other Competition Law that requires a filing prior to the Effective Time shall have terminated or expired;

    (c) This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Company Common Stock; and

    (d) No statute, rule, injunction, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits the consummation of the Merger or makes the Merger illegal.

    Section 7.2. CONDITIONS TO PARENT AND PURCHASER'S OBLIGATION TO EFFECT THE MERGER. The obligation of Parent and Purchaser to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

    (a) The Company and Dow shall have performed in all material respects all of their respective covenants and agreements under this Agreement required to be performed at or prior to the Closing PROVIDED, that with respect to such covenants and agreements of the Company, the foregoing condition shall be deemed satisfied so long as no failure to perform any such covenant or agreement shall have had or would have a Material Adverse Effect;

    (b) The representations and warranties of Dow set forth in this Agreement shall be true and correct in all material respects (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date; and

    (c) The representations and warranties of the Company set forth in this Agreement shall be true and correct (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date; PROVIDED, that the foregoing condition shall be deemed satisfied so long as no failure to be so true and correct shall have had or would have a Material Adverse Effect.

    Section 7.3. CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

    (a) Parent and Purchaser shall have performed in all material respects all of their covenants and agreements under this Agreement required to be performed at or prior to the Closing; and

    (b) The representations and warranties of Parent and Purchaser set forth in this Agreement shall be true and correct in all material respects (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the date of the Closing as if such representations and warranties were made on such date.

                                  ARTICLE VIII
                                  TERMINATION

    Section 8.1. TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

    (a) By the mutual consent of Parent, Dow and the Company; or

    (b) By the Company, Dow or Parent, if: (i) the Merger has not been consummated on or prior to December 31, 1997, or such other date, if any, as Parent, Dow and the Company shall agree upon; provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date; (ii) if the stockholders of the Company fail to approve and adopt this Agreement at the Special Meeting (including any postponement or adjournment thereof) or (iii) any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties hereto shall use their reasonable best efforts to lift) in each case permanently restraining, enjoining or otherwise prohibiting the Merger or making the Merger illegal and such statute, order, decree, regulation or other action shall have become final and non-appealable.

    Section 8.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Purchaser, Dow or the Company except as set forth in Section 9.1 hereof and Section 8.3 hereof and except with respect to the requirement to comply with the Confidentiality Agreements and return and hold confidential Information pursuant to the procedures set forth in Section 6.4. The termination of this Agreement shall not relieve any party from liability for breach of this Agreement except as provided in the second sentence of Section 8.3 hereof.

    Section 8.3. FEE. The Company shall promptly pay to Parent a fee of $65,000,000 in the event that this Agreement is terminated pursuant to Section 8.1(b)(ii). If this Agreement is terminated pursuant to Section 8.1(b)(ii) hereof, the payment of such fee shall be the sole and exclusive remedy against the Company, Dow and their respective Affiliates, officers, directors and representatives in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX
                                 MISCELLANEOUS

    Section 9.1. FEES AND EXPENSES. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

    Section 9.2. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    Section 9.3. AMENDMENT; WAIVER.

    (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment shall be made without the approval of such stockholders if such amendment changes the Merger Consideration or alters or changes any of the other terms or conditions of this Agreement if such alteration or change would materially adversely affect the rights of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    (b) At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    Section 9.4. SURVIVAL. The respective representations and warranties of Parent, Purchaser, Dow and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time, provided however that the representations and warranties of Dow in Section 4.4 of this Agreement shall survive indefinitely following the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

    Section 9.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to the Company, to:

           Destec Energy, Inc.
           2500 CityWest Blvd.
           Suite 150
           Houston, Texas 77042
           Telephone: (713) 735-4261
           Facsimile: (713) 735-4267
           Attention: Marian M. Davenport, Esq.

           with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue
           New York, New York 10022
           Telephone: (212) 735-3000
           Facsimile: (212) 735-2001
           Attention: Roger S. Aaron, Esq.

    (b) If to Dow, to:

           The Dow Chemical Company
           2030 Dow Center
           Midland, Michigan 48674
           Telephone: (517) 636-1000
           Facsimile: (517) 636-0861
           Attention: Jane M. Gootee, Esq.

           with a copy to:

           Mayer, Brown & Platt
           190 South LaSalle Street
           Chicago, Illinois 60603
           Telephone: (312) 782-0600
           Facsimile: (312) 701-7711
           Attention: Scott J. Davis, Esq.

    and:

    (c) if to Parent or Purchaser, to:

           NGC Corporation
           13430 Northwest Freeway, Suite 1200
           Houston, Texas 77040-6095
           Telephone: (713) 507-6816
           Facsimile: (713) 507-6808
           Attention: Kenneth E. Randolph, Esq.

    with a copy to:

           Vinson & Elkins L.L.P.
           2300 First City Tower
           1001 Fannin Street
           Houston, Texas 77002-6760
           Telephone: (713) 758-2222
           Facsimile: (713) 758-2346
           Attention: T. Mark Kelly and
                    Keith R. Fullenweider

    Section 9.6. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "affiliates" and "associates" when used in this Agreement shall have the respective meanings ascribed to them in Rule 12b-2 under the Exchange Act. The phrase "beneficial ownership" and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

    Section 9.7. HEADINGS; SCHEDULES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule to the Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

    Section 9.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

    Section 9.9. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement, and certain other agreements executed by the parties hereto as of the date of this Agreement, constitute the entire agreement, and supersedes all prior agreements and understandings (written and oral), among the parties with respect to the subject matter hereof.

    Section 9.10. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 9.11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

    Section 9.12. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and except to the extent necessary to enforce the provisions of Sections 2.1, 2.3, and 6.8, the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 9.13. CONSENT TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

    IN WITNESS WHEREOF, Parent, Purchaser, Dow and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          DESTEC ENERGY, INC.
                                          By: /s/ ENRIQUE M. LARROUCAU
                                             -----------------------------------
                                             Name: Enrique M. Larroucau
                                             Title: Senior Vice President, Chief
                                                    Financial Officer and
                                                    Treasurer

                                          THE DOW CHEMICAL COMPANY
                                          By: /s/ B.G. TAYLORSON
                                             -----------------------------------
                                             Name: B.G. Taylorson
                                             Title: Corporate Director, M&A

                                          NGC CORPORATION
                                          By: /s/ KENNETH E. RANDOLPH
                                             -----------------------------------
                                             Name: Kenneth E. Randolph
                                             Title: Senior Vice President and
                                                    General Counsel

                                          NGC ACQUISITION CORPORATION II
                                          By: /s/ KENNETH E. RANDOLPH
                                             -----------------------------------
                                             Name: Kenneth E. Randolph
                                             Title: Senior Vice President

                                   SCHEDULE A

                                                                             NUMBER OF SHARES
                                                                             -----------------
The Dow Chemical Company...................................................       45,000,000

                                                                         ANNEX B

                                                               February 17, 1997

Board of Directors
Destec Energy, Inc.
2500 CityWest Blvd., Suite 150
Houston, TX 77042

Gentlemen and Madam:

    We understand that Destec Energy, Inc. ("Destec" or the "Company"), NGC Corporation ("NGC") and a wholly owned subsidiary of NGC ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Destec. Pursuant to the Merger, Destec will become a wholly owned subsidiary of NGC and each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of Destec, other than shares held in treasury or held by NGC or any affiliate of NGC or as to which dissenters' rights have been perfected, will be converted into the right to receive $21.65 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 80 percent of the outstanding shares of Common Stock are owned by The Dow Chemical Company ("Dow") and that, immediately following the Merger, NGC plans to sell certain assets of Destec (the "Asset Sale") to a party not affiliated with Dow, Destec or NGC.

    You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock (including Dow) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    For purposes of the opinion set forth herein, we have:

    i) analyzed certain publicly available financial statements and other information of the Company;

    ii) analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

    iii) analyzed certain financial projections prepared by the management of the Company;

    iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

    v)  reviewed the reported prices and trading activity for the Common Stock;

    vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly traded companies and their securities;

    vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    viii) participated in discussions and negotiations among representatives of the Company, NGC and certain other parties and their financial and legal advisors;

    ix) reviewed the Merger Agreement and certain related documents; and

    x)  performed such other analyses as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not been informed of the price to be paid to NGC pursuant to the Asset Sale.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Dow and Destec and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose, other than reprinted in its entirety in the Proxy Statement relating to the Special Meeting of Stockholders of the Company to be held pursuant to the Merger Agreement, without our prior written consent.

    Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock (including
Dow) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED

                                By:              /s/ DANIEL B. MORE
                                     -----------------------------------------
                                                   Daniel B. More
                                                 MANAGING DIRECTOR

                                                                         ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged PRO RATA against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             Document No. 619-00124

                    DESTEC ENERGY, INC.
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    ANNUAL MEETING OF STOCKHOLDERS, WEDNESDAY, JUNE 4, 1997
P
R       The undersigned stockholder of Destec Energy, Inc., a Delaware
O  corporation (the Company), hereby appoints Charles F. Goff and Keys A.
X Curry, Jr., and each of them, the true and lawful attorneys-in-fact and Y proxies of the undersigned, with full power of substitution to vote all shares of common stock, $.01 par value, of the Company which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held on Wednesday, June 4, 1997, and at any and all adjournments or postponements thereof (the "Annual Meeting").

        ELECTION OF CLASS I DIRECTORS OF THE COMPANY to hold office until the earliest of the 2000 Annual Meeting of Stockholders, the consummation of the Merger, or the election, appointment and qualification of their respective successors.

   NOMINEES:
   Charles F. Goff, Robert W. Gallant, Joel V. Staff

   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS LISTED ON THIS PROXY CARD

       This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the proxy and at the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

       In the absence of specific instructions, this proxy will be voted FOR approval of each of the proposals stated and at the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

        THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT DATED MAY 5, 1997, RELATING TO THE ANNUAL MEETING.

   PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Annual Meeting. You may nevertheless vote in person if you do attend.

                                                               SEE REVERSE SIDE

X Please mark your
  votes as in this
  example.



2.      Election of     FOR   WITHHELD
   Class I         / /     / /
   Directors
        (see reverse)

1. Approval and adoption of the Agreement and Plan of Merger, dated as of February 17, 1997 (the "Merger Agreement"), by and among the Company,
The Dow Chemical Company, NGC Corporation ("NGC") and NGC Acquisition Corporation II, a wholly owned subsidiary of NGC ("Purchaser"), pursuant to which, among other things, Purchaser will merge with and into the Company (the "Merger"). For, except vote withheld from the following nominees(s):


FOR         AGAINST       ABSTAIN
/ /           / /           / /

3. Ratification of the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 or until the Merger is consummated.



SIGNATURE(S)______________________________DATE_________________

SIGNATURE(S)______________________________DATE_________________
Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are
signing.                                                 Document No. 619-00125